                                                                     Exhibit 4.1


                                 TRUST INDENTURE

                                     between

                        NRG SOUTH CENTRAL GENERATING LLC,
                                 as the Issuer

                            LOUISIANA GENERATING LLC,
                          as the Subsidiary Guarantor

                                       and

                            THE CHASE MANHATTAN BANK
                                as Bond Trustee

                                       and

                            THE CHASE MANHATTAN BANK
                               as Depositary Bank

                      ------------------------------------

                           Dated as of March 30, 2000

                      ------------------------------------

                 8.962% Senior Secured Series A Bonds Due 2016
                 9.479% Senior Secured Series B Bonds Due 2024

                                TABLE OF CONTENTS


                                                                             Page


                                    ARTICLE 1

                         DEFINITIONS AND CONSTRUCTION;
                        INDENTURE TO CONSTITUTE CONTRACT

Section 1.1       Definitions; Construction                                    2
Section 1.2       Indenture to Constitute Contract                             3
Section 1.3       Conflict with Trust Indenture Act                            3
Section 1.4       Beneficial Holders                                           4


                                    ARTICLE 2
                                    THE BONDS

Section 2.1       Authorization, Amount, Terms and Issuance of Bonds           4
Section 2.2       Authorization and Terms of the Initial Bonds                 4
Section 2.3       Additional Bonds                                             6
Section 2.4       Record Dates                                                 9
Section 2.5       Form of Bonds                                                9
Section 2.6       Maintenance of Offices and Agencies                         12
Section 2.7       Transfer and Exchange of Bonds                              15
Section 2.8       Execution                                                   22
Section 2.9       Authentication and Delivery                                 23
Section 2.10      Mutilated, Destroyed, Lost or Stolen Bonds                  24
Section 2.11      Temporary Bonds                                             25
Section 2.12      Cancellation and Destruction of Surrendered Bonds           25
Section 2.13      Disposition of Bond Proceeds of Initial Bonds               26
Section 2.14      Payment of Principal and Interest; Principal
                   and Interest Rights Preserved                              26
Section 2.15      Sources of Payments Limited; Rights and
                   Liabilities of the Issuer                                  27
Section 2.16      Allocation of Principal and Interest                        28
Section 2.17      Parity of Bonds                                             28


                                                                             Page

                                    ARTICLE 3
                               REDEMPTION OF BONDS

Section 3.1       Redemption at the Option of the Issuer or the Holders       28
Section 3.2       Mandatory Redemption                                        29
Section 3.3       Redemption Account                                          31
Section 3.4       Prepayment of Guarantor Loans                               31
Section 3.5       Notice of Redemption                                        32
Section 3.6       Bonds Payable on Redemption Date                            33
Section 3.7       Selection of Bonds to be Redeemed                           33
Section 3.8       Bonds Redeemed in Part                                      34
Section 3.9       Change of Control                                           34


                                    ARTICLE 4
                                    COVENANTS

Section 4.1       Reporting Requirements                                      36
Section 4.2       Existence; Governmental Approvals; Compliance
                   with Applicable Laws                                       38
Section 4.3       Title to Assets                                             38
Section 4.4       Payment of Taxes and Claims                                 38
Section 4.5       Books and Records                                           39
Section 4.6       Right of Inspection                                         39
Section 4.7       Use of Proceeds; Depositary Accounts                        39
Section 4.8       Performance of Transaction Documents                        39
Section 4.9       Rating                                                      40
Section 4.10      Rule 144A Information; Other Information                    40
Section 4.11      Auditors                                                    40
Section 4.12      Operation of its Assets                                     40
Section 4.13      Insurance                                                   40
Section 4.14      Third Party Consents                                        41
Section 4.15      Permitted Indebtedness                                      41
Section 4.16      Permitted Liens                                             42
Section 4.17      Guarantees                                                  42
Section 4.18      Business Activities                                         42
Section 4.19      Assignment of Obligations; Additional Agreements            43
Section 4.20      Fundamental Changes; Sale of Assets                         43
Section 4.21      Investments; Transactions with Affiliates                   44
Section 4.22      Finance Documents; Project Documents                        46
Section 4.23      Restricted Payments                                         46

                                                                             Page
Section 4.24      Investment Company Act                                      46
Section 4.25      Taxation                                                    47
Section 4.26      Further Assurances                                          47


                                    ARTICLE 5
                           EVENTS OF DEFAULT; REMEDIES

Section 5.1       Events of Default                                           47
Section 5.2       Remedies Upon an Indenture Event of Default                 51
Section 5.3       Specific Remedies                                           53
Section 5.4       Judicial Proceedings Instituted by Bond Trustee             53
Section 5.5       Control by Holders                                          55
Section 5.6       Waiver of Defaults and Events of Default                    55
Section 5.7       Limitation on Suits by Holders                              55
Section 5.8       Undertaking to Pay Court Costs                              56
Section 5.9       Unconditional Right to Receive Payment                      57
Section 5.10      Application of Monies Collected by Bond Trustee             57
Section 5.11      Waiver of Stay and Extension Laws                           57
Section 5.12      Remedies Cumulative; Delay or Omission Not Waiver           58
Section 5.13      The Intercreditor Agreement                                 58
Section 5.14      Limitation on Holders' Bankruptcy Rights                    59


                                    ARTICLE 6
                             THE DEPOSITARY ACCOUNTS

Section 6.1       Procedures Governing Accounts                               59
Section 6.2       Establishment of Accounts                                   61
Section 6.3       Security Interest                                           61
Section 6.4       Termination                                                 61
Section 6.5       Revenue Account                                             62
Section 6.6       Debt Service Reserve Account                                63
Section 6.7       Restricted Payments                                         64
Section 6.8       Investment of Monies                                        65
Section 6.9       Disposition of Monies Upon Retirement of
                   Bonds and Additional Bonds                                 66
Section 6.10      Account Balance Statements                                  66
Section 6.11      Trigger Events                                              66

                                                                             Page


                                    ARTICLE 7
                                 ACTS OF HOLDERS

Section 7.1       Acts of Holders                                             67
Section 7.2       Purposes for Which Holders' Meeting May Be Called           69
Section 7.3       The Issuer and Holders May Call Meeting                     70
Section 7.4       Persons Entitled to Vote at Meeting                         70
Section 7.5       Determination of Voting Rights; Conduct
                   and Adjournment of Meeting                                 70
Section 7.6       Counting Votes and Recording Action of Meeting              71
Section 7.7       Bonds Owned by Certain Persons Deemed Not Outstanding       72


                                    ARTICLE 8
                             SUPPLEMENTAL INDENTURES

Section 8.1       Amendments and Supplements to Indenture
                   Without Consent of Holders                                 72
Section 8.2       Amendments and Supplements to Indenture
                   With Consent of Holders                                    74
Section 8.3       Amendment of Guarantor Loan Agreement
                   or Guarantor Notes                                         75
Section 8.4       Bond Trustee Authorized to Join in Amendments
                   and Supplements; Reliance on Counsel                       76
Section 8.5       Effect of Supplemental Indentures                           76
Section 8.6       Conformity with Trust Indenture Act                         76
Section 8.7       Reference in Bonds to Supplemental Indentures               76


                                    ARTICLE 9
                     SATISFACTION AND DISCHARGE; DEFEASANCE

Section 9.1       Satisfaction and Discharge of Bonds and Indenture           77
Section 9.2       Defeasance                                                  79
Section 9.3       Survival of Obligations                                     81
Section 9.4       Application of Trust Money                                  81
Section 9.5       Unclaimed Monies                                            81
Section 9.6       Indemnity for US Government Obligations                     82
Section 9.7       Reinstatement                                               82


                                   ARTICLE 10
                                THE BOND TRUSTEE

Section 10.1      Certain Duties and Responsibilities of Bond Trustee         82

                                                                             Page
Section 10.2      Certain Rights of Bond Trustee                              84
Section 10.3      Notice of Defaults                                          85
Section 10.4      Not Responsible for Recitals or Issuance of Bonds           86
Section 10.5      May Hold Bonds                                              86
Section 10.6      Monies Held in Trust                                        86
Section 10.7      Compensation; Reimbursement; Indemnification                87
Section 10.8      Eligibility                                                 88
Section 10.9      Resignation and Removal; Appointment of Successor           88
Section 10.10     Acceptance of Appointment by Successor Bond Trustee         90
Section 10.11     Merger, Conversion, Consolidation or Succession
                   to Business                                                91
Section 10.12     Authorization                                               91
Section 10.13     Disqualification; Conflicting Interests                     91
Section 10.14     Trustee's Application for Instructions from the Company     91


                                   ARTICLE 11
                   HOLDERS' LISTS AND REPORTS BY BOND TRUSTEE

Section 11.1      Names and Addresses of Holders                              93
Section 11.2      Bond Trustee to Furnish Other Information                   93


                                   ARTICLE 12
                            MISCELLANEOUS PROVISIONS

Section 12.1      Third Party Beneficiaries                                   93
Section 12.2      Severability                                                93
Section 12.3      Substitute Notice                                           94
Section 12.4      Notice to Rating Agencies                                   94
Section 12.5      Notices                                                     94
Section 12.6      Successors and Assigns                                      95
Section 12.7      Section Headings                                            95
Section 12.8      Counterparts                                                95
Section 12.9      Governing Law; Submission to Jurisdiction;
                   Waiver of Jury Trial                                       95
Section 12.10     Legal Holidays                                              96
Section 12.11     Limitation of Liability                                     97
Section 12.12     Entire Agreement                                            97
Section 12.13     All Payments in US Dollars                                  97
Section 12.14     Trust Indenture Act                                         97
Section 12.15     Communication Among Holders                                 98

Section 12.16     Officers' Certificates and Opinions of Counsel              98
Section 12.17     Form of Certificates and Opinions Delivered to
                   Bond Trustee                                               99

                   Table of Schedules, Appendices and Exhibits

SCHEDULE I        AMORTIZATION OF PRINCIPAL
SCHEDULE II       ACCOUNT INFORMATION
SCHEDULE III      NOTICE ADDRESSES
SCHEDULE IV       ASSETS SPECIFICALLY HELD FOR RESALE
SCHEDULE 4.16     LIENS
SCHEDULE 4.17     GUARANTEES
SCHEDULE 4.21     INVESTMENTS


APPENDIX A        DEFINITIONS


EXHIBIT A         FORM OF FACE OF BOND
EXHIBIT B         FORM OF TERMS AND CONDITIONS OF BONDS
EXHIBIT C         FORM OF TRANSFER
EXHIBIT D         FORM OF TRANSFER RESTRICTION LEGEND
EXHIBIT E         FORM OF REGULATION S TRANSFER CERTIFICATE
EXHIBIT F         FORM OF RULE 144 TRANSFER CERTIFICATE
EXHIBIT G         FORM OF RULE 144A TRANSFER CERTIFICATE
EXHIBIT H         FORM OF REQUEST FOR INFORMATION FROM THE BOND TRUSTEE
EXHIBIT I         SUBORDINATED INDEBTEDNESS

                                 TRUST INDENTURE


         This TRUST INDENTURE, dated as of March 30, 2000 (this "Indenture"), by and between NRG SOUTH CENTRAL GENERATING, LLC, a limited liability company formed under the laws of the State of Delaware (the "Issuer"), LOUISIANA GENERATING LLC, a limited liability company formed under the laws of the State of Delaware (the "Subsidiary Guarantor") (solely with respect to Sections 6.1, 6.3, 6.5 and 6.7) and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (in such capacity, together with its successors in such capacity, the "Bond Trustee") and depositary bank (in such capacity, together with its successors in such capacity, the "Depositary Bank").



                              W I T N E S S E T H:

         WHEREAS, the Issuer has been formed for the sole purposes of (a) issuing Bonds under this Indenture and incurring other Permitted Issuer Indebtedness, (b) owning the membership interests in the Subsidiary Guarantor and any other Subsidiaries or additional assets as permitted hereunder and (c) entering into those transactions incident hereto; and

         WHEREAS, in furtherance of such purpose, the Issuer has determined to issue the Bonds, initially to be issued in the aggregate principal amount of $800,000,000;

         WHEREAS, the Issuer has entered into the Guarantor Loan Agreement pursuant to which the proceeds of the Bonds will be loaned to the Subsidiary Guarantor to be used, among other things, (i) to finance the costs of the Acquisition and (ii) to pay financing fees and all other fees, expenses, costs and taxes associated with the Acquisition;

         WHEREAS, the Subsidiary Guarantor shall repay the Guarantor Loans to the Issuer in amounts sufficient to enable the Issuer to pay from time to time the principal of, premium (if any), and interest on all Bonds at any time issued and outstanding under this Indenture according to their tenor and to pay other costs of the Issuer and the Bond Trustee incurred in connection with the Bonds, this Indenture and the other Finance Documents;

         WHEREAS, the Subsidiary Guarantor has guaranteed to the Bond Trustee the payment of principal, premium (if any), interest and other amounts due from the Issuer under this Indenture with respect to the Bonds; and

         WHEREAS, the execution and delivery of the Bonds and of this Indenture have been duly authorized and all things necessary to make the Bonds, when executed by the Issuer and authenticated by the Bond Trustee, valid and binding legal obligations of the Issuer and to make this Indenture a valid and binding agreement have been done.

         NOW, THEREFORE, for and in consideration of the premises, the covenants herein contained and the purchase of the Bonds by the Holders thereof, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders, as follows:



                                    ARTICLE 1
                          DEFINITIONS AND CONSTRUCTION;
                        INDENTURE TO CONSTITUTE CONTRACT

                  Section 1.1 Definitions; Construction. (a) Capitalized terms used in this Indenture shall have the respective meanings given to such terms in Appendix A attached hereto, which Appendix A is hereby incorporated by reference herein.

                  (b) The following principles of construction shall apply to this Indenture:

                  (i) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (ii) all references in this Indenture to designated "Articles," "Sections," "Exhibits," and other subdivisions are to the designated Articles, Sections, Exhibits and other subdivisions of this Indenture;

                  (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (iv) unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Indenture and the other Finance Documents and including any agreement, contract or document in substitution or replacement of any of the foregoing;

                  (v) unless the context clearly intends the contrary, pronouns having a masculine or feminine gender shall be deemed to include the other gender;

                  (vi) any reference to any Person shall include its successors and assigns, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities; and

                  (vii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meaning assigned to them therein.

                  Section 1.2 Indenture to Constitute Contract. In consideration of the purchase and acceptance of any or all of the Bonds by those who shall hold the same from time to time, the provisions of this Indenture shall be part of the contract of the Issuer with the Holders of the Bonds, and shall be deemed to be and shall constitute contracts between the Issuer, the Bond Trustee and the Holders from time to time of the Bonds. The provisions, covenants and agreements herein set forth to be performed by or on behalf of the Issuer shall be for the equal and ratable benefit, protection and security of the Holders of any and all of the Bonds. All of the Bonds, regardless of the time or times of their issuance or maturity, shall be of equal rank without preference, priority or distinction of any of the Bonds over any other except as expressly provided in or pursuant to this Indenture.

                  Section 1.3 Conflict with Trust Indenture Act. If any provision hereof, including without limitation, Section 5.13 hereof, limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply in this Indenture as so modified or to be excluded, as the case may be.

                  Section 1.4 Beneficial Holders. Each investor that executes and delivers to the Bond Trustee a "Form of Request for Information from the Bond Trustee" substantially in the form of Exhibit H hereto shall be deemed a "Beneficial Holder" of the Bonds and shall be treated as a Holder of the Bonds for all purposes hereunder.



                               ARTICLE 2
                               THE BONDS

                  Section 2.1 Authorization, Amount, Terms and Issuance of Bonds. (a) Bonds may be issued hereunder from time to time in one or more series (each such series, a "Series"). No Bonds may be issued under this Indenture except in accordance with this Article 2. The maximum principal amount of Bonds which may be issued, authenticated and delivered hereunder is not limited. The Initial Bonds shall be issued in denominations of $100,000 or any amount in excess thereof that is an integral multiple of $1,000.

                  (b) "CUSIP" numbers (if then generally in use) may be printed on the Bonds and, if so, the Bond Trustee shall use CUSIP numbers in notices of redemption as a convenience to the Holders. Neither the Issuer nor the Bond Trustee shall have any responsibility for any defect in the CUSIP number that appears on any bond, check, advice of payment or redemption notice, and any such document may contain a statement to the effect that CUSIP numbers have been assigned by an independent service for convenience of reference and that neither the Issuer nor the Bond Trustee shall be liable for any inaccuracy in such numbers. The Issuer shall promptly notify the Bond Trustee in writing of any change in CUSIP numbers with respect to the Bonds.

                  Section 2.2 Authorization and Terms of the Initial Bonds. (a) The Initial Bonds to be issued under this Indenture are hereby created and the Issuer may issue the Initial Bonds upon execution of this Indenture. The Initial Bonds shall be substantially in the form set forth in Exhibit A and contain substantially the terms and conditions set forth in Exhibit B. The Bond Trustee shall, at the Issuer's written request, authenticate the Initial Bonds and deliver them as specified in such request, without any further action by the Issuer.

                  (b) The Initial Bonds shall be dated as of the Closing Date, shall be issued in the aggregate principal amount set forth below and shall have a stated maturity date and bear interest as set forth below; provided that, pursuant to the terms and provisions of the Registration Rights Agreement, the interest rate of the Initial Bonds shall be increased by one half of one percent (0.50%) per annum from and after the date that a Registration Default occurs, and shall accrue to but not including the date on which such Registration Default shall cease to exist. Notice of the occurrence and cessation of any Registration Default and the date, if any, that a Registration Statement is declared effective shall be set forth in an Officer's Certificate of the Issuer delivered to the Bond Trustee and the Depositary within ten (10) Business Days after the Issuer has obtained knowledge of such event. If a Registration Default occurs subsequent to any Regular Record Date, the Person entitled to receive the increased amount of interest payable as a result of such Registration Default shall receive such additional interest on the Interest Payment Date relating to the next subsequent Regular Record Date. Bonds subsequently issued pursuant to
Section 2.7 shall be dated as of the date of authentication thereof.

    Series        Interest Rate    Stated Maturity Date    Principal Amount
    ------        -------------    --------------------    ----------------
Series A Bonds        8.962%          March 15, 2016         $500,000,000

Series B Bonds        9.479%        September 15, 2024       $300,000,000

                  (c) Interest on the Initial Bonds shall accrue from the Closing Date and shall be paid semi-annually in arrears on each March 15 and September 15, commencing September 15, 2000 and concluding on the Maturity Date for such Series. Interest on the Bonds shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months.

                  (d) Principal of the Initial Bonds shall be paid in an amount, and on the Payment Dates, as set forth on Schedule I hereto.

                  (e) The principal of, premium (if any) and interest on the Bonds shall be payable in immediately available funds and in such coin or currency of the United States which, at the respective dates of payment thereof, is legal tender for the payment of public and private debts. Payment of principal of, premium (if any) and interest on any Initial Bond shall be made by check or draft drawn on a bank having an office located in the United States and mailed on the relevant Payment Date to the Person in whose name such Initial Bond is registered at the close of business on the

Regular Record Date immediately preceding such Payment Date, at such Person's address as it appears on the Securities Register, or by wire transfer to an account maintained by such Person in the continental United States if the Bond Trustee shall have received written notice from such Person requesting such wire transfer and providing the appropriate wire transfer information at least fifteen (15) days prior to the relevant Regular Record Date; provided, however, that if and to the extent there shall be a default in the payment of principal, premium (if any) or interest due with respect to any Initial Bond on any Payment Date, such defaulted interest, premium (if any) and/or principal shall be paid to the Holder in whose name such Initial Bond is registered at the close of business on the Special Record Date determined by the Bond Trustee as provided in Section 2.4. The Issuer shall pay any reasonable administrative costs imposed by banks in connection with the making of payments by wire transfer.

                  Section 2.3 Additional Bonds. (a) Additional Bonds may, upon satisfaction of the conditions set forth in this Section 2.3, be issued in the amounts and for the purposes permitted in this Section 2.3. All Additional Bonds shall bear such date or dates, bear such interest rate or rates, have such maturity dates, redemption dates and redemption premiums, be in such form and be issued at such prices as set forth in the Supplemental Indenture applicable to such Bonds.

         (b) Upon satisfaction of the applicable conditions set forth in this
Section 2.3, the execution and delivery of an appropriate Supplemental Indenture in compliance with clause (e) of this Section 2.3, the execution and delivery of appropriate supplements, amendments or modifications to or of the Finance Documents (in respect of which the consent of the Bond Trustee and the Holders shall not be required), receipt by the Bond Trustee of the written consent of the Subsidiary Guarantor and any Additional Guarantor confirming that the Guarantee applies to the Outstanding Bonds and the Additional Bonds which the Issuer proposes to issue and receipt by the Depositary Bank of an Officer's Certificate from the Issuer confirming that moneys on deposit in the Debt Service Reserve Account or otherwise available pursuant to Acceptable Credit Support shall, in the aggregate, after giving effect to the issuance of such Additional Bonds, be equal to the Debt Service Reserve Required Balance (as such shall be increased to reflect payments due on the Additional Bonds), the Issuer shall execute Additional Bonds and deliver them to the Bond Trustee, and the Bond Trustee, upon the written request of the Issuer, shall authenticate such Additional Bonds and deliver them to the purchasers thereof as may be directed by the Issuer in writing, without any further action of the Issuer; provided, however, that, notwithstanding anything to the contrary contained herein, no Additional Bonds shall be issued hereunder:

                  (A) without the written consent of the Issuer; or

                  (B) at any time when a Default or an Event of Default shall have occurred and be continuing or if such proposed issuance would, upon notice or passage of time, cause a Default or an Event of Default.

         (c) Upon the issuance of any Additional Bonds, the Issuer shall promptly provide the Bond Trustee with a revised Schedule I to this Indenture that will set forth the requirements for the payment of principal of and interest on such Additional Bonds.

         (d) Additional Bonds may be issued by the Issuer; provided that the Bond Trustee shall have received prior to such issuance an Officer's Certificate from the Issuer certifying that (i) each of the conditions set forth in Section 2.3(b) or the relevant Supplemental Indenture has been satisfied, (ii) no Default or Event of Default exists at the time of the issuance of the Additional Bonds and that such issuance will not cause a Default or an Event of Default and
(iii) the incurrence of Indebtedness pursuant to the issuance of Additional Bonds shall comply with Section 4.15(c) subject to the applicable conditions described in such Section.

         (e) Prior to the issuance of Additional Bonds of any Series hereunder, the following shall be established in one or more Supplemental Indentures:

                  (i) the title of the Additional Bonds of such Series (which shall distinguish the Additional Bonds of such Series from all other Bonds) and the form or forms of such Bonds of such Series;

                  (ii) any limit upon the aggregate principal amount of the Additional Bonds of such Series that may be authenticated and delivered under this Indenture (except for Additional Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of such Series and except for Additional Bonds that, pursuant to the last sentence of Section 2.9, are deemed never to have been authenticated and delivered hereunder);

                  (iii) the date or dates on or as of which the Additional Bonds of such Series shall be dated;

                  (iv) the date or dates on which the principal of the Additional Bonds of such Series is payable, the amounts of principal payable on such date or dates and the Regular Record Date for the determination of Holders to whom principal is payable;

                  (v) the rate or rates at which the Additional Bonds of such Series shall bear interest or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the Payment Dates on which such interest shall be payable and the Regular Record Date for the determination of Holders to whom interest is payable and the basis of computation of interest, if other than as provided in Section 2.2(c);

                  (vi) the place or places where the principal of, premium (if any) and interest on the Additional Bonds of such Series shall be payable, Additional Bonds of such Series may be surrendered for registration of transfer or exchange and notices and demands to or upon the Issuer in respect of the Additional Bonds of such Series and this Indenture may be served;

                  (vii) the price or prices (including premium (if any)) at which, the period or periods within which and the terms and conditions upon which the Additional Bonds of such Series may be redeemed, in whole or in part, at the option of the Issuer;

                  (viii) the obligation (if any) of the Issuer to redeem, purchase or repay Additional Bonds of such Series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the price or prices at which, the period or periods within which and the terms and conditions upon which Additional Bonds of such Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

                  (ix) if other than denominations of $100,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Additional Bonds of such Series shall be issuable;

                  (x) the restrictions or limitations (if any) on the transfer or exchange of the Additional Bonds of such Series, including, without limitation, with respect to Bonds to be sold outside the United States pursuant to Regulation S or any other exemption under the Securities Act;

                  (xi) the obligation (if any) of the Issuer to file a registration statement with respect to the Additional Bonds of such Series or to exchange the Additional Bonds of such Series for Additional Bonds registered pursuant to the Securities Act;

                  (xii) any Authorized Agents with respect to the Additional Bonds of such Series; and

                  (xiii) any other terms of such Series (which terms shall not be inconsistent with the provisions of this Indenture).

         Section 2.4 Record Dates. The Person in whose name any Bond is registered at the close of business on any Regular Record Date with respect to any Payment Date shall be entitled to receive the principal, premium (if any) and/or interest payable on such Payment Date notwithstanding the cancellation of such Bond upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Payment Date; provided, however, that if and to the extent there is a default in the payment of the principal, premium (if any) and/or interest due on such Payment Date, such defaulted principal, premium (if any) and/or interest shall be paid pursuant to Section 2.14.

         Section 2.5 Form of Bonds.

         2.5.1 Form Generally. The Initial Bonds and the Bond Trustee's certificate of authentication thereon shall be substantially in the form set forth in Exhibit A and shall contain substantially the terms and conditions set forth in Exhibit B, which exhibits are hereby incorporated in and expressly made a part of this Indenture. The Initial Bonds shall be issued in fully registered form, without interest coupons. Additional Bonds shall be substantially in the form and shall contain the terms established in one or more Supplemental Indentures relating to such Additional Bonds. Any Bond may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or the relevant Supplemental Indenture and may have imprinted or otherwise reproduced thereon such legends or endorsements, not inconsistent with the provisions of this Indenture or the relevant Supplemental Indenture, as may be required to comply with Applicable Law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may, consistently herewith, be determined by the officers executing such Bond, such determination and approval to be evidenced by the execution and authentication thereof. The Bonds shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers executing the Bonds may determine, as evidenced by the execution and authentication thereof. Certificated Bonds may be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Certificated Bonds, as evidenced by the execution and authentication thereof.

         2.5.2 Bonds Sold Pursuant to Rule 144A. Any Initial Bonds offered and sold in their initial distribution in reliance on Rule 144A to Qualified Institutional Buyers shall be issued in the form of a permanent global bond (the "Restricted Global Bond") (which may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate), duly executed by the Issuer and authenticated by the Bond Trustee as hereinafter provided. The Restricted Global Bond shall be registered in the name of the Depositary or its nominee and deposited with the Bond Trustee, at its principal Corporate Trust Office, as custodian for the Depositary.

         2.5.3 Bonds Sold Pursuant to Regulation S. Any Initial Bonds offered and sold in their initial distribution in reliance on Regulation S shall be issued in the form of a permanent global bond (the "Unrestricted Global Bond" and together with the Restricted Global Bond, the "Global Bonds") (which may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate), duly executed by the Issuer and authenticated by the Bond Trustee as hereinafter provided. The Unrestricted Global Bond shall be registered in the name of the Depositary or its nominee and deposited with the Bond Trustee, at its Corporate Trust Office, as custodian for the Depositary, for credit to the respective accounts of Euroclear and Clearstream. Prior to the termination of the Regulation S Restricted Period, beneficial interests in the Unrestricted Global Bond may be held only through Euroclear and Clearstream.

         2.5.4 Bonds Sold to Institutional Accredited Investors. Any Initial Bonds offered and sold in their initial distribution in reliance on an exemption from registration under the Securities Act (other than Rule 144A or Regulation
S) to institutional "accredited investors" (as defined in Rule 501(a)(1), (2),
(3) or (7) of the Securities Act ("Accredited Investors") shall be issued in the form of Certificated Bonds.

         2.5.5 Depositary. (a) The Issuer hereby appoints DTC to act as depositary (in such capacity, together with its successors in such capacity, the "Depositary") with respect to the Global Bonds. The Bond Trustee shall act as custodian of the Global Bonds for the Depositary. So long as the Depositary or its nominee is the registered owner of the Global Bonds, it shall be considered the Holder of the Bonds represented thereby for all purposes hereunder and under the Global Bonds, and neither any members of, or participants in, the Depositary ("Agent Members") nor any other Persons on whose behalf Agent Members may act or shall have any rights hereunder or with respect to the Global Bonds. Notwithstanding the foregoing, nothing herein shall (i) prevent the Issuer, the Bond Trustee or any agent of the Issuer or the Bond Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee, as the case may be, or (ii) impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Bond.

         (b) The Issuer may remove or replace DTC or any successor as Depositary for any reason upon thirty (30) days' written notice to DTC or such successor (with a copy thereof to the Bond Trustee). The Holders shall have no right to a depositary for the Bonds.

         (c) Notwithstanding any other provision of this Indenture or the Bonds, so long as DTC or its nominee is the registered owner of the Bonds:

                  (i) the provisions of the DTC Letter of Representations shall control over the provisions of this Indenture with respect to the matters covered thereby;

                  (ii) presentation of Bonds to the Bond Trustee at redemption or at maturity shall be deemed made to the Bond Trustee when the right to exercise ownership rights in the Bonds through DTC or Agent Members is transferred by DTC on its books; and

                  (iii) DTC may present notices, approvals, waivers or other communications required or permitted to be made by Holders under this Indenture on a fractionalized basis on behalf of some or all of those Persons entitled to exercise ownership rights in the Bonds through DTC or Agent Members.

         Section 2.6 Maintenance of Offices and Agencies.

         2.6.1 Registrar and Paying Agent. Unless otherwise permitted in the relevant Supplemental Indenture: (a) (i) the Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency (the "Registrar") where Bonds may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Bonds or under this Indenture may be served; (ii) the Issuer shall cause a register for the registration of the Bonds and of their transfer and exchange (the "Securities Register") to be kept at the office of the Registrar and (iii) the Issuer hereby initially appoints the Bond Trustee at its Corporate Trust Office as Registrar, and the Bond Trustee hereby accepts such appointment.

         (b) Unless otherwise permitted in the relevant Supplemental Indenture, there shall at all times be maintained in the Borough of Manhattan, the City of New York, and in such other places of payment, if any, as shall be specified for the Bonds in a related Supplemental Indenture, an office or agency (the "Paying Agent") where Bonds may be presented for payment of principal, premium (if any) and interest. The Issuer hereby initially appoints the Bond Trustee at its Corporate Trust Office as Paying Agent, and the Bond Trustee hereby accepts such appointment.

         (c) Whenever the Issuer shall appoint a Paying Agent other than the Bond Trustee, it shall cause, prior to such appointment, each such Paying Agent to execute and deliver to the Bond Trustee an instrument in which such Paying Agent shall agree with the Bond Trustee, subject to the provisions of this
Section 2.6.1, that such Paying Agent shall:

                  (i) hold all sums held by such Paying Agent for the payment of the principal of, premium (if any) or interest on the Bonds in trust for the benefit of the Holders or the Bond Trustee;

                  (ii) give the Bond Trustee within five (5) days thereafter written notice of any default by the Issuer (or any other obligor upon the Bonds) in the making of any such payment of principal, premium (if any) or interest; and

                  (iii) at any time during the continuance of any default by the Issuer or any other obligor in respect of the Bonds, upon the written request of the

         Bond Trustee, forthwith pay to the Bond Trustee all sums so held in trust by such Paying Agent.

         (d) Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Bond Trustee may, to the extent authorized by written instructions of the Bond Trustee, be made to or received or held by any Paying Agent for the account of the Bond Trustee.

         (e) The Issuer shall give prompt written notice to the Bond Trustee of the location, and any change in the location, of the Registrar and Paying Agent. If at any time the Issuer shall fail to maintain a Registrar and/or Paying Agent or shall fail to furnish the Bond Trustee with the location thereof, presentation or surrender of Bonds for registration of transfer or exchange or for payment may be made or served at the Corporate Trust Office of the Bond Trustee in New York City.

         2.6.2 Authenticating Agent. At any time when any Bonds remain Outstanding, the Bond Trustee may appoint an authenticating agent or agents (each an "Authenticating Agent") which shall be authorized to act on behalf of the Bond Trustee to authenticate Bonds issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.10, and Bonds so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Bond Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of Bonds by the Bond Trustee or the Bond Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Bond Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Bond Trustee by an Authenticating Agent). If an appointment of an Authenticating Agent shall be made pursuant to this Section 2.6.2, the Bonds may have endorsed thereon, in addition to the Bond Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

         This Bond is one of the Bonds referred to in the within-mentioned Indenture.




                                     -----------------------------------------
                                     Trustee

                                     Dated:
                                           -----------------------------------

                                     By:
                                        --------------------------------------
                                           Authorized Signatory


         2.6.3 Authorized Agents Generally. (a) Any Registrar, Paying Agent or Authenticating Agent (each an "Authorized Agent") shall be a corporation or other entity organized and doing business under the laws of the United States, of any state or territory thereof or of the District of Columbia, be authorized under such laws to act as Registrar, Paying Agent or Authenticating Agent, as the case may be, be subject to supervision or examination by federal, state, territorial or District of Columbia authority and either have a combined capital and surplus of at least $100,000,000. If such corporation or other entity publishes reports of condition at least annually, pursuant to Applicable Law or to the requirements of said supervising or examining authority, then for purposes of this Section 2.6.3, the combined capital and surplus of such corporation or other entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authorized Agent shall cease to be eligible in accordance with the provisions of this Section 2.6.3, it shall resign immediately in the manner and with the effect hereinafter specified in clause (c) of this Section 2.6.3.

         (b) Any corporation or other entity into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which any Authorized Agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate agency or corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, provided such corporation or other entity shall be otherwise qualified and eligible under this Section 2.6.3, without the execution and filing of any instrument or any further act on the part of any of the parties hereto or such Authorized Agent or successor corporation or other entity.

         (c) Any Authorized Agent may at any time resign by giving written notice of resignation to the Bond Trustee and the Issuer. The Issuer may, and at the request of the Bond Trustee shall, terminate the agency of any Authorized Agent by giving written notice of such termination to such Authorized Agent and to the Bond Trustee. Upon the resignation or termination of any Authorized Agent or in case at any time any Authorized Agent shall cease to be eligible to hold its position under this Section 2.6.3 (when, in either case, no other Authorized Agent performing the functions of such former Authorized Agent shall have been appointed), the Issuer (or the Bond Trustee in the case of any Authenticating Agent) shall promptly appoint one or more qualified successor Authorized Agents approved by the Bond Trustee to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this
Section 2.6.3. The Issuer (or the Bond Trustee in the case of any Authenticating Agent) shall give written notice of any such appointment to all Holders in the manner provided in Section 12.5(b).

         (d) The Issuer shall pay to each Authorized Agent (except any Authenticating Agent) from time to time reasonable compensation for its services hereunder in amounts to be agreed upon by the Issuer and such Authorized Agent.

         Section 2.7 Transfer and Exchange of Bonds. Unless and until a Bond is transferred or exchanged pursuant to an effective registration statement under the Securities Act, the provisions set forth in this Section 2.7 shall apply to the transfer and exchange of such Bond.

         2.7.1 Transfer and Exchange Generally. (a) The Bonds are transferable only upon the surrender thereof for registration of transfer. When a Bond is presented to the Registrar with a duly executed instrument of assignment and transfer substantially in the form of Exhibit C, the Registrar shall register the transfer as requested if such transfer complies with the provisions of this
Section 2.7. Subject to Section 2.2(e), prior to the due presentation for registration of transfer of any Bond, the Person in whose name such Bond is registered shall be treated as the absolute owner of such Bond for the purpose of receiving payment of principal of, premium (if any) and interest on such Bond (whether or not such payment is overdue) and for all other purposes whatsoever, notwithstanding any notice to the contrary. Registration of transfer of any Bond by the Registrar shall be deemed to be an acknowledgment of such transfer by the Issuer.

         (b) When Bonds are presented to the Registrar with a written request to exchange such Bonds for Bonds of the same Series of any authorized denominations and of a like aggregate principal amount, the Registrar shall make the exchange as requested if such exchange complies with the provisions of this Section 2.7. The Registrar shall not be required (i) to issue, register the transfer of or exchange any Bond of any Series during a period beginning at the opening of fifteen (15) Business Days before the day of the mailing of a notice of redemption of Bonds of such Series selected for redemption under Article 3 and ending at the close of business on the day of such mailing or (ii) to issue, register the transfer of or exchange any Bond so selected for redemption in whole or in part, except the unredeemed portion of any Bond redeemed in part.

         (c) Following any request for transfer or exchange of one or more Bonds made in compliance with clause (a) or (b), as the case may be, of this Section 2.7.1, the Issuer shall execute, and the Bond Trustee shall authenticate and deliver, one or more new Bonds of a like principal amount and in such authorized denominations as may be requested. No service charge shall be made for any registration of transfer or exchange of Bonds, but the Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with any transfer or exchange of Bonds; provided, however, that no such requirement of payment shall apply to exchanges made pursuant to Section 2.11 not involving any transfer.

         (d) Transfers or exchanges of the Global Bonds and beneficial interests therein shall be subject to the provisions of Section 2.7.2 and the rules of the Depositary (and Euroclear or Clearstream, if applicable). Transfers or exchanges of Certificated Bonds shall be subject to the provisions of Section 2.7.3.

         (e) Except as otherwise provided herein, the Global Bonds and each Certificated Bond shall bear the Transfer Restriction Legend. By its acceptance of any Bond bearing the Transfer Restriction Legend, whether upon original issuance or subsequent transfer, each Holder of such a Bond acknowledges the restrictions on transfer of such Bond set forth in this Indenture and in the Transfer Restriction Legend and agrees that it will transfer such Bond only as provided in this Indenture. Upon the specific written request of a Holder to remove the Transfer Restriction Legend, the Bond Trustee shall authenticate and deliver a Bond of the same Series with an equivalent principal amount not bearing the Transfer Restriction Legend if there is provided to the Issuer (which the Issuer shall confirm in writing to the Bond Trustee) evidence reasonably satisfactory to the Issuer (which may, at the Issuer's request, include an Opinion of Counsel) that neither the Transfer Restriction Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the Securities Act. Upon a written request for the registration of transfer or exchange of a Bond bearing the Transfer Restriction Legend pursuant to an effective registration statement under the Securities Act and in accordance with any applicable securities laws of any state of the United States, the Registrar shall authenticate and deliver a Bond of the same Series with an equivalent principal amount not bearing the Transfer Restriction Legend. If the Transfer Restriction Legend has been removed from a Bond as provided in this clause (e), the transfer of such Bond shall not be subject to the restrictions on transfer set forth in the Transfer Restriction Legend, and no other Bond issued in exchange for all or any part of such Bond shall bear the Transfer Restriction Legend unless the Issuer has reasonable cause to believe that such other Bond is a "restricted security" within the meaning of Rule 144 and instructs the Registrar in writing to cause the Transfer Restriction Legend to appear thereon.

         (f) All Bonds issued upon any transfer or exchange pursuant to the terms hereof shall be the valid obligations of the Issuer, evidencing the same debt, and shall be entitled to the same benefits under this Indenture as the Bonds surrendered upon such transfer or exchange.

         2.7.2 Transfers and Exchanges of the Global Bonds and Beneficial Interests Therein. (a) Transfers of the Global Bonds shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. So long as any Global Bond remains outstanding and is held by or on behalf of the Depositary, transfers and exchanges of beneficial interests in such Global Bond shall be made in accordance with the provisions of this Section 2.7.2 and in accordance with the rules and procedures of the Depositary to the extent applicable (the "Applicable Procedures").

         (b) Any transfer of a beneficial interest in the Restricted Global Bond to a transferee that will take delivery in the form of a beneficial interest in the Unrestricted Global Bond prior to the termination of the Regulation S Restricted Period shall be registered, subject to the Applicable Procedures, only in accordance with this clause (b). At any time prior to the termination of the Regulation S Restricted Period, upon (i) receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in the Restricted Global Bond to transfer such beneficial interest to a Person that will take delivery in the form of a beneficial interest in the Unrestricted Global Bond, (B) a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such transfer and (C) a certificate of the transferor of the beneficial interest in the Restricted Global Bond substantially in the form of Exhibit E, and (ii) satisfaction of all other conditions imposed by the Applicable Procedures, the Registrar shall (1) reflect in the Securities Register a decrease in the principal amount of the Restricted Global Bond and an increase in the principal amount of the Unrestricted Global Bond, each such adjustment to equal the principal amount of the beneficial interest transferred pursuant to this clause (d), and (2) instruct the Deposi-tary to make the corresponding adjustment to its records and debit and credit the accounts of the appropriate Agent Members in accordance with the Applicable Procedures.

         (c) Any transfer of a beneficial interest in the Restricted Global Bond to a transferee that will take delivery in the form of a beneficial interest in the Unrestricted Global Bond subsequent to the termination of the Regulation S Restricted Period shall be registered, subject to the Applicable Procedures, only in accordance with this clause (c). At any time subsequent to the termination of the Regulation S Restricted Period, upon (i) receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in the Restricted Global Bond to transfer such beneficial interest to a Person that will take delivery in the form of a beneficial interest in the Unrestricted Global Bond, (B) a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such transfer and (C) a certificate of the transferor of the beneficial interest in the Restricted Global Bond substantially in the form of Exhibit E (if transfer is made in reliance on Regulation S) or Exhibit F (if transfer is made in reliance on Rule 144), and
(ii) satisfaction of all other conditions imposed by the Applicable Procedures, the Registrar shall (1) reflect in the Securities Register a decrease in the principal amount of the Restricted Global Bond and an increase in the principal amount of the Unrestricted Global Bond, each such adjustment to equal the principal amount of the beneficial interest transferred pursuant to this clause
(c), and (2) instruct the Depositary to make the corresponding adjustment to its records and debit and credit the accounts of the appropriate Agent Members in accordance with the Applicable Procedures.

         (d) Any transfer of a beneficial interest in the Unrestricted Global Bond to a transferee that will take delivery in the form of a beneficial interest in the Restricted Global Bond, either prior or subsequent to the termination of the Regulation S Restricted Period, shall be registered, subject to the Applicable Procedures, only in accordance with this clause (d). At any time upon (i) receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in the Unrestricted Global Bond to transfer such beneficial interest to a Person that will take delivery in the form of a beneficial interest in the Restricted Global Bond, (B) a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such transfer and (C) a certificate of the transferor of the beneficial interest in the Unrestricted Global Bond substantially in the form of Exhibit G, and (ii) satisfaction of all other conditions imposed by and the Applicable Procedures, the Registrar shall (1) reflect in the Securities Register a decrease in the principal amount of the Unrestricted Global Bond and an increase in the principal amount of the Restricted Global Bond, each such adjustment to equal the principal amount of the beneficial interest transferred pursuant to this clause (d), and (2) instruct the Depositary to make the corresponding adjustment to its records and debit and credit the accounts of the appropriate Agent Members in accordance with the Applicable Procedures.

         (e) No restrictions shall apply with respect to the transfer or registration of transfer of (i) a beneficial interest in the Restricted Global Bond to a transferee that takes delivery in the form of a beneficial interest in the Restricted Global Bond or (ii) a beneficial interest in the Unrestricted Global Bond to a transferee that takes delivery in the form of a beneficial interest in the Unrestricted Global Bond; provided that any transfer described in this clause (e) shall be made in accordance with the Applicable Procedures. The Bond Trustee shall not be deemed to have knowledge of such transfers.

         (f) Persons holding beneficial interests in the Global Bonds may exchange such beneficial interests for one or more Certificated Bonds upon satisfaction of the conditions set forth in this clause (f) and clause (g) below. At any time upon (i) receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in a Global Bond to exchange such beneficial interest for one or more Certificated Bonds and (B) a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such exchange, and (ii) satisfaction of all other conditions imposed by the Applicable Procedures, (1) the Registrar shall (x) reflect in the Securities Register a decrease in the principal amount of the appropriate Global Bond in an amount equal to the beneficial interest exchanged pursuant to this clause (f) and (y) instruct the Depositary to make the corresponding adjustment to its records and debit the account of the appropriate Agent Member in accordance with the Applicable Procedures, and (2) the Issuer shall execute and the Bond Trustee shall authenticate and deliver one or more Certificated Bonds of like tenor and amount bearing the Transfer Restriction Legend. At such time as all interests in a Global Bond have been exchanged for Certificated Bonds or cancelled, such Global Bond shall be cancelled by the Bond Trustee.

         (g) Notwithstanding any contrary provision contained herein, Certificated Bonds shall be issued in exchange for the beneficial interests in the Global Bonds if at any time: (i) the Issuer advises the Bond Trustee in writing that the Depositary is unwilling or unable to continue as depositary for the Global Bonds or is no longer eligible to act as such and in each case the Issuer is unable to appoint a qualified successor depositary; (ii) the Issuer, at its option, elects to terminate the book-entry system through the Depositary with respect to the Global Bonds; or (iii) after the occurrence and continuance of an Indenture Event of Default, beneficial owners holding interests representing an aggregate principal amount of Bonds of not less than fifty-one percent (51%) of the Bonds represented by the Global Bonds advise the Bond Trustee in writing through the Depositary that the continuation of a book-entry system through the Depositary is no longer in such beneficial owners' best interests. Upon the occurrence of any of the events set forth in clauses (i) through (iii) immediately above, the Bond Trustee, upon receipt of written notice thereof and a list of all Persons that hold a beneficial interest in the Global Bonds, shall notify, through the appropriate Agent Members at the expense of the Issuer, all Persons that hold a beneficial interest in the Global Bonds of the issuance of Certificated Bonds. Upon surrender by the Bond Trustee, as custodian for the Depositary, of the Global Bonds and receipt from the Depositary of instructions for re-registration, the Issuer shall execute and the Bond Trustee, upon the written instructions of (A) in the case of the events set forth in clauses (i) and (ii) immediately above, the Issuer, or (B) in the case of the events set forth in clause (iii) immediately above, beneficial owners holding interests representing an aggregate principal amount of Bonds of not less than fifty-one percent (51%) of the Bonds represented by the Global Bonds, authenticate and deliver Certificated Bonds bearing the Transfer Restriction Legend; provided, however, that Certificated Bonds issued in exchange for beneficial interests in the Unrestricted Global Bond at any time subsequent to the termination of the Regulation S Restricted Period shall not, unless determined otherwise in accordance with Applicable Law, be required to bear the Transfer Restriction Legend. Certificated Bonds issued in exchange for beneficial interests in the Global Bonds pursuant to this clause (g) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from Agent Members or otherwise, shall instruct the Bond Trustee.

         2.7.3 Transfers and Exchanges of Certificated Bonds. (a) Any transfer of a Certificated Bond bearing the Transfer Restriction Legend to a transferee that takes delivery in the form of one or more Certificated Bonds shall be registered only in accordance with this clause (a). Upon surrender of any Certificated Bond bearing the Transfer Restriction Legend at the office of the Registrar, together with (A) an executed instrument of assignment and transfer of such Certificated Bond substantially in the form of Exhibit C and (B) a certificate of the transferor of such Certificated Bond (or of the transferee thereof in the case of a transfer made to an institutional Accredited Investor) substantially in the form of Exhibit E (if transfer is made pursuant to Regulation S), Exhibit F (if such transfer is made pursuant to Rule 144), or Exhibit G (if such transfer is made pursuant to Rule 144A), the Bond Trustee shall register such transfer and the Issuer shall execute and the Bond Trustee shall authenticate and deliver in the name of the transferee one or more Certificated Bonds of any authorized denomination in the same aggregate principal amount and of the same maturity as the transferred Certificated Bond, each such new Certificated Bond bearing the Transfer Restriction Legend; provided, however, that Certificated Bonds so delivered shall not be required to bear the Transfer Restriction Legend if there is provided to the Issuer (which the Issuer shall confirm in writing to the Bond Trustee) evidence reasonably satisfactory to the Issuer (which may, at the Issuer's request, include an Opinion of Counsel) that neither the Transfer Restriction Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the Securities Act.

         (b) Any transfer of a Certificated Bond not bearing the Transfer Restriction Legend to a transferee that takes delivery in the form of one or more Certificated Bonds shall be registered only in accordance with this clause
(b). Upon surrender of any Certificated Bond not bearing the Transfer Restriction Legend at the office of the Registrar, together with an executed instrument of assignment and transfer of such Certificated Bond substantially in the form of Exhibit C, (i) the Bond Trustee shall register such transfer and
(ii) the Issuer shall execute and the Bond Trustee shall authenticate and deliver in the name of the transferee one or more Certificated Bonds of any authorized denomination in the same aggregate principal amount and of the same maturity as the transferred Certificated Bond. Each such new Certificated Bond may at the request of the transferee, but shall not be required to, bear the Transfer Restriction Legend.

         (c) Any transfer of a Certificated Bond bearing the Transfer Restriction Legend to a transferee that takes delivery in the form of a beneficial interest in a Global Bond shall be registered only in accordance with this clause (c). Upon (i) surrender of any Certificated Bond bearing the Transfer Restriction Legend at the office of the Registrar, together with (A) an executed instrument of assignment and transfer of such Certificated Bond substantially in the form of Exhibit C, (B) written instructions from the transferor that such Certificated Bond shall be registered in the name of the Depositary or its nominee and (C) a certificate of the transferor of such

Certificated Bond (or of the transferee in the case of a transfer to an institutional Accredited Investor) substantially in the form of Exhibit E (if the transferee will take delivery in the form of a beneficial interest in the Unrestricted Global Bond) or Exhibit G (if the transferee will take delivery in the form of a beneficial interest in the Restricted Global Bond) and (ii) satisfaction of all other conditions imposed by the Applicable Procedures, the Registrar shall (x) register such transfer and cancel such Certificated Bond,
(y) reflect in the Securities Register an increase in the appropriate Global Bond in an amount equal to the Certificated Bond transferred pursuant to this clause (c) and (z) instruct the Depositary to make the corresponding adjustment to its records and credit the account of the appropriate Agent Member in accordance with the Applicable Procedures.

         (d) Any transfer of a Certificated Bond not bearing the Transfer Restriction Legend to a transferee that takes delivery in the form of a beneficial interest in a Global Bond shall be registered only in accordance with this clause (d). Upon (i) surrender of a Certificated Bond not bearing the Transfer Restriction Legend at the office of the Registrar, together with (A) an executed instrument of assignment and transfer of such Certificated Bond substantially in the form of Exhibit C and (B) written instructions from the transferor that such Certificated Bond shall be registered in the name of the Depositary or its nominee, and (ii) satisfaction of all other conditions imposed by the Applicable Procedures, the Registrar shall (x) register such transfer and cancel such Certificated Bond, (y) reflect in the Securities Register an increase in the appropriate Global Bond in an amount equal to the Certificated Bond transferred pursuant to this clause (d) and (z) instruct the Depositary to make the corresponding adjustment to its records and credit the account of the appropriate Agent Member in accordance with the Applicable Procedures.

         (e) Any exchange of a Certificated Bond for one or more Certificated Bonds in different authorized denominations shall be registered only in accordance with this clause (e). Upon surrender of a Certificated Bond at the office of the Registrar, together with a written request to exchange such Certificated Bond for one or more Certificated Bonds in different authorized denominations, (i) the Registrar shall register such exchange and (ii) the Issuer shall execute and the Bond Trustee shall authenticate and deliver in the name of the registered owner one or more Certificated Bonds in any authorized denomination with the same aggregate principal amount and maturity date.

         Section 2.8 Execution. (a) The Bonds shall be executed by an Authorized Officer of the Issuer. The signature of any such Authorized Officer shall be manual or facsimile. Typographical and other minor errors or defects in any signature executing or purporting to execute the Bonds shall not affect the validity or enforceability of any Bond that has been duly authenticated and delivered by the Bond Trustee.

         (b) Any Bond executed pursuant to clause (a) of this Section 2.8 may be issued and shall be authenticated by the Bond Trustee, notwithstanding that any officer signing such Bond or whose facsimile signature appears thereon shall have ceased to hold office at the time of issuance or authentication or shall not have held office at the date of such Bond.

         With the delivery of this Indenture, the Issuer is furnishing to the Bond Trustee, and from time to time thereafter may furnish, an Officer's Certificate certifying the incumbency and specimen signatures of the Authorized Representatives. Until the Bond Trustee receives a subsequent Officer's Certificate, the Bond Trustee shall be entitled to conclusively rely on the last such Officer's Certificate delivered to it for purposes of determining the Authorized Representatives of the Issuer.

         Section 2.9 Authentication and Delivery. A Bond, or any exchange, transfer or replacement thereof, shall not be valid for any purpose until an Authorized Officer of the Bond Trustee or the Authenticating Agent manually signs the certificate of authentication on such Bond substantially in the form set forth in Exhibit A or as otherwise provided in the relevant Supplemental Indenture. Subject to the requirements set forth in this Section 2.9, such authentication shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered under this Indenture and that the Holder thereof is entitled to the benefit of the trust hereby created. The Bond Trustee shall, in accordance with a written order of the Issuer signed by two Authorized Officers, authenticate the Bonds at the initial issuance thereof and deliver them to the purchaser thereof upon payment to the Bond Trustee of the purchase price therefor without any further action by the Issuer. Any Bonds subsequently issued under this Indenture or any relevant Supplemental Indenture shall, in accordance with a written order of the Issuer signed by two Authorized Officers, be authenticated by the Bond Trustee or any Authenticating Agent appointed by the Bond Trustee, and such authentication shall, for all purposes of this Indenture, be deemed to be the authentication of and delivery by the Bond Trustee. Notwithstanding the foregoing, if any Bond shall have been authenticated and delivered hereunder but never issued or sold by the Issuer, and the Issuer shall deliver such Bond to the Bond Trustee for cancellation as provided in Section 2.12 together with a written statement (which need not comply with Section 12.17 and need not be accompanied by an Opinion of Counsel) stating that such Bond has never been issued or sold by the Issuer, for all purposes of this Indenture such Bond shall be deemed never to have been authenticated and delivered hereunder and shall never have been or be entitled to the benefits hereof.

         Section 2.10 Mutilated, Destroyed, Lost or Stolen Bonds. (a) If any Bond shall become mutilated, the Issuer shall execute, and the Bond Trustee shall authenticate and deliver, a new Bond of like tenor, maturity and denomination in exchange and substitution for the Bond so mutilated, but only upon surrender to the Bond Trustee of such mutilated Bond for cancellation, and the Issuer or the Bond Trustee may require indemnity therefor. If any Bond shall be reported lost, stolen or destroyed, evidence as to the ownership and the loss, theft or destruction thereof shall be submitted to the Bond Trustee. If such evidence shall be satisfactory to both the Bond Trustee and the Issuer and indemnity satisfactory to both shall be given, the Issuer shall execute, and thereupon the Bond Trustee shall authenticate and deliver, a new Bond of like tenor, maturity and denomination; provided that neither the Issuer, the Registrar nor the Bond Trustee has notice that such Bond has been acquired by a bona fide purchaser. If, after the delivery of such new Bond, a bona fide purchaser of the original Bond in lieu of which such new Bond was issued presents for payment such original Bond, the Issuer and the Bond Trustee shall be entitled to recover such new Bond from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Bond Trustee in connection therewith. The cost of providing any substitute Bond under the provisions of this Section 2.10 shall be borne by the Holder for whose benefit such substitute Bond is provided. If any such mutilated, lost, stolen or destroyed Bond shall have matured or be about to mature, the Issuer may pay to the Holder thereof the principal amount of such Bond upon the maturity thereof and compliance with the aforesaid conditions by such Holder, without the issuance of a substitute Bond therefor, and likewise pay to the Holder the amount of the unpaid interest, if any, which would have been paid on a substitute Bond had one been issued.

         (b) Every substitute Bond issued pursuant to this Section 2.10 shall constitute an additional contractual obligation of the Issuer, whether or not the Bond alleged to have been mutilated, destroyed, lost or stolen shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionally with any and all other Bonds duly issued hereunder.

         (c) All Bonds shall be held and owned upon the express condition that the foregoing provisions are, to the extent permitted by Applicable Law, exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights and remedies with respect thereto.

         Section 2.11 Temporary Bonds. Pending preparation of definitive Bonds, the Issuer may issue, and upon a written order of the Issuer signed by two Authorized Officers the Bond Trustee shall authenticate and deliver, in lieu of definitive Bonds, one or more temporary printed or typewritten Bonds in the form recited in this Indenture or any relevant Supplemental Indenture, in any authorized denomination. If temporary Bonds are issued, the Issuer shall cause definitive Bonds to be prepared without unreasonable delay. The Bond Trustee shall, in accordance with a written order of the Issuer signed by two Authorized Officers, authenticate and deliver definitive Bonds of such Series of authorized denominations and of like tenor in exchange and upon surrender for cancellation at the appropriate place of payment of an equal principal amount of temporary Bonds, without charge to the Holder of such Bonds. Until so exchanged, temporary Bonds shall in all respects be entitled to the same rights, remedies, security and other benefits under this Indenture and any relevant Supplemental Indenture as definitive Bonds.

         Section 2.12 Cancellation and Destruction of Surrendered Bonds. All Bonds surrendered for payment, redemption, credit against sinking fund payment or registration of transfer or exchange or deemed lost or stolen shall, if surrendered to any Person other than the Bond Trustee, be delivered to the Bond Trustee and may not be reissued or resold. The Issuer may at any time deliver to the Bond Trustee for cancellation any Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever. The Bond Trustee (and no one else) shall promptly cancel all Bonds surrendered for payment, redemption, credit against sinking fund payment or registration of transfer or exchange, and all Bonds surrendered for cancellation by the Issuer. All canceled Bonds held by the Bond Trustee shall be (a) disposed of by the Bond Trustee in accordance with the customary procedures of the Bond Trustee in effect from time to time and certification of their destruction shall be delivered to the Issuer or (b) held by the Bond Trustee in accordance with its standard retention policy in effect from time to time, unless the Issuer shall direct the Bond Trustee that they be returned to it. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section 2.12, except as expressly permitted by this Indenture.

         Section 2.13 Disposition of Bond Proceeds of Initial Bonds. The Bond Proceeds shall, on the Closing Date, be deposited into the Escrow Account and shall be released only upon satisfaction of the conditions set forth in the Escrow Agreement. Upon release of the Bond Proceeds of the Initial Bonds from the Escrow Account, the Bond Trustee shall apply such proceeds to the account of the Issuer for loan by the Issuer to the Subsidiary Guarantor pursuant to the Guarantor Loan Agreement or otherwise in accordance with Section 4.7.

         Section 2.14 Payment of Principal and Interest; Principal and Interest Rights Preserved. Any principal of or interest on any Bond of any Series that is payable, but is not punctually paid or duly provided for, on any scheduled Payment Date of an installment of principal or payment of interest shall forthwith cease to be payable to the Holder on the relevant Regular Record Date and such defaulted principal or interest may be paid by the Issuer, at its election in each case, as provided in paragraph (a) or paragraph (b) below:

         (a) The Issuer may elect to make payment of all or any portion of such defaulted principal or interest to the Persons in whose names the Bonds of such Series (or their respective predecessor Bonds) in respect of which principal or interest is in default are registered at the close of business on a Special Record Date (such date, a "Special Record Date") for the payment of such defaulted principal or interest, which shall be fixed in the following manner. The Issuer shall notify the Bond Trustee and the Paying Agent in writing of the amount of defaulted principal or interest proposed to be paid on each Bond of such Series and the date of the proposed payment, and concurrently there shall be deposited with the Bond Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted principal or interest or there shall be made arrangements acknowledged by the Bond Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted principal or interest as provided in this paragraph. Thereupon, the Bond Trustee shall fix a Special Record Date for the payment of such defaulted principal or interest (together with other amounts payable with respect to such defaulted principal or interest) which shall not be more than fifteen (15) nor less than ten (10) days prior to the date of the proposed payment and not less than ten
(10) days after the receipt by the Bond Trustee of the notice of the proposed payment. The Bond Trustee shall promptly notify the Issuer and the Registrar of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such defaulted principal or interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder of a Bond of such Series at such Holder's address as it appears in the Security Register, not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such defaulted principal or interest and the Special Record Date therefor having been mailed as aforesaid, such defaulted principal or interest shall be paid to the Persons in whose names the Bonds of such Series (or their respective predecessor Bonds) are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph (b).

         (b) The Issuer may make, or cause to be made, payment of any defaulted principal or interest (together with other amounts payable with respect to such defaulted interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds in respect of which principal or interest is in default may be listed, and, upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Bond Trustee of the proposed payment pursuant to this paragraph, such payment shall be deemed reasonable by the Bond Trustee.

Subject to the foregoing provisions of this Section 2.14, each Bond delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

         Section 2.15 Sources of Payments Limited; Rights and Liabilities of the Issuer. All payments of principal and premium, if any, and interest to be made in respect of the Bonds and this Indenture and any relevant Supplemental Indenture shall be made only from the payments from the revenues or other income of the Issuer, the Subsidiary Guarantor, any Additional Guarantor, the Collateral, any Acceptable Credit Support and the income and proceeds received by the Bond Trustee, the Depositary Bank or Collateral Agent therefrom. Each Holder, by its acceptance of a Bond, agrees that (a) it will look solely to the revenues or other income of the Issuer, the Subsidiary Guarantor, any Additional Guarantor, the Collateral, any Acceptable Credit Support and the income and proceeds received by the Bond Trustee, the Depositary Bank or Collateral Agent therefrom to the extent available for distribution to such Holder as herein provided or provided in the Security Documents, (b) none of the Members, or any of their respective past, present or future members, partners, officers, directors or shareholders or other related Persons, or the Bond Trustee shall be personally or otherwise liable to any Holder, nor shall any of the Members, or any of their respective past, present or future members, partners, officers, directors or shareholders or other related Persons, be personally or otherwise liable to the Bond Trustee, for any amounts payable under any Bond or for any liability under this Indenture or any other Transaction Document, except as provided therein, and (c) recourse shall be otherwise limited in accordance with Section 12.11.

         Section 2.16 Allocation of Principal and Interest. Except as otherwise provided in Section 3.8, each payment of principal of and premium, if any, and interest on each Bond shall be applied, first, to the payment of accrued but unpaid interest on such Bond (as well as any interest on overdue principal or, to the extent permitted by Applicable Law, overdue interest) to the date of such payment, second, to the payment of the principal amount of and premium, if any, on such Bond then due (including any overdue installment of principal) thereunder, and third, the balance, if any, to the payment of the principal amount of such Bond remaining unpaid.

         Section 2.17 Parity of Bonds. Except as otherwise provided in this Indenture, any relevant Supplemental Indenture or the other Security Documents, all Bonds of a Series issued and outstanding hereunder rank on a parity with each other Bond of the same Series, and with all Bonds of each other Series and each Bond of a Series shall be secured equally and ratably by this Indenture, any relevant Supplemental Indenture or the other Security Documents with each other Bond of the same Series and with all Bonds of each other Series, without preference, priority or distinction of any one thereof over any other by reason of difference in time of issuance or otherwise, and each Bond of a Series shall be entitled to the same benefits and security in this Indenture, any relevant Supplemental Indenture or the other Security Documents as each other Bond of the same Series and with all Bonds of each other Series.



                                    ARTICLE 3
                               REDEMPTION OF BONDS

         Section 3.1 Redemption at the Option of the Issuer or the Holders.

         (a) The Issuer, at its option, may redeem the Bonds, pro rata within the Series of Bonds being redeemed, in whole or in part, at any time on any Business Day, at a price equal to the Redemption Price plus the Redemption Premium (if any).

         (b) Subject to Section 3.9, within thirty (30) days following a Change of Control, the Issuer shall offer (a "Change of Control Offer") to redeem all or any part of the Bonds held by any Holder and any Holder, acting pursuant to Article 7, may elect to accept the Issuer's Change of Control Offer to redeem all or any part of the Bonds held by such Holder at a price equal to 101% of the principal amount of the Outstanding Bonds being redeemed plus interest accrued and unpaid to but excluding the Redemption Date; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase any Bonds pursuant to this Section 3.1(b) to the extent that the Issuer has exercised its rights to redeem such Bonds as otherwise described in Sections
3.1 and 3.2.

         (c) If the Issuer elects to redeem the Bonds pursuant to clause (a) of this Section 3.1, or any Holder elects to accept the Issuer's Change of Control Offer in accordance with clause (b) of this Section 3.1, it shall deliver to the Bond Trustee, at least thirty (30) days prior to the latest date upon which notice of redemption is required to be given to the Holders pursuant to Section
3.5 (unless a shorter notice period shall be satisfactory to the Bond Trustee), an Officer's Certificate specifying the Redemption Date upon which such redemption shall occur and the Series and principal amount of Bonds to be redeemed.

         Section 3.2 Mandatory Redemption. (a) Unless otherwise provided in a Supplemental Indenture, the Bonds shall be redeemed, pro rata within the Series of Bonds being redeemed, in whole or in part, as follows:

                  (i) if an Event of Loss occurs with respect to the Project or other non-nuclear electric generating or district energy assets owned by the Issuer and the Issuer or the Subsidiary Guarantor (or the Collateral Agent on their behalf) receives Loss Proceeds in connection with such Event of Loss in excess of $10,000,000 and the Project or such other asset is not or cannot be repaired, rebuilt or replaced in accordance with an Approved Restoration Plan, such Loss Proceeds in excess of $10,000,000 shall be used to redeem the Bonds in accordance with this Section 3.2 at a price equal to the Redemption Price and to prepay any other outstanding Secured Obligations on a pro rata basis;

                  (ii) if an Event of Loss occurs with respect to the Project or other non-nuclear electric generating or district energy assets owned by Issuer and the Project or such other asset is repaired, rebuilt or replaced in accordance with an Approved Restoration Plan and the Issuer or the Subsidiary Guarantor (or the Collateral Agent on their behalf) receives Loss Proceeds in excess of $5,000,000 in excess of the cost of such repair, rebuilding or replacement in connection with such Event of Loss, such Loss Proceeds in excess of $5,000,000 shall be used to redeem the Bonds in accordance with this
         Section 3.2 at a price equal to the Redemption Price and to prepay any other outstanding Secured Obligations on a pro rata basis;

                  (iii) if a Title Event occurs with respect to the Project or other non-nuclear electric generating or district energy assets owned by the Issuer and the Issuer or the Subsidiary Guarantor (or the Collateral Agent on their behalf) receives proceeds in connection with such Title Event in excess of $10,000,000, such proceeds in excess of $10,000,000 shall be used to redeem the Bonds in accordance with this
         Section 3.2 at a price equal to the Redemption Price and to prepay any other outstanding Secured Obligations on a pro rata basis;

                  (iv) if an Involuntary PPA Buy-Out occurs and the Issuer or the Subsidiary Guarantor (or the Collateral Agent on their behalf) receives proceeds from such event in excess of $5,000,000, such proceeds in excess of $5,000,000 shall be used to redeem the Bonds in accordance with this Section 3.2 at a price equal to the Redemption Price and to prepay any other outstanding Secured Obligations on a pro rata basis; unless (A) the Issuer or the Subsidiary Guarantor enters into a replacement power purchase agreement that contains terms and conditions substantially similar to the terminated power purchase agreement and an Authorized Officer of the Issuer delivers an Officer's Certificate to the Bond Trustee certifying that such event would not reasonably be expected to result in a Material Adverse Effect or (B) each Rating Agency confirms in writing that such PPA Buy-Out will not result in a Ratings Downgrade;

                  (v) if a Voluntary PPA Buy-Out occurs and the Issuer or the Subsidiary Guarantor (or the Collateral Agent on their behalf) receives proceeds from such event in excess of $5,000,000, such proceeds in excess of $5,000,000 shall be used to redeem the Bonds in accordance with this Section 3.2 at a price equal to the Redemption Price plus the Redemption Premium and to prepay any other outstanding Secured Obligations on a pro rata basis; unless (A) the Issuer or the Subsidiary Guarantor enters into a replacement power purchase agreement that contains terms and conditions substantially similar to the terminated power purchase agreement and an Authorized Officer of the Issuer delivers an Officer's Certificate to the Bond Trustee certifying that such event would not reasonably be expected to result in a Material Adverse Effect or (B) each Rating Agency confirms in writing that such PPA Buy-Out will not result in a Ratings Downgrade;

                  (vi) if the closing of the Acquisition has not occurred on or prior to May 31, 2000 or cannot occur due to the circumstances set forth in Exhibit B to the Escrow Agreement, then all of the Outstanding Bond Proceeds shall be redeemed in accordance with this Section 3.2 at a price equal to the Redemption Price.

         (b) Unless otherwise provided in a Supplemental Indenture, the Initial Bonds and the Additional Bonds shall be redeemed on a pro rata basis in accordance with the aggregate outstanding principal amount of such Bonds.

         (c) If the Issuer is required to redeem the Bonds in accordance with
Section 3.1(b) or this Section 3.2, it shall deliver to the Bond Trustee, promptly upon the occurrence of the event resulting in such obligation to redeem, an Officer's Certificate specifying the Series and principal amount of Bonds to be redeemed, the Redemption Price, the applicable Redemption Premium (if any), the paragraph of this Indenture pursuant to which the Bonds are being redeemed and, subject to the requirements of Section 3.4, the Redemption Date for such redemption, which Redemption Date shall be (x) except as set forth in clause (z) below, within ninety (90) days of the occurrence of the event resulting in the Issuer's obligation to redeem the Bonds in accordance with this
Section 3.2, (y) within ten (10) days after the end of the period specified in the Change of Control Offer for acceptance thereof in accordance with Section
3.9 or (z) within five (5) Business Days of the occurrence of the event resulting in the Issuer's obligation to redeem the Bonds in accordance with clause (a)(vi) of this Section 3.2.

         Section 3.3 Redemption Account. Prior to any redemption, the Bond Trustee shall establish a special purpose trust fund (the "Redemption Account"). At least one (1) Business Day prior to the Redemption Date for any redemption of Bonds pursuant to this Article 3, the Issuer and/or the Subsidiary Guarantor shall deposit or cause to be deposited in the Redemption Account an amount (in immediately available funds) which, together with monies received by the Bond Trustee for such purpose from the Collateral Agent or the Depositary Bank, is sufficient to redeem on such Redemption Date the Bonds called for redemption in accordance with this Article 3.

         Section 3.4 Prepayment of Guarantor Loans. On or prior to the Redemption Date for any redemption of Bonds pursuant to this Article 3, the Issuer shall (a) cause the Subsidiary Guarantor or any Additional Guarantor (as applicable) to prepay or reduce the principal amount of its Guarantor Loans pursuant to Section 2.4(b) of the Guarantor Loan Agreement and (b) deposit the monies received from such prepayment into the Redemption Account pursuant to
Section 3.3.

         Section 3.5 Notice of Redemption. (a) Unless otherwise specified in the Supplemental Indenture relating to the Bonds of a Series to be redeemed, notice of redemption shall be given in the manner provided in Section 12.5(b) to the Holders of any Bonds to be redeemed pursuant to this Article 3 at least thirty
(30) days but not more than sixty (60) days prior to the Redemption Date for such redemption (unless a shorter period shall be satisfactory to the Bond Trustee); provided that notice of any redemption pursuant to Section 3.2(a)(vi) shall be given to the Holders immediately upon the occurrence of such event and the Redemption Date shall be as set forth in Section 3.2. All notices of redemption shall state the following:

                  (i) the Redemption Date;

                  (ii) the Redemption Price and any applicable Redemption
         Premium;

                  (iii) if less than all Outstanding Bonds are to be redeemed,
         (x) the identification of the particular Bonds to be redeemed, (y) the aggregate principal amount of Bonds to be redeemed and (z) a statement to the effect that after the Redemption Date, upon surrender of such Bonds, new Bonds in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (iv) the name and address of the Paying Agent;

                  (v) that Bonds called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and any applicable Redemption Premium;

                  (vi) that on the Redemption Date, the Redemption Price and any applicable Redemption Premium will become due and payable upon each Bond to be redeemed or portion thereof, and that interest thereon shall cease to accrue as of and after said date;

                  (vii) a statement to the effect that the availability in the Redemption Account on the Redemption Date of an amount of immediately available funds to pay the Redemption Price and any applicable Redemption Premium in full is a condition precedent to the redemption;

                  (viii) the paragraph of this Indenture pursuant to which the Bonds are being redeemed; and

                  (ix) the CUSIP number, if any, relating to the Bonds being redeemed.

         (b) Notice of redemption of Bonds to be redeemed at the election of the Issuer pursuant to Section 3.1 shall be given by the Issuer or, at the Issuer's written request by the Bond Trustee, in the name and at the expense of the Issuer. Notice of a mandatory redemption pursuant to Section 3.2 shall be given by the Bond Trustee in the name and at the expense of the Issuer. Any notice of redemption given in accordance with this Section 3.5 shall be conclusively presumed to have been given whether or not a Holder receives such notice. In any case, failure to give such notice as herein provided or any defect in the notice given to a Holder of any Bond designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Bond.

         Section 3.6 Bonds Payable on Redemption Date. Upon the giving of notice pursuant to Section 3.5 and the satisfaction of the conditions, if any, set forth in such notice, the Bonds or portions thereof called for redemption in such notice shall become due and payable on the Redemption Date and at the Redemption Price (plus any applicable Redemption Premium) specified in such notice, and as of and after the Redemption Date such Bonds or portions thereof shall cease to bear interest. Upon surrender of any such Bond for redemption in accordance with such notice, such Bond or portions thereof shall be paid and redeemed by the Issuer at the Redemption Price therefor plus any applicable Redemption Premium; provided, however, that any payment of interest on any Bond the Payment Date of which is on or prior to the Redemption Date shall be payable to the Holder of such Bond registered as such at the close of business on the relevant Regular Record Date in accordance with the terms of this Indenture and such Bond and subject to the provisions of Section 2.14.

         Section 3.7 Selection of Bonds to be Redeemed. Unless otherwise provided in a Supplemental Indenture, any redemption of Bonds pursuant to this
Article 3 shall be among all Series of Bonds on a pro rata basis. If less than all the Bonds of a

Series are to be redeemed pursuant to this Article 3, the Bond Trustee shall redeem the Bonds of such Series on a pro rata basis among the Outstanding Bonds of such Series not previously called for redemption in whole. The Bond Trustee shall notify the Issuer promptly of the Bonds selected for redemption and, in the case of any Bonds selected for partial redemption, the principal amount thereof to be redeemed.

         Section 3.8 Bonds Redeemed in Part. (a) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bonds redeemed or to be redeemed only in part, to the portion of the principal amount of such Bonds that has or is to be redeemed.

         (b) Any Bond that is to be redeemed only in part shall be surrendered at the place of payment therefor (with, if the Issuer or the Bond Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Bond Trustee duly executed by the Holder thereof or its attorney duly authorized in writing) and, upon such surrender, the Issuer shall execute, and the Bond Trustee shall authenticate and make available for delivery to the Holder of such Bond (at the expense of the Issuer but without any further action on the part of the Issuer), a new Bond of the same Series, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the remaining unpaid principal amount of the surrendered Bond.

         (c) Upon any partial redemption of Bonds of any Series in accordance with this Article 3, the scheduled principal amortization of the Bonds of such Series as set forth on Schedule I shall be reduced by an amount equal to the product of the scheduled principal amortization of the Bonds of such Series then in effect and a fraction, the numerator of which is equal to the principal amount of the Outstanding Bonds of such Series to be redeemed and the denominator of which is the principal amount of the Outstanding Bonds of such Series immediately prior to such redemption. In connection with any such partial redemption, the Issuer shall furnish the Bond Trustee, prior to such redemption, with an Officer's Certificate setting forth the amortization schedule for the remaining Bonds of such Series after giving effect to such redemption. Notwithstanding any other provision of this Indenture, if any Bond called for redemption shall not be paid upon surrender thereof for redemption, the principal of such Bond shall, until paid or provided for, bear interest from the date fixed for redemption at the interest rate specified in such Bond.

         Section 3.9 Change of Control.

         (a) Within thirty (30) days following any Change of Control, the Issuer shall notify the Bond Trustee thereof in writing and give a Change of Control Offer to each Holder in the manner provided in Section 12.5(b). Each Change of Control Offer shall state:

                  (i) that a Change of Control has occurred and that such Holder has the right to require the Issuer to repurchase all or any portion of such Holder's Bonds at a repurchase price in cash equal to 101% of the outstanding principal amount thereof, together with accrued and unpaid interest thereon to but excluding Redemption Date (subject to the right of Holders of record on the Regular Record Date or Special Record Date, as applicable, to receive interest due on the relevant Payment Date in accordance with the terms of this Indenture);

                  (ii) the Redemption Price and the expiration date of the Change of Control Offer, which will be a Business Day no earlier than thirty (30) days nor later than sixty (60) days from the date such Change of Control Offer is mailed, or such later date as is necessary to comply with any applicable requirements of the Exchange Act;

                  (iii) the Redemption Date for such Change of Control Offer, which will be a Business Day not more than ten (10) days following the expiration of the Change of Control Offer;

                  (iv) that any Bond not tendered will continue to accrue interest pursuant to its terms;

                  (v) that any Bonds accepted for payment pursuant to the Change of Control Offer will cease to accrue interest as of and after the Redemption Date;

                  (vi) that Holders accepting the Change of Control Offer will be required to surrender the Bond to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day immediately preceding the Redemption Date; and

                  (vii) any other procedures consistent with this Section 3.9 that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance, including procedures of the Depositary.

         (b) Notwithstanding paragraph (a) above, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if another Person makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.9 applicable to a Change of Control Offer made by the Issuer and purchases all the Bonds validly tendered and not withdrawn under such Change of Control Offer.

         (c) The Issuer will comply with the applicable tender offer rules, including Rule-14e under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.9, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.



                                    ARTICLE 4
                                   COVENANTS

         Section 4.1 Reporting Requirements. The Issuer shall furnish or cause to be furnished to the Bond Trustee and each Rating Agency and, the Bond Trustee, at the Issuer's reasonable expense, in the case of clauses (i) and (ii) below, shall furnish or cause to be furnished to any Holder, prospective Holder or any owner of a beneficial interest in any Global Bond upon written request of such Holder or beneficial owner substantially in the form of Exhibit H hereto, (which request may indicate that it is a continuing request for such information until further notice):

                  (i) as soon as available and in any event within sixty (60) days after the end of the first three quarterly accounting periods of each Obligor's respective fiscal years (commencing with the quarter ending June 30, 2000, (x) Unaudited Financial Statements consolidated for the Issuer and each of its Subsidiaries for such period and (y) Unaudited Financial Statements consolidated for each Obligor and each Additional Guarantor for such period, each accompanied by an Officer's Certificate of the Issuer (1) to the effect that such Unaudited Financial Statements fairly present the financial condition and results of operations of each such Person (on a consolidated basis) on the dates and for the periods indicated in accordance with GAAP (other than with respect to the notes and normally recurring year-end adjustments),
         (2) setting
         forth management's discussion and analysis of the financial condition and results of operations described therein and (3) setting forth the quarterly Debt Service Coverage Ratio for such fiscal quarter;

                  (ii) as soon as available and in any event within one hundred five (105) days after the end of each Obligor's respective fiscal year (commencing with the fiscal year ended December 31, 2000, (x) Annual Audited Financial Statements consolidated for the Issuer and each of its Subsidiaries for such fiscal year and (y) Annual Audited Financial Statements consolidated for each Obligor and each Additional Guarantor for such fiscal year, each accompanied by an audit opinion thereon by the Auditors, which opinion shall state that (1) said financial statements of each such Person (on a consolidated basis) present fairly the financial position, results of operations and cash flows of each such Person (on a consolidated basis) at the end of, and for, such fiscal year in accordance with GAAP, (2) nothing has come to their attention that any Indenture Default or Indenture Event of Default under Section 4.23 has occurred and is continuing, or, if such event has occurred and is continuing, a statement as to the nature thereof and (3) the annual Debt Service Coverage Ratio for such fiscal year; provided, however that such opinion may be limited to the extent required by accounting rules or guidelines;

                  (iii) concurrently with the delivery of the financial statements in clauses (i) and (ii) above, an Officer's Certificate (A) certifying to the best knowledge of the Authorized Representative as to the occurrence of any event or condition which constitutes a Default, and if Default has occurred specifically stating the details thereof and any action taken or proposed to be taken with respect thereto and
         (B) describing any change in GAAP or in the application thereof that has occurred since the date of the most recent prior Annual Audited Financial Statements delivered pursuant to clause (ii) above and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; and

                  (iv) promptly and in any event within ten (10) days after receiving notice of the occurrence of any litigation, claim, proceeding or controversy pending, or the receipt by either Obligor of a written threat of any such litigation, claim, proceeding or controversy involving or affecting either Obligor or the Project that would in any case reasonably be expected to result in a Material Adverse Effect, notice of the same.

         Section 4.2 Existence; Governmental Approvals; Compliance with Applicable Laws. (a) The Issuer shall at all times preserve and maintain in full force and effect its existence as a limited liability company in good standing under the laws of the State of Delaware and its qualification to do business in each other jurisdiction in which the character of properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect provided, however, that (i) the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 4.20 and (ii) the Issuer may change its status as a limited liability company if the Rating Agencies confirm in writing that the change will not result in a Ratings Downgrade and the Issuer otherwise complies with its obligations under the Finance Documents.

         (b) The Issuer shall (i) obtain all Governmental Approvals necessary for the transaction of its business as conducted or proposed to be conducted and
(ii) cause the Subsidiary Guarantor to maintain its status as an EWG except in either case where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

         (c) The Issuer shall comply with all Applicable Laws (including Environmental Laws) and Governmental Approvals applicable to it, and all other acts, rules, regulations, permits, orders and requirements of any legislative, executive, administrative or judicial body relating to the issuance of the Bonds by the Issuer and performance by the Issuer of its obligations hereunder, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

         Section 4.3 Title to Assets. The Issuer shall preserve and maintain good, valid and marketable title or leasehold rights to the Mortgaged Property and its assets constituting part of the Collateral (excluding any real property that is not part of the Mortgaged Property) (subject to no Liens other than Permitted Liens) except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided, however, that nothing in this Section 4.3 shall prevent the Issuer from disposing of any asset subject to terms and provisions of Section 4.20.

         Section 4.4 Payment of Taxes and Claims. The Issuer shall, prior to the time that penalties shall attach thereto, pay and discharge or cause to be paid or discharged all Taxes, assessments and governmental charges or levies imposed upon it or its income or profits except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided that the Issuer shall not be required to pay any such obligation if (a) such charges are being diligently contested in good faith by appropriate proceedings, and (b) adequate reserves are established with respect to the contested items (in accordance with GAAP). The Issuer shall promptly pay or cause to be paid any valid, final non-appealable judgment enforcing any such Tax, assessment, governmental charge or levy and shall cause the same to be satisfied of record, as applicable.

         Section 4.5 Books and Records. The Issuer shall at all times keep proper books of record and account truly and fairly reflecting the financial condition and results of operations of the Issuer in which full, true and correct entries in conformity with GAAP and all Applicable Laws shall be made of all dealings and transactions in relation to its business and activities.

         Section 4.6 Right of Inspection. Upon reasonable advance written notice, the Issuer shall permit the Bond Trustee or its representative to visit and inspect, in the presence of representatives of the Issuer, if reasonably requested by the Bond Trustee, any of the properties of the Issuer, and to examine and make copies of the books of record and accounts of the Issuer as reasonably necessary and discuss the affairs, finances and accounts of the Issuer with, and be advised as to the same by, its officers, all at such reasonable times and intervals and to such reasonable extent as the Bond Trustee may request.

         Section 4.7 Use of Proceeds; Depositary Accounts. (a) The Issuer shall use all Bond Proceeds solely (i) to make loans to the Subsidiary Guarantor pursuant to the Guarantor Loan Agreement or supplements thereto, (ii) to pay financing fees and all other fees, expenses, costs and taxes associated with the Acquisition and (iii) to make required deposits to the Debt Service Reserve Account (unless funded in whole by Acceptable Credit Support).

         (b) Unless otherwise provided in this Indenture, the Issuer shall cause all Project Revenues to be deposited into the Revenue Account and shall cause the balance in the Debt Service Reserve Account to, at all times, be equal to the Debt Service Reserve Required Balance (taking into account any Acceptable Credit Support available thereto).

         Section 4.8 Performance of Transaction Documents. The Issuer shall perform all of its material covenants and agreements contained in any of the Transac-tion Documents to which it is a party, except where such nonperformance would not reasonably be expected to result in a Material Adverse Effect.

         Section 4.9 Rating. The Issuer shall comply with all reasonable requests from each of the Rating Agencies for information and notices related to the Bonds and shall not request that either Rating Agency stop rating the Bonds.

         Section 4.10 Rule 144A Information; Other Information. Unless a registration statement shall have previously become effective with respect to the Bonds, at any time when the Issuer is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, upon the request of any Holder or any owner of a beneficial interest in a Global Bond, the Issuer shall promptly furnish to such Holder or beneficial owner, to a prospective purchaser of a Bond or beneficial interest therein designated by such Holder or beneficial owner, or to the Bond Trustee for delivery to such Holder, beneficial owner or prospective purchaser, as the case may be, all information specified in, and meeting the requirements of, paragraph (d)(4) of Rule 144A in order to permit compliance by such Holder or beneficial owner with Rule 144A in connection with a resale of Bonds pursuant to Rule 144A.

         Section 4.11 Auditors. The Issuer shall retain PricewaterhouseCoopers LLP or another nationally recognized firm of independent certified public accountants the United States to act as its auditors and authorize such firm to communicate directly with the Bond Trustee and the Collateral Agent.

         Section 4.12 Operation of its Assets. The Issuer shall maintain and operate its assets (excluding those held by any of its Subsidiaries) in accordance with prudent independent power industry practice.

         Section 4.13 Insurance. (a) The Issuer shall at all times maintain, with responsible, reputable and financially sound insurance carriers, and provide satisfactory evidence of, customary insurance in such amounts (subject to reasonable and customary deductibles and sublimits) and with terms and conditions in accordance with prudent independent power industry practice. All policies (other than workers' compensation) shall name the Collateral Agent and the Bond Trustee as loss payee or additional insured.

         (b) Each insurance policy obtained by the Issuer and the Subsidiary Guarantor shall provide for at least ten (10) days' written notice to the Bond Trustee and the

Collateral Agent of cancellation, reduction in amount of coverage or any other material change in coverage.

         Section 4.14 Third Party Consents. The Issuer shall use commercially reasonable efforts to obtain Third Party Consents with respect to each material Project Document entered into by the Issuer after the Closing Date.

         Section 4.15 Permitted Indebtedness. The Issuer shall not create or incur or suffer to exist or cause to be created, incurred or suffered to exist any Indebtedness except the following (collectively, "Permitted Issuer Indebtedness"):

         (a) Indebtedness incurred pursuant to this Indenture and the Initial Bonds;

         (b) Indebtedness incurred pursuant to Additional Bonds issued in accordance with the provisions of Section 2.3;

         (c) Indebtedness provided that:

                  (i) an Authorized Officer of the Issuer certifies to the Bond Trustee in writing that no Default or Event of Default has occurred and is continuing or will occur after giving effect to the incurrence of such Indebtedness and the application of the net proceeds thereof;

                  (ii) an Authorized Officer of the Issuer certifies to the Bond Trustee in writing that after giving effect to the incurrence of such Indebtedness, the minimum annual Projected Debt Service Coverage Ratio for each fiscal year through the Final Maturity Date for the Bonds (starting in the fiscal year in which the Indebtedness is incurred) with the longest maturity, will not be less than 1.5 to 1; and

                  (iii) written confirmation from each Rating Agency then rating the Bonds that the incurrence of such Indebtedness will not result in a Rating Downgrade.

         (d) Indebtedness related to Permitted Liens;

         (e) Indebtedness represented by interest rate protection agreements with respect to other Permitted Issuer Indebtedness;

         (f) Indebtedness in the form of a working capital facility in an aggregate principal amount not to exceed, at any one time outstanding, (i) $40,000,000 (Escalated)plus (ii) upon the acquisition of an Additional Guarantor or additional district energy assets, 5% of the Indebtedness incurred by the Issuer in connection with such acquisition; provided that the outstanding principal amount of such Indebtedness shall be reduced to zero for five (5) days each year;

         (g) Indebtedness owed to the Subsidiary Guarantor or any Additional Guarantor; and

         (h) Subordinated Indebtedness.

         Section 4.16 Permitted Liens. The Issuer shall not create or suffer to exist or permit any Lien upon or with respect to any of its properties except Permitted Liens.

         Section 4.17 Guarantees. The Issuer shall not become liable, directly or indirectly, in connection with any Guarantee Obligation, except for (i) endorsements and similar obligations in the ordinary course of business; (ii) guarantees existing on the Closing Date as set forth on Schedule 4.17; and (iii) guarantees to (w) NRG Power Marketing, (x) the Subsidiary Guarantor, (y) any Additional Guarantor or (z) any other Person that has entered into a power marketing agreement with the Subsidiary Guarantor, the Issuer or any Additional Guarantor, entered into by the Issuer in the ordinary course of business in connection with fuel procurement, sales or purchases of power and emissions credits directly related to the Project or the other non-nuclear electric generating or district energy assets of the Issuer or any Additional Guarantor, so long as such activities are not for speculative purposes; provided that with respect to guarantees in favor or Persons described in clause (z), each Rating Agency confirms in writing that such guarantee will not result in a Ratings Downgrade.

         Section 4.18 Business Activities. The Issuer shall not engage in any activities other than (a) those contemplated by this Indenture, any Supplemental Indenture and the other Finance Documents and activities incidental thereto, (b) the acquisition or creation of the Subsidiary Guarantor, any Additional Guarantors or Unrestricted Subsidiaries; provided that, (i) prior to acquiring or creating any Additional Guarantor, the Issuer shall obtain written confirmation from each Rating Agency that such action will not result in a Ratings Downgrade; (ii) each Additional Guarantor shall enter into a loan agreement containing covenants substantially similar to those set forth in Sections 3.13, 3.14, 3.15, 3.16, 3.18, 3.19, 3.21, 3.22 and

3.23 of the Guarantor Loan Agreement; and (iii) each Additional Guarantor shall enter into a guarantee of payments due on the Bonds substantially similar to the Guarantee and (c) the acquisition, ownership, construction, development, operation and maintenance of non-nuclear electric generating or district energy assets in the United States; provided that, prior to acquiring or constructing such additional assets, the Issuer shall obtain written confirmation from each Rating Agency that such action will not result in a Ratings Downgrade.

         Section 4.19 Assignment of Obligations; Additional Agreements. Other than assignments to the Collateral Agent, the Issuer shall not assign any of its rights or obligations under any material Project Document or enter into any additional material Project Document unless (a) an Authorized Officer of the Issuer certifies in writing that the transactions contemplated by such assignment or additional Project Document would not reasonably be expected to result in a Material Adverse Effect or (b) each Rating Agency confirms in writing that the assignment or entering into such additional Project Document would not result in a Ratings Downgrade.

         Section 4.20 Fundamental Changes; Sale of Assets. Except as otherwise permitted under the Indenture, any Supplemental Indenture or other Finance Documents, (a) the Issuer shall not, and shall not permit the Subsidiary Guarantor or any Additional Guarantor to, enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except that, if at the time no Default exists or is caused by such action: (i) the Subsidiary Guarantor, any Additional Guarantor or any Unrestricted Subsidiary may merge into the Issuer in a transaction in which the Issuer is the surviving corporation; provided that any Indebtedness the Issuer assumes in such transaction is permitted under Section 4.15 hereof (ii) the Subsidiary Guarantor, any Additional Guarantor or any Unrestricted Subsidiary may merge into the Subsidiary Guarantor or an Additional Guarantor in a transaction in which the surviving entity is the Subsidiary Guarantor or such Additional Guarantor and the Issuer's economic interest in each merging Subsidiary's assets shall not have been diminished as a result of such merger; and (iii) the Subsidiary Guarantor or any Additional Guarantor may liquidate or dissolve if the assets of that Subsidiary Guarantor or Additional Guarantor are transferred to the Subsidiary Guarantor or an Additional Guarantor (provided that the Issuer's economic interest in such assets would not be diminished as a result thereof) if the Issuer determines in good faith that such liquidation or dissolution is in the best interests of the Issuer and would not reasonably be expected to result in a Material Adverse Effect.

         (b) The Issuer shall not sell, lease, transfer, assign or otherwise dispose of (in one transaction or in a series of transactions) any of its assets unless such transaction is a Permitted Asset Sale.

         (c) The Issuer shall not amend its certificate of formation or any other organizational document unless such amendment is (i) for the purpose of authorizing the issuance of Additional Bonds in accordance with Section 2.3,
(ii) in connection with a name change and (iii) otherwise permitted by Section 4.2.

         Section 4.21 Investments; Transactions with Affiliates. (a) The Issuer shall not directly or indirectly, make investments, loans or advances or acquire the stock, obligations or securities of any Person except:

                  (i) loans to the Subsidiary Guarantor or any Additional Guarantor with the funds borrowed in accordance with the Indenture;

                  (ii) investments in Cash Equivalents;

                  (iii) investments outstanding on the Closing Date as set forth on Schedule 4.21;

                  (iv) operating deposits with banks;

                  (v) investments in Unrestricted Subsidiaries with funds that
         (x) could otherwise be distributed in accordance with this Indenture or
         (y) otherwise with the proceeds of additional equity contributions to the Issuer made explicitly for this purpose;

                  (vi) investments by the Issuer in the Subsidiary Guarantor or any Additional Guarantors;

                  (vii) investments in another Person, if as a result of such investment (x) such other Person becomes an Additional Guarantor or (y) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to an Obligor or an Additional Guarantor;

                  (viii) investments representing capital stock or obligations issued to the Issuer in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Issuer;

                  (ix) investments acquired by the Issuer in connection with any asset sale permitted under the Indenture to the extent such investments are non-cash proceeds as permitted under the Indenture;

                  (x) any investment to the extent that the consideration therefore is capital stock (other than redeemable capital stock) of the Issuer;

                  (xi) amounts constituting Restricted Payments which the Issuer would be permitted to make under Section 4.23; and

                  (xii) additional investments up to but not exceeding $10,000,000 (Escalated) outstanding at any one time in the aggregate among the Obligors and any Additional Guarantor.

         For purposes of clause (xii) of this Section, the aggregate amount of an investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, including any securities, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash or other property in respect of such investment; the amount of an investment shall not in any event be reduced by reason of any write-off of such investment not increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividend, distributed or otherwise paid out.

         (b) The Issuer shall not enter into any transaction or series of related transactions with any Affiliate except (i) transaction in the ordinary course of business at prices and on terms not less favorable than a comparable transaction entered into on arm's-length basis; (ii) transactions between or among the Issuer, the Subsidiary Guarantor or any Additional Guarantor not involving any other Affiliate; (iii) any Restricted Payment otherwise permitted by the terms and conditions of this Indenture; and (iv) transactions that are contemplated by any Transaction Document entered into on or prior to the Closing Date or any extension, renewal or replacement thereof that would not reasonably be expected to result in a Material Adverse Effect.

Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) reasonable and customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Issuer or any Subsidiary entered into in the ordinary course of business; (ii) loans and advances to officers directors and employees of the Issuer or any Subsidiary for reasonable travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business; (iii) the incurrence of intercompany Indebtedness which constitutes Permitted Indebtedness and (iv) transactions pursuant to agreements in effect on the date hereof.

         Section 4.22 Finance Documents; Project Documents. (a) The Issuer shall not consent to, enter into or grant any amendment, waiver, consent, change or modification to the Finance Documents, or assign any of its obligations thereunder, except in accordance with this Indenture.

         (b) The Issuer shall enforce all of its material rights under the Finance Documents for the benefit of the Bond Trustee and the Holders. The Issuer shall exercise all remedies under the Finance Documents (including acceleration of the Guarantor Note) as directed in writing by the Collateral Agent, acting pursuant to the Intercreditor Agreement, and in accordance with the terms of this Indenture.

         (c) The Issuer shall not enter into or grant any amendment, waiver, consent or change or modification, or permit the cancellation or termination of, any Project Document unless such action (i) would not reasonably be expected to result in a Material Adverse Effect or (ii) shall otherwise be permitted by the terms and conditions of this Indenture.

         Section 4.23 Restricted Payments. The Issuer shall not declare nor make any Restricted Payments or direct any Restricted Payments to be made by or on behalf of the Subsidiary Guarantor, except for payments permitted under Section
6.7 hereof.

         Section 4.24 Investment Company Act. The Issuer shall not take any action which will cause it to be in violation of the Investment Company Act of 1940 (as such act may be amended, modified or supplemented from time to time) including all rules and regulations promulgated thereunder.

         Section 4.25 Taxation. The Issuer shall not elect or cause itself to be treated as a corporation for United States federal or state income tax purposes and shall not take any action which will cause it to be treated as a corporation for United States federal or state income tax purposes unless in connection with a change permitted under Section 4.2.

         Section 4.26 Further Assurances. (a) The Issuer shall execute and deliver, from time to time as reasonably requested by the Bond Trustee or the Collateral Agent or as necessary, at the Issuer's expense, such other documents in connection with the rights and remedies of the Bond Trustee and the Holders granted or provided for by the Finance Documents and to consummate the transactions contemplated therein.

         (b) The Issuer shall, at its own expense, take all reasonable actions necessary to establish, maintain, protect, perfect and continue the perfection of the Liens created by this Agreement and the Security Documents and its rights and title and the rights and title of the Bond Trustee and the Holders to the Issuer Collateral in such manner and in such places as in the opinion of counsel to the Issuer, the Bond Trustee or the Collateral Agent is required by Applicable Law in order to fully preserve and protect the rights of the Collateral Agent and the Bond Trustee, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.



                                    ARTICLE 5
                           EVENTS OF DEFAULT; REMEDIES

         Section 5.1 Events of Default. The term "Indenture Event of Default," whenever used herein, shall mean any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or shall come about or be affected by operation of law, or be pursuant to or in compliance with any Applicable Law), and any such event shall continue to be an Indenture Event of Default if and for so long as it shall not have been remedied:

         (a) the Issuer shall fail to pay any principal of, premium (if any), interest due with respect to any Bond when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise and such failure continues for fifteen (15) or more days following the due date for payment;

         (b) a Guarantor Event of Default (other than a Guarantor Event of Default related to failure to pay amounts owed on a Guarantor Note or a Guarantee) or an event of default under any other loan agreement between either Obligor and an Additional Guarantor shall have occurred and be continuing;

         (c) the Issuer shall default in the performance or observance of any covenant or agreement contained in Section 4.2 (with respect to the maintenance of the corporate existence of the Issuer only), Section 4.4, Section 4.8,
Section 4.15, Section 4.16, Section 4.17, Section 4.18, Section 4.20, Section 4.22, Section 4.23, Section 4.24, Section 4.26 or Section 8.3 and such failure shall continue uncured for thirty (30) or more days from the earliest to occur of (i) the date an Authorized Officer of the Issuer obtains actual knowledge of such failure or (ii) the date on which an Authorized Officer of the Issuer receives written notice from the Bond Trustee, the Collateral Agent or any Holder of such Default;

         (d) the Issuer shall default in the performance or observance of its covenants or material obligations contained in this Indenture (other than those referred to in clause (c) of this Section 5.1) and such failure shall continue uncured for thirty (30) or more days from the earliest to occur of (i) the date an Authorized Officer of the Issuer obtains actual knowledge of such failure or
(ii) the date on which an Authorized Officer of the Issuer receives written notice from the Bond Trustee, the Collateral Agent or any Holder of such Default; provided that if the Issuer commences and diligently pursues efforts to cure such default within such thirty (30) day period and delivers written notice thereof to the Bond Trustee, the Issuer may continue to effect such cure of the default and such default shall not be deemed an "Indenture Event of Default" for an additional sixty (60) days following the end of the initial thirty (30) day period so long as the Issuer is diligently pursuing such cure;

         (e) the Issuer shall (i) apply for or authorize or approve or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all or a substantial part of its property,
(ii) admit in writing its inability or be generally unable to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code, (v) file a petition seeking to take advantage of any other Debtor Relief Law, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or any other Debtor Relief Law or (vii) take any action for the purpose of effecting any of the foregoing including, without limitation, commencing a shareholder vote in connection with any of the foregoing;

         (f) a proceeding or case shall be commenced without the application or consent of the Issuer in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up or the composition or readjustment of debts or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Issuer or all or a substantial part of its property under any Debtor Relief Law and such proceeding or case shall continue undismissed, or any order, judgment or decree approving any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more consecutive days, or any order for relief against the Issuer shall be entered in any involuntary case under the Federal Bankruptcy Code or any other Debtor Relief Law;

         (g) an event described in clauses (e) or (f) above occurs with respect to NRG, NRG Power Marketing, NRG Operating Services, a material power purchaser or a material fuel supplier, in each case to the extent such Person is a party to any material Project Document, and remains uncured for the grace periods provided in such clauses; provided, however, that such an event shall not be an Indenture Event of Default if (i) within the following sixty (60) day period either Obligor enters into a replacement agreement substantially similar to the original agreement or (ii) each Rating Agency confirms that such event will not result in a Ratings Downgrade;

         (h) any Security Document to which the Issuer is a party shall cease to be in full force and effect or, except to the extent permitted by the terms and conditions of any Security Document, any Lien purported to be granted thereby with respect to any Issuer Collateral described therein shall cease to be a valid and perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties on the Issuer Collateral described therein with the priority purported to be created thereby and such cessation has resulted in a Material Adverse Effect; provided that the Issuer shall have thirty (30) days from the earliest to occur of (i) the date an Authorized Officer of the Issuer obtains actual knowledge thereof or (ii) the date on which an Authorized Officer of the Issuer receives written notice from the Bond Trustee, the Collateral Agent or any Holder of such Default to cure such cessation (if curable) or to furnish to the Collateral Agent all documents or instruments required to cure any such cessation (if curable);

         (i) Indebtedness for borrowed money of the Issuer in an amount exceeding $15,000,000 (Escalated) (other than any amount due under or pursuant to the

Finance Documents) is required to be prepaid, or shall be declared to be due and payable, other than by scheduled required payment, prior to the stated maturity thereof, as the result of the acceleration of the stated maturity thereof following an event of default thereunder; provided that such default and acceleration has not been annulled or rescinded within thirty (30) days and remains in effect with respect to such Indebtedness;

         (j) the entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $25,000,000 (Escalated) (exclusive of amounts fully covered by insurance or indemnity) against the Issuer, which remain unpaid or unstayed for a period of sixty (60) or more consecutive days;

         (k) any material Finance Document to which the Issuer is a party is declared in a final nonappealable judgment to be unenforceable against the Issuer, or the Issuer shall have expressly repudiated its obligations thereunder and ceased to perform such obligations, or defaulted in the performance or observance of any of its material obligations thereunder and such default has continued unremedied for a period of five (5) Business Days or more;

         (l) any material Project Document to which the Issuer is a party ceases to be valid and binding and in full force and effect (other than as permitted or contemplated hereunder), any third party thereto denies that it has any liability or obligation under any such material Project Document and such third party ceases performance thereunder, or any third party is in default under such material Project Document (subject to any applicable grace period thereunder), and in each case such cessation or default has resulted or would reasonably be expected to result in a Material Adverse Effect; provided, however, that no such event shall be an Indenture Event of Default if (i) within one hundred eighty
(180) days from any such occurrence the Issuer (x) causes the third party to reaffirm the disaffirmed provisions or resume performance (as the case may be) or (y) enters into a replacement document substantially similar to the original document or (ii) each Rating Agency confirms in writing that such event will not result in a Ratings Downgrade;

         (m) an Event of Loss with respect to the entire Project shall occur for which no Loss Proceeds are received by either Obligor or the Subsidiary Guarantor shall voluntary abandon the entire Project for sixty (60) consecutive days and in each case such Event of Loss or voluntary abandonment has resulted or would reasonably be expected to result in a Material Adverse Effect; provided that the occurrence of an Event of Loss shall not be an Indenture Event of Default if within thirty (30) days from the occurrence of such Event of Loss, there exists an Approved Restoration Plan in respect of the remediation of the damage, loss or taking giving rise to such Event of Loss; and

         (n) any Governmental Approval required for the operation of the Project is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation would reasonably be expected to have a Material Adverse Effect; provided that no such event shall be an Indenture Event of Default if within sixty (60) days from the occurrence thereof either Obligor diligently pursues in good faith and (i) obtains an additional Governmental Approval in substitution therefor or replacement thereof or (ii) causes such Governmental Approval to be reissued; provided further that the such event shall not be an Indenture Event of Default for an additional thirty (30) days following the expiration of the initial sixty (60) day period if within the sixty (60) day period the Indenture Default has not been cured but such Obligor continues to diligently pursue in good faith the items set forth in clauses (i) and (ii) above during such additional thirty (30) day period.

         Section 5.2 Remedies Upon an Indenture Event of Default. (a) Subject to the Intercreditor Agreement, if one or more Indenture Events of Default shall have occurred and be continuing, then:

                  (i) in the case of an Indenture Event of Default described in Sections 5.1(e) or (f), then, in each and every case, the entire principal amount of the Outstanding Bonds, all interest accrued and unpaid thereon, and all premium (if any) and other amounts payable under the Bonds and this Indenture, if any, shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived; or

                  (ii) in the case of an Indenture Event of Default described in
         Section 5.1(a) hereof, then, in each and every case, (A) upon the written direction of the One-Third Holders, the Bond Trustee shall, by written notice to the Issuer, declare the entire principal amount of the Outstanding Bonds, all interest accrued and unpaid thereon, and all premium (if any), and other amounts payable under the Bonds and this Indenture, if any, to be due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived and (B) the Bond Trustee shall (as the One-Third Holders request in writing) direct the Collateral Agent (to the extent permit-ted under the Intercreditor Agreement) to take possession of all Collateral and, pursuant to the Intercreditor Agreement, to sell such Collateral, as and to the extent permitted under the Intercreditor Agreement; or

                  (iii) except as described in clauses (i) and (ii) above, in the case of an Indenture Event of Default described in Section 5.1 hereof, then, in each and every case, (A) upon the written direction of the Majority Holders, the Bond Trustee shall, by notice to the Issuer, declare the entire principal amount of the Outstanding Bonds, all interest accrued and unpaid thereon, and all premium (if any), and other amounts payable under the Bonds and this Indenture, if any, to be due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived and (B) the Bond Trustee shall (as the Majority Holders request in writing) direct the Collateral Agent (to the extent permitted under the Intercreditor Agreement) to take possession of all Collateral and, pursuant to the Intercreditor Agreement, to sell the Collateral, as and to the extent permitted under the Intercreditor Agreement.

         (b) Subject to the Intercreditor Agreement, at any time after the principal of all or a portion of the Bonds shall have become due and payable upon a declared acceleration as provided in this Section 5.2, and before any judgment or decree for the payment of the money so due, or any portion thereof, shall be entered, the Majority Holders or, by the One-Third Holders if pursuant to Section 5.2(a)(ii), by written notice to the Bond Trustee and the Issuer, may rescind and annul such declaration and its consequences if:

                  (i) there shall have been paid to or deposited with the Bond Trustee a sum sufficient to pay:

                  (A) all overdue installments of interest on such Bonds;

                  (B) the principal of and premium (if any) on the Bonds that have become due other than by such declaration of acceleration and interest thereon at the respective rates provided in the Bonds;

                  (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the respective rates provided in the Bonds for late payments of interest; and

                  (D) all sums paid or advanced by the Bond Trustee hereunder in accordance with the terms and conditions of the Finance Documents to which it is a party and the reasonable compensation, expenses, disbursements and advances of the Bond Trustee and its agents (as provided in this Indenture) and counsel; and

                  (ii) all Indenture Events of Default, other than the nonpayment of principal of the Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 5.6;

provided that no such rescission shall affect any subsequent Indenture Default or Indenture Event of Default or impair any right consequent thereon.

         Section 5.3 Specific Remedies. Subject to Section 10.3 hereof, if an Indenture Event of Default referred to in Section 5.1(a) shall have occurred and be continuing, the Bond Trustee, subject to the provisions of Sections 5.2, 5.5 and 5.6 hereof, shall enforce the Guarantee and the rights of the Holders thereunder.

         Section 5.4 Judicial Proceedings Instituted by Bond Trustee.

         (a) Bond Trustee May File Proofs of Claim; Appointment of Bond Trustee as Attorney-in-Fact in Judicial Proceedings. (i) Subject to the Intercreditor Agreement and Section 5.14, the Bond Trustee, in its own name, as trustee of an express trust or as attorney-in-fact for the Holders, or in any one or more of such capacities (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Bond Trustee shall have made any demand for the payment of overdue principal, premium (if any) or interest), shall be entitled and empowered to (x) file such proofs of claim and other papers or documents and take any other actions authorized under the Trust Indenture Act as necessary or advisable in order to have the claims of the Bond Trustee and of the Holders (whether such claims be based upon the provisions of the Bonds or of this Indenture) allowed in any judicial proceeding (including, without limitation, any equity, receivership, insolvency, bankruptcy, liquidation, readjustment or reorganization proceeding) relating to the Issuer or any other obligor on the Bonds (within the meaning of the Trust Indenture Act), the creditors of the Issuer or any such obligor, the Collateral or any other property of the Issuer or such obligor (each such proceeding in accordance with the terms of this Indenture, a "Proceeding") and (y) collect and receive any monies or other property payable or deliverable on any such claims and distribute the same in accordance with the terms of this Indenture. Any receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such Proceeding is hereby authorized by each Holder to make such payments to the Bond Trustee and, in the event the Bond Trustee shall consent to the making of such payments directly to the Holders, to pay to the Bond Trustee any amount due to it under this Section 5.4 for the reasonable compensation, expenses, disbursements and advances of the Bond Trustee, its agents and counsel.

                  (ii) No provision of this Indenture shall be deemed to give the Bond Trustee any right to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder, to vote in respect of the claim of any Holder in any Proceeding or to otherwise change or waive in any way the rights of any Holder in any Proceeding; provided, however, that the Bond Trustee may, subject to the Intercreditor Agreement and Applicable Law, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

                  (iii) Any monies collected by the Bond Trustee under this clause (a) shall be applied as provided in Section 5.10.

         (b) Bond Trustee Need Not Have Possession of Bonds. Subject to the Intercreditor Agreement and Section 5.14, all proofs of claim, rights of action and rights to assert claims under this Indenture or under any of the Bonds of any particular Series may be enforced by the Bond Trustee without the possession of the Bonds of such Series or the production thereof at any Proceedings instituted by the Bond Trustee. In any Proceedings brought by the Bond Trustee (and any proceedings involving the interpretation of any provision of this Indenture or the Bonds to which the Bond Trustee shall be a party), the Bond Trustee shall be held to represent all of the Holders of such Series and it shall not be necessary to make any such Holders of such Series parties to such Proceedings.

         (c) Suit to be Brought for the Ratable Benefit of Holders. Subject to the other provisions of this Indenture and to the Intercreditor Agreement, any Proceeding at law, in equity or otherwise which shall be instituted by the Bond Trustee under any of the provisions of this Indenture or the Bonds shall be for the equal, ratable and common benefit of all of the Holders.

         (d) Restoration of Rights and Remedies. In case the Bond Trustee shall have instituted any Proceeding to enforce any right, power or remedy under this Indenture or the Bonds by foreclosure, entry or otherwise and such Proceedings shall have been discontinued or abandoned for any reason, then and in every such case the Issuer and the Bond Trustee shall be restored to their former positions hereunder, and all rights, powers and remedies of the Bond Trustee and the Holders shall continue as if no such Proceeding had been instituted.

         Section 5.5 Control by Holders. Subject to the Intercreditor Agreement, the Majority Holders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Bond Trustee, or exercising any trust or power conferred upon the Bond Trustee, under this Indenture; provided that (a) the Bond Trustee may take any other action deemed proper by the Bond Trustee which is not inconsistent with such direction and (b) subject to Section 10.1, the Bond Trustee need not follow any such direction if doing so would, being advised by counsel, either involve it in personal liability or be unduly prejudicial to Holders not joining in such direction.

         Section 5.6 Waiver of Defaults and Events of Default. Subject to the Intercreditor Agreement, the Majority Holders or One-Third Holders in the case of an Indenture Default or Indenture Event of Default under Section 5.1(a) of any Series may on behalf of the Holders of such Series of all Bonds waive any Indenture Default or Indenture Event of Default and its consequences, except that with respect to a default not theretofore cured, only the One Hundred Percent Holders may waive an Indenture Default or Indenture Event of Default in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the consent of the Holder of each Outstanding Bond affected. Upon any waiver of any Indenture Default pursuant to this Section 5.6, such Indenture Default shall cease to exist and any Indenture Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Indenture Default or Indenture Event of Default or impair any consequent right in respect thereof.

         Section 5.7 Limitation on Suits by Holders. (a) Subject to the Intercreditor Agreement and the other provisions of this Article 5, a Holder of any particular Series shall not have the right to institute any Proceeding at law or in equity or otherwise for the appointment of a receiver or for the enforcement of any other remedy under or upon this Indenture, unless:

                  (i) such Holder shall have previously given written notice to the Bond Trustee of a continuing Indenture Event of Default;

                  (ii) Holders representing the percentage of aggregate principal amount of Outstanding Bonds of such Series needed to initiate the exercise of remedies shall have requested the Bond Trustee in writing to institute such Proceeding;

                  (iii) the Bond Trustee shall have refused or neglected to institute any Proceeding for sixty (60) days after receipt of such written notice by the Bond Trustee; and

                  (iv) no direction inconsistent with such written request has been given to the Bond Trustee during such sixty (60) day period by the Majority Holders.

         (b) Subject to the Intercreditor Agreement, it is understood and intended that one or more of the Holders shall not have any right in any manner whatsoever hereunder or under the Bonds of such Series to (i) surrender, impair, waive, affect, disturb or prejudice the Lien of the Security Documents on any property subject thereto or the rights of any other Holders of such Series, (ii) obtain or seek to obtain priority or preference over any other Holders of such Series or (iii) enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all of the Holders of such Series.

         Section 5.8 Undertaking to Pay Court Costs. All parties to this Indenture, and each Holder by its acceptance of a Bond, shall be deemed to have agreed that any court may in its discretion require, in any suit for the enforcement of any right or remedy hereunder, or in any suit against the Bond Trustee for any action taken or omitted by it as Bond Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.8 shall not apply to any suit instituted by the Bond Trustee, any suit instituted by a Holder or group of Holders holding in the aggregate more than ten percent (10%) in principal amount of the Outstanding Bonds of any particular Series to which the suit relates or any suit instituted by a Holder pursuant to Section
5.9 for the enforcement of the payment of the principal of, premium (if any) or interest on any Bond on or after the respective due dates expressed in such Bond or, in the case of redemption or repayment, on or after the Redemption Date or applicable Payment Date.

         Section 5.9 Unconditional Right to Receive Payment. Subject to the Intercreditor Agreement, but notwithstanding any other provision of this Indenture (other than Section 5.6), the right of any Holder of a particular Series to receive payment of the principal of, premium (if any) or interest on any Bond of such Series on or after the respective due dates expressed in such Bond (or, in the case of redemption, on the Redemption Date fixed for such Bond), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         Section 5.10 Application of Monies Collected by Bond Trustee. Following the application of funds pursuant to the Intercreditor Agreement, any money collected by the Bond Trustee pursuant to this Article 5 in respect of the Bonds of a Series, together with any other monies which may then be held by the Bond Trustee under any of the provisions of this Indenture as security for the Bonds of such Series (other than monies at the time required to be held for the payment of specific Bonds of such Series at their stated maturities or at a time fixed for the redemption thereof) shall be applied in the following order from time to time, on the date or dates fixed by the Bond Trustee and, in the case of a distribution of such monies on account of principal, premium (if any) or interest, upon presentation of the Outstanding Bonds of such Series, and stamping thereon of payment, if only partially paid, or upon surrender thereof, if fully paid:

                  FIRST: To the payment of all amounts due and owing to the Bond Trustee or any predecessor Bond Trustee under Section 10.7;

                  SECOND: To the payment of the amounts then due and unpaid upon the Bonds of that Series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably among Bonds within each Series and among the Series, without preference or priority of any kind, according to the amounts due and payable on such Bonds for principal (and premium, if any) and interest, respectively.

         Section 5.11 Waiver of Stay and Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Bond Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.12 Remedies Cumulative; Delay or Omission Not Waiver. Each and every right, power and remedy herein specifically given to the Bond Trustee shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised, subject to the Intercreditor Agreement, from time to time and as often and in such order as may be deemed expedient by the Bond Trustee, and the exercise or commencement of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission by the Bond Trustee in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Issuer or be an acquiescence therein.

         Section 5.13 The Intercreditor Agreement. (a) Simultaneously with the execution and delivery of this Indenture, the Bond Trustee shall enter into the Intercreditor Agreement acting for itself and on behalf of all Holders of the Outstanding Bonds and all future Holders of any of the Bonds.

         (b) Notwithstanding any other provision of this Indenture, all rights, powers and remedies available to the Bond Trustee and the Holders, and all future Holders, shall be subject to the Intercreditor Agreement. In the event of any conflict or inconsistency between the terms and provisions of this Indenture and the terms and provisions of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall govern and control.

         (c) In the event that the Bond Trustee is called upon by the Collateral Agent to participate in any intercreditor vote pursuant to the Intercreditor Agreement, the Bond Trustee shall duly convene a meeting of any Holders in accordance with Article 7 to canvass the Holders as to the vote to be cast. The Bond Trustee shall vote in any intercreditor vote only in accordance with instructions issued by the Holders at such meeting, and shall cast its vote in accordance with the direction of the Holders of the percentage of Outstanding Bonds required to take action under this Indenture. In the event of the failure of any Holder to issue voting instructions to the Bond Trustee prior to the expiration of the decision period in respect of the subject intercreditor decision, the Bond Trustee shall refrain from voting on such intercreditor decision with respect to the Bonds held by such Holder.

         Section 5.14 Limitation on Holders' Bankruptcy Rights. Each Holder hereby irrevocably agrees, for itself and any other Person who may claim by, through or under it, not to (a) file, directly or indirectly, a petition to commence or join any other Person in the filing or prosecution of a petition to commence an involuntary filing or prosecution of a petition to commence an involuntary case under the Federal Bankruptcy Code against either Obligor or any Additional Guarantor and (b) institute any proceeding, judicial or otherwise, with respect to this Indenture or the Bonds or for the appointment of a receiver or a trustee or for any other remedy hereunder.



                                    ARTICLE 6
                             THE DEPOSITARY ACCOUNTS

         Section 6.1 Procedures Governing Accounts. (a) The Chase Manhattan Bank hereby agrees to act as depositary bank under this Indenture and to accept all Monies to be delivered to or held by the Depositary Bank pursuant to the terms of this Indenture and the other Finance Documents, and to promptly deposit all such Monies into the Depositary Accounts established hereunder. The Depositary Bank shall hold and safeguard the Depositary Accounts prior to the Debt Termination Date and shall treat the Monies, and all rights related thereto, now or hereafter deposited in or credited to the Depositary Accounts as "financial assets" (as defined in Section 8-102(a)(9) of the Uniform Commercial
 Code) pledged by the Obligors to the Collateral Agent for the benefit of the Secured Parties, to be held by the Depositary Bank acting as a "securities intermediary" (as defined in the Uniform Commercial Code).

         (b) The Depositary Accounts and sub-accounts established pursuant to
Section 6.2 shall be in the name of the Collateral Agent for the benefit of the Secured Parties and shall be located in the State of New York. All Monies from time to time on deposit in or credited to each Depositary Account shall be (i) registered in the name of the Depositary Bank for the benefit of the Secured Parties, (ii) held in the custody of the Depositary Bank for the purposes and on the terms set forth in this Indenture and the other Finance Documents and (iii) endorsed to the Depositary

Bank. All such Monies shall constitute a part of the Collateral and shall not constitute payment of any Indebtedness or any other obligation of Obligor until applied as explicitly as such. The Depositary Bank shall maintain the Depositary Accounts and all Monies on deposit therein or credited thereto in the State of New York.

         (c) Each of the Depositary Accounts shall at all times be in the exclusive possession of, and under the exclusive dominion and control of, the Depository Bank, acting at the direction of the Collateral Agent. Each of the Obligors agree that their rights to Monies on deposit in or credited to the Depositary Accounts are subject to and controlled by the terms of this Indenture. In no case will any Monies deposited in or credited to any Depositary Account be registered in the name of either Obligor, be payable to the order of either Obligor or be specially endorsed to either Obligor, except to the extent the foregoing have been specially endorsed to the Depositary Bank or in blank.

         (d) The Depositary Bank hereby agrees that, notwithstanding any other provision herein or in any other Finance Document, it will comply only with "entitlement orders" (within the meaning of Section 8-102(a)(8) of the Uniform Commercial Code, including, without limitation, any notification to the Depositary Bank directing transfer or redemption of any securities or other financial assets in any Depositary Account) issued by the Collateral Agent and relating to any Depositary Account without the requirement of further consent by either Obligor or any other Person. The Depositary Bank hereby represents that it has not entered into, and hereby agrees that until the termination of each of the Finance Documents it will not enter into, any agreement with any other Person (other than an Obligor or an Additional Guarantor) (i) relating to the Depositary Accounts (or the Monies deposited therein or credited thereto) pursuant to which it has agreed to comply with entitlement orders made by such Person or (ii) that is inconsistent with the provisions of this Indenture. The Depositary Bank hereby represents that it has not entered into any other agreement with either Obligor or the Collateral Agent purporting to limit or condition the obligation of the Depositary Bank to comply with entitlement orders as set forth in this Section 6.1(d). The Depositary Bank hereby represents that it is a "securities intermediary" and each Depositary Account is a "securities account" as such terms are defined in the Uniform Commercial Code. The Depositary Bank hereby acknowledges that the "securities intermediary's jurisdiction" of it with respect to the Accounts (and the Monies deposited therein or credited thereto) is the State of New York.

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
         Section 6.2 Establishment of Accounts. The Depositary Bank hereby establishes the following special, segregated depositary accounts (the "Depositary Accounts") in the form of non-interest bearing accounts thereof (and each such Depositary Account shall be a "securities account" as such term is defined in Section 8-501(a) of the Uniform Commercial Code), which shall be maintained at all times in accordance with Section 6.1 until the Debt Termination Date:

         (a)  Revenue Account; and

         (b)  Debt Service Reserve Account.

         The Depositary Bank shall not change the name or account number of any of the foregoing Depositary Accounts without the prior written consent of the Collateral Agent and, unless an Indenture Default or an Indenture Event of Default shall have occurred and be continuing, the Issuer. Certain sub-accounts within certain of the Depositary Accounts may be established and created from time to time in accordance with this Indenture.

         Section 6.3 Security Interest. (a) As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each of the Obligors hereby pledges, assigns, hypothecates and transfers to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent a Lien on and security interest in and to, each Depositary Account and all Financial Assets from time to time credited thereto, including all Monies at any time on deposit in or credited to any Depositary Account, including all income or gain earned thereon and any proceeds thereof. All amounts on deposit in the Depositary Accounts and all Cash Equivalents held therein shall constitute Collateral and shall not constitute payment of any Bonds or Guarantor Loans until applied as provided in this Indenture; provided that the security interest with respect to the Debt Service Reserve Account shall be for the exclusive benefit of the Holders.

         (b) The Depositary Bank hereby waives any right of set-off or recoupment, or security interest or Lien, that it may have or obtain with respect to or in or on the Depositary Accounts or any Monies deposited therein or credited thereto.

         Section 6.4 Termination. The rights and powers granted herein to the Collateral Agent with respect to the Depositary Accounts have been granted in order to perfect its security interests in the Depositary Accounts, are powers coupled with

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
an interest and will not be affected by the bankruptcy of either Obligor or by the lapse of time. The obligations of the Depositary Bank hereunder shall continue in effect until the termination of the Intercreditor Agreement pursuant to Section 6.10 thereof.

         Section 6.5 Revenue Account. (a) The following amounts shall be deposited into the Revenue Account directly, or if received by either Obligor, as soon as practicable upon receipt, in either case in accordance with this
Section 6.5(a):

                  (i)  all Project Revenues received by either Obligor;

                  (ii) any proceeds received from the sale of assets related to the Project (other than Assets Specifically Held for Resale or sales of the ownership interest in, or assets owned by, Unrestricted Subsidiaries) by the Subsidiary Guarantor in accordance with the terms of the Finance Documents;

                  (iii) except as otherwise provided in Section 3.3, all Loss Proceeds, proceeds received in connection with a Title Event or proceeds received in connection with a PPA Buy-Out as received by either Obligor; and

                  (iv) any income from the investment of Monies on deposit in or credited to any of the Depositary Accounts pursuant to Section 6.8.

         If any of the foregoing amounts required to be deposited with the Depositary Bank in accordance with the terms of this Indenture are received by either Obligor or any Affiliate thereof, such Obligor shall or shall cause any such Affiliate to hold such payments in trust for the Collateral Agent and shall promptly remit such payments to the Depositary Bank for deposit in the Revenue Account in the form received (with any necessary endorsements).

         (b) The Collateral Agent and each Obligor hereby irrevocably authorize the Depositary Bank to make withdrawals and transfers of Monies (via wire transfer or otherwise in the discretion of the Depositary Bank), to the extent then on deposit in or credited to the Revenue Account, upon the delivery of an Officer's Certificate of the Issuer to the Depositary Bank setting forth the Monies to be withdrawn from the Revenue Account and the Monies to be transferred pursuant to this clause (b); provided that no Monies shall be withdrawn and transferred from the Revenue Account to make any Restricted Payments unless permitted pursuant to the terms of Section 6.7.

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
         (c) Each Obligor shall be permitted to establish one local account in the locality of the Project (or as otherwise deemed appropriate by each Obligor in its reasonable business judgment) or in the locality of the principal executive office of either Obligor which may be funded with amounts transferred from the Revenue Account; provided that the amounts on deposit therein shall in no event exceed an amount equal to sixty (60) days of Operating and Maintenance Expenses (as reasonably projected by the Obligors); provided further that each Obligor shall be permitted to establish certain accounts required pursuant to the terms of the Project Documents in effect as of the Closing Date. Notwithstanding anything herein to the contrary, each Unrestricted Subsidiary or the Issuer on behalf of each Unrestricted Subsidiary shall be permitted to establish one local account in the location deemed appropriate by the Issuer or such Unrestricted Subsidiary in its reasonable business judgment; provided that the amounts on deposit therein shall consist solely of revenues or other income of such Unrestricted Subsidiary.

         Section 6.6 Debt Service Reserve Account. (a) On the Closing Date, the Issuer will furnish to the Depositary Bank one or more (in any combination) of the following in an aggregate amount equal to at least the then current Debt Service Reserve Required Balance: (i) Acceptable Credit Support, (ii) United States dollars in immediately available funds and (iii) Cash Equivalents. After the Closing Date the Debt Service Reserve Account may accumulate cash deposits from (i) net interest and other investment income earned on Monies deposited therein or credited thereto and (ii) direct cash deposits.

         (b) On each date on which the Issuer is required to pay principal of, premium (if any) and interest on the Bonds, the Issuer shall at the direction of the Issuer first instruct the Depositary Bank to withdraw or transfer for such purpose (and only for such purpose) Monies then on deposit in or credited to the Revenue Account. To the extent that Monies then on deposit in or credited to the Revenue Account are insufficient to fund such withdrawal and transfer, the Depositary Bank shall at the direction of the Issuer either (i) transfer Monies on deposit in or credited to the Debt Service Reserve Account or (ii) draw on any Acceptable Credit Support in an amount equal to such insufficiency in the Revenue Account. The Depositary Bank shall apply the Monies received from the provider of such Acceptable Credit Support to pay principal of, premium (if any) and interest on the Bonds.

         (c) If any Acceptable Credit Support ceases to qualify as Acceptable Credit Support, the Issuer shall either (i) replace such non-qualifying support with Accept-

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
able Credit Support within thirty (30) days or (ii) deposit Monies in the Debt Service Reserve Account within thirty (30) days in an amount so that the aggregate balance in the Debt Service Reserve Account shall be at least equal to the then applicable Debt Service Reserve Required Balance.

         (d) At any time upon or after delivery of Acceptable Credit Support, the Issuer may deliver to the Depositary Bank a certificate setting out the Issuer's calculation of the excess of (i) the aggregate amount of Monies on deposit in the Debt Service Reserve Account plus the aggregate amount then available to be drawn under all Acceptable Credit Support theretofore delivered to the Depositary Bank over (y) the Debt Service Reserve Required Balance. The Depositary Bank shall, in accordance with the instructions specified therefor in such request, within two (2) Business Days of the receipt of such certificate, transfer from the Debt Service Reserve Account to the Issuer Monies or reduce the amount available to be drawn on or demanded under such Acceptable Credit Support(s) in an amount equal to such excess.

         (e) Unless the Bond Trustee shall have been notified in writing that an Event of Default shall have occurred and is continuing or would result therefrom, if on the last Business Day of any calendar month, the credit balance of the Debt Service Reserve Account exceeds the Debt Service Reserve Required Balance, then upon the written request of the Issuer delivered to the Bond Trustee no less than two (2) Business Days prior to the such last Business Day, the Bond Trustee shall transfer from the Debt Service Reserve Account to the Issuer an amount equal to such excess in accordance with the instructions specified therefor in such request.

         (f) The amount on deposit in the Debt Service Reserve Account at any time shall be deemed to be equal to the aggregate amount of cash on deposit therein at such time,plus the aggregate fair market value of all Cash Equivalents on deposit therein at such time,plus the amount available to be drawn or demanded under all Acceptable Credit Support held by the Bond Trustee at such time.

         Section 6.7 Restricted Payments. Restricted Payments may be made on any date on which each of the Payment Conditions has been satisfied; provided, that if Monies are withdrawn from the Debt Service Reserve Account (or Acceptable Credit Support available thereto) on any scheduled Payment Date and Restricted Payments were made during the six (6) month period prior to such date, then, immediately following such scheduled Payment Date, an amount equal to the lesser of (a) any Restricted Payments made during the prior period or (b) the amount of Monies withdrawn from the Debt Service Reserve Account (or Acceptable Credit Support available thereto) on such date, shall be refunded to the Debt Service Reserve Account by means of a cash deposit or increase in the Acceptable Credit Support available thereto; provided; however that the amount of such refund shall not exceed the amount required to be deposited so that the balance in the Debt Service Reserve Account (taking into account any Acceptable Credit Support) equals the Debt Service Reserve Required Balance.

         Section 6.8 Investment of Monies. Monies on deposit in or credited to any Depositary Account shall be invested and reinvested in Cash Equivalents (a) if the maturity of the Bonds has not been accelerated, at the specific written direction (which may be in the form of a standing instruction) of an Authorized Officer of the Issuer to the Depositary Bank and (b) if the maturity of the Bonds has been accelerated, at the written direction of the Collateral Agent; provided, however, that (i) if a the maturity of the Bonds has not been accelerated and an Authorized Officer of the Issuer shall not have timely furnished such a written direction or (ii) if a Default or an Event of Default shall have occurred and be continuing and the Collateral Agent shall not have timely furnished such a written direction, the Depositary Bank shall invest such Monies only in Cash Equivalents described in clause (i) of the definition of Cash Equivalents with a maturity of thirty (30) days or less. Such investments shall mature in such amounts and have maturity dates, or be subject to redemption or capable of being sold or otherwise liquidated at the option of the holder thereof, on or prior to maturity as needed for the purposes described herein. Upon the acceleration of the maturity of the Bonds, the Depositary Bank shall, if instructed in writing by the Majority Holders of all Bonds of each Series as to which the Event of Default which gave rise to such acceleration applies, at any time and from time to time liquidate any or all of such investments prior to the maturity thereof as needed to cure the Event of Default which gave rise to such acceleration. In the event any such investments are redeemed prior to the maturity thereof, the Depositary Bank or the Bond Trustee shall not be liable for any loss or penalty relating thereto in the absence of its or the Bond Trustee's gross negligence or willful misconduct. Any income or gain realized from such investments shall be deposited (i) first, into the Debt Service Reserve Account until the Monies on deposit therein or credited thereto, together with the amount available Acceptable Credit Support, are equal to the then current Debt Service Reserve Required Balance, and without any further action on the part of the Issuer, (ii) second, into the Revenue Account. Any loss shall be charged to the applicable Depositary Account. The Depositary Bank shall not be liable for any loss, fee, tax or other charge other than by reason of its gross negligence or willful misconduct. For purposes of any income tax payable on account of any income or gain on any investment in Cash Equivalents, such income or gain shall be for the account of the applicable Obligor.

                  The Depositary Bank shall have no obligation to invest and reinvest any cash or other Monies held in a Depositary Account in the absence of timely and specific written investment direction by the Issuer or as otherwise required by this Indenture. In no event shall the Depositary Bank be liable for the selection of investments or for investment losses incurred thereon by reason of investment performance, liquidation prior to stated maturity or otherwise. The Depositary Bank shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of any party to provide timely written investment direction except to the extent such losses were due to the gross negligence or bad faith on the part of the Depositary Bank.

         Section 6.9 Disposition of Monies Upon Retirement of Bonds and Additional Bonds. (a) Upon the payment in full of the principal of, premium (if any) and interest on any Series of Bonds or any issuance of Additional Bonds such that such Series of Bonds or issuance of Additional Bonds is no longer outstanding, all Monies on deposit in or credited to the Debt Service Reserve Account shall upon the written direction of the Issuer be transferred to the Revenue Account.

         (b) Upon termination of the Intercreditor Agreement and after payment in full of the principal of, premium (if any), interest on and all other amounts due in respect of all Secured Obligations and all other amounts required to be paid hereunder and under the other Finance Documents, all Monies remaining on deposit in or credited to any Depositary Account shall at the written direction of the Issuer be paid by the Depositary Bank to the Issuer.

         Section 6.10 Account Balance Statements. The Depositary Bank shall, on a monthly basis and at such other times as the Collateral Agent or the Issuer may from time to time reasonably request, provide to the Collateral Agent, the Bond Trustee and the Issuer account balance statements in respect of each of the Depositary Accounts. Such balance statements shall also include deposits and transfers to, withdrawals from and the net investment income or gain received and collected for, each Depositary Account.

         Section 6.11 Trigger Events. (a) On and after any date on which the Depositary Bank shall receive written notice from the Collateral Agent pursuant to Section 5.2 of the Intercreditor Agreement that a Trigger Event has occurred and only until the Depositary Bank has received written notice from the Collateral Agent that the subject Trigger Event has been cured or waived in accordance with the Intercreditor Agreement, the Depositary Bank shall thereafter accept all notices and instructions required to be given to the Depositary Bank pursuant to the terms of this Indenture only from the Collateral Agent and not from any other Person and the Depositary Bank shall not withdraw, transfer, pay or otherwise distribute any Monies on deposit in or credited to any of the Depositary Accounts except pursuant to such notices and instructions from the Collateral Agent.

         (b) On any date on which the Depositary Bank has received written notice that a Trigger Event has occurred, the Depositary Bank shall provide a statement of all Monies on deposit in or credited to the Depositary Accounts as of such date to the Collateral Agent, the Bond Trustee and the Issuer.

         (c) On and after any date on which the Depositary Bank has received written notice that a Trigger Event has occurred until the Depositary Bank has received notice from the Collateral Agent that the subject Trigger Event has been cured or waived in accordance with the Intercreditor Agreement, the Depositary Bank shall distribute all Monies then on deposit in or credited to any Depositary Account in accordance with the terms of this Indenture and the Intercreditor Agreement.



                            ARTICLE 7 ACTS OF HOLDERS

         Section 7.1 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders (collectively, an "Act" of such Holders, which term also shall refer to the instruments or records evidencing or embodying the same), including any Act for which a specified percentage of the principal amount of the Bonds is required, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders of Bonds voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of this Article 7, or a combination of such instruments and any such records. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or records are delivered to the Bond Trustee and, when specifically required herein, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Bond Trustee and the Issuer, if made in the manner provided in this Section 7.1. Any record of any meeting of Holders shall be proved in the manner set forth in
Section 7.7.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution, and where such execution is by an officer of a corporation, limited liability company, association or partnership, on behalf of such corporation, limited liability company, association or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Bond Trustee deems sufficient.

         (c) The principal amount and serial numbers of Bonds held by any Person, and the date or dates of holding the same, shall be proved by the Securities Register and the Bond Trustee shall not be affected by notice to the contrary.

         (d) Any Act by the Holder of any Bond (i) shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the transfer thereof or the exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Bond and (ii) shall be valid notwithstanding that such Act is taken in connection with the transfer of such Bond to any other Person, including the Issuer or any Affiliate thereof.

         (e) Until such time as written instruments shall have been delivered with respect to the requisite percentage of principal amount of Bonds for the Act contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder of Bonds may be revoked with respect to any or all of such Bonds by written notice by such Holder (or its duly appointed agent) or any subsequent Holder (or its duly appointed agent), proven in the manner in which such instrument was proven unless such instrument is by its terms expressly irrevocable. In determining whether the requisite percentage or a majority in principal amount of Holders of Bonds has joined in any Act of Holders, (i) the percentage of Holders of Bonds voting and (ii) the manner in which such Holders of Bonds have voted shall be as notified in writing to the Bond Trustee by the Issuer.

         (f) Bonds of any Series authenticated and delivered after any Act of Holders may, and shall if required by the Bond Trustee, bear a notation in form approved by the Bond Trustee as to any action taken by such Act of Holders. If the Issuer shall so determine, new Bonds so modified as to conform, in the opinion of the Bond Trustee and the Issuer, to such action, may be prepared and executed by the Issuer and authenticated and delivered by the Bond Trustee in exchange for Outstanding Bonds, each at no cost to the Holders of such Bonds.

         (g) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to sign any instrument evidencing or embodying an Act of Holders If a record date is fixed, those Persons who were Holders at such record date (or their duly appointed agents), and only those Persons, shall be entitled to sign any such instrument evidencing or embodying an Act of Holders or to revoke any such instrument previously signed, whether or not such Persons continue to be Holders after such record date. No such instrument shall be valid or effective if signed more than ninety (90) days after such record date, and may be revoked as provided in clause (e) of this Section 7.1.

         Section 7.2 Purposes for Which Holders' Meeting May Be Called. A meeting of Holders may be called at any time and from time to time pursuant to this Article 7 for any of the following purposes:

         (a) to give any notice to the Issuer or to the Bond Trustee, or to give any directions to the Bond Trustee, or to waive or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article 5;

         (b) to remove the Bond Trustee and appoint a successor Bond Trustee pursuant to Article 10;

         (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Article 8;

         (d) to instruct the Bond Trustee as to the vote to be cast by the Bond Trustee in any intercreditor vote pursuant to the Intercreditor Agreement; or

         (e) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Bonds under any other provision of this Indenture or under Applicable Law.

         Section 7.3 The Issuer and Holders May Call Meeting. In case the Issuer or the Holders of at least ten percent (10%) in aggregate principal amount of the Outstanding Bonds shall have requested the Bond Trustee to call a meeting of Holders of Bonds, by written request setting forth in general terms the action proposed to be taken at the meeting, and the Bond Trustee shall not have mailed notice of such meeting within twenty (20) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of Bonds in the amount specified above may determine the time and place in the Borough of Manhattan, the City of New York, for such meeting and may call such meeting to take any action authorized in
Section 7.2 by giving notice thereof as provided in Section 12.5(b).

         Section 7.4 Persons Entitled to Vote at Meeting. To be entitled to vote at any meeting of Holders, a Person shall be (a) a Holder of one or more Bonds with respect to which such meeting is being held or (b) a Person appointed by an instrument in writing as proxy for the Holder or Holders of such Bonds by a Holder of one or more such Outstanding Bonds. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Bond Trustee and its counsel and any representatives of the Issuer and its counsel.

         Section 7.5 Determination of Voting Rights; Conduct and Adjournment of Meeting. (a) Notwithstanding any other provision of this Indenture, the Bond Trustee may make such reasonable regulations for any meeting of Holders, in regard to proof of the holding of Bonds and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 7.1 or other proof. Except as otherwise permitted or required by any such regulations, the holding of Bonds shall be proved in the manner specified in Section 7.1 and the appointment of any proxy shall be proved in the manner specified in said Section 7.1 or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Bond Trustee.

         (b) The Issuer or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Bonds represented at the meeting and entitled to vote.

         (c) Subject to the provisions of Section 7.7, at any meeting each Holder of a Bond or a proxy shall be entitled to one vote for each $1,000 principal amount of Bonds held or represented by it; provided, however, that no vote shall be cast or counted at any meeting in respect of any Bond challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Bonds held by him or instruments in writing as aforesaid duly designating him as the Person to vote on behalf of other Holders of Bonds. Any meeting of Holders duly called pursuant to Section 7.4 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice. At any meeting, the presence of Persons holding or representing Bonds with respect to which such meeting is being held in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; provided, however, that if less than a quorum shall be present at any meeting, the Persons holding or representing a majority of the Bonds represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

         Section 7.6 Counting Votes and Recording Action of Meeting. The vote upon any resolution submitted to any meeting of Holders of Bonds of any Series shall be by written ballots on which shall be subscribed the signatures of the Holders of Bonds of such Series or of their representatives by proxy and the serial numbers and principal amounts of the Bonds held or represented by them. The permanent chairman of the meeting shall appoint two (2) inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken at such meeting and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 7.3. The record shall show the serial numbers of the Bonds voting in favor of or against any resolution. The record shall

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
be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Bond Trustee to be preserved by the Bond Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         Section 7.7 Bonds Owned by Certain Persons Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Bonds have concurred in any request, demand, authorization, direction, notice, consent, waiver or other act under this Indenture, Bonds which are owned by the Issuer, the Subsidiary Guarantor, NRG, any Member or, in each case, any of their respective Affiliates shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that for the purposes of determining whether the Bond Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds for which the Bond Trustee has received written notice of such ownership as conclusively evidenced by the Securities Register shall be so disregarded. The Issuer shall furnish the Bond Trustee, upon its reasonable request, with an Officer's Certificate listing the above-described Persons. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 7.7 if the pledgee shall establish to the satisfaction of the Bond Trustee that the pledgee has the right to vote such Bonds and that the pledgee is not an Affiliate of the Issuer, the Subsidiary Guarantor, NRG or any Member. Subject to the provisions of Section 3.15 of the Trust Indenture Act, in case of a dispute as to such right, any decision by the Bond Trustee, taken upon the advice of counsel, shall be full protection to the Bond Trustee.


                                    ARTICLE 8
                             SUPPLEMENTAL INDENTURES

         Section 8.1 Amendments and Supplements to Indenture Without Consent of Holders. Subject to the Intercreditor Agreement, this Indenture may be amended or supplemented (together with necessary conforming amendments to any other Finance Document the terms of which affect the rights of the Holders hereunder or thereunder) by the Issuer and the Bond Trustee at any time and from time to time without the consent of the Holders by a Supplemental Indenture authorized by a resolution of the Management Committee of the Issuer filed with, and in form satisfactory to, the Bond Trustee, solely for one or more of the following purposes:

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
         (a) to establish the form and terms of Bonds of any Series permitted by Article 2; or

         (b) to evidence the succession of another entity to the Issuer and the assumption by any such successor of the covenants of the Issuer herein contained; or

         (c) to evidence the succession of a new Bond Trustee hereunder pursuant to Section 10.9; or

         (d) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Management Committee shall consider to be for the protection of the Holders of Bonds, and to make the occurrence, or the occurrence and continuance of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision such Supplemental Indenture may provide for a particular period of grace after such default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for immediate enforcement upon such an Event of Default or may limit the remedies available to the Bond Trustee due solely to such an Event of Default or may limit the right of the Majority Holders to waive such an Event of Default; or

         (e) to convey, transfer and assign to the Bond Trustee properties or assets to secure the Bonds, and to correct or amplify the description of any property at any time subject to this Indenture or the Security Documents or to assure, convey and confirm unto the Bond Trustee any property subject or required to be subject to this Indenture or the Security Documents; or

         (f) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to qualify, requalify or continue the qualification of this Indenture (including any supplemental indenture) under the Trust Indenture Act, or under any similar United States federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar United States federal statute hereafter enacted; or


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
         (g) to permit or facilitate the issuance of Bonds in uncertificated form; or

         (h) to change or eliminate any provision of this Indenture or the Security Documents; provided, however, that if such change or elimination shall adversely affect the interests of the Holders of Bonds of any Series, such change or elimination shall not become effective with respect to such Series; or

         (i) to cure any ambiguity, to correct or supplement any provision in the Indenture or the Security Documents that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture or the Security Documents, provided such action shall not adversely affect the interest of the Holders of any Series in any material respect; or

         (j) to provide for the issuance of Exchange Bonds, as contemplated by the Registration Rights Agreement, and to make such other changes to the Indenture or the Security Documents as the Management Committee of the Issuer determines are necessary or appropriate in connection therewith, provided such action shall not adversely affect the interests of the Holders of Bonds of any Series in any material respect; or

         (k) prior to the closing date of the Acquisition, to amend, modify or supplement the schedules attached hereto; provided that the Issuer provides an Officer's Certificate certifying that such amendment, modification or supplement would not reasonably be expected to result in a Material Adverse Effect.

         Section 8.2 Amendments and Supplements to Indenture With Consent of Holders. Subject to the Intercreditor Agreement, this Indenture may be amended or supplemented (together with necessary conforming amendments to any other Finance Document the terms of which affect the rights of the Holders hereunder or thereunder) by the Issuer when authorized by a Resolution (a copy of which shall be delivered to the Bond Trustee) and the Bond Trustee at any time and from time to time, with the consent of the Majority Holders, for the purpose of adding any mutually agreeable provisions to or changing in any manner or eliminating any of the provisions of, this Indenture, except with respect to:

         (a) change any scheduled Payment Date, or the dates or circumstances of payment of premium, if any, on any Bond, or change the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change

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
the place of payment where, or the coin or currency in which, any Bond or the premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the scheduled Payment Date for such payment (or, in the case of redemption, on or after the Redemption Date) or such payment of premium, if any, on or after the date such premium becomes due and payable in respect of such Bonds; or

         (b) except to the extent expressly permitted by this Indenture, the Guarantor Loan Agreement or any of the Security Documents, permit the creation of any Lien prior to or pari passu with the Lien of the Security Documents with respect to any of the Collateral, terminate the Lien of the Security Documents on any Collateral or deprive any Holder of the security afforded by the Lien of the Security Documents; or

         (c) reduce the percentage in principal amount of the Outstanding Bonds, the consent of whose Holders is required for any such Supplemental Indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

         (d)  modify any of the provisions of Section 5.6 or of this Section
8.2.

         Subject to the Intercreditor Agreement, the matters of this Indenture described in clauses (a) through (d) of the preceding sentence may be amended or supplemented by the Issuer and the Bond Trustee at any time and from time to time only with the consent of the One Hundred Percent Holders. Notice of any such amendment shall be given by the Issuer to any Rating Agency then maintaining a Rating for the Bonds.

         A Supplemental Indenture that changes or eliminates any covenant or other provision of this Indenture or any Security Document which has expressly been included solely for the benefit of one or more particular Series of Bonds, or which modifies the rights of the Holders of Bonds of such Series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Bonds of any other Series.

         Section 8.3 Amendment of Guarantor Loan Agreement or Guarantor Notes. The Issuer and the Bond Trustee may without the consent of or notice to the Holders consent to any amendment or modification of the Guarantor Loan Agreement or

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
Guarantor Note to take any action corresponding to those actions set forth in
Section 8.1 with respect to the Subsidiary Guarantor or the Guarantor Loan Agreement. Except as otherwise provided in this Section 8.3, neither the Issuer nor the Bond Trustee shall consent to any other amendment or modification of the Guarantor Loan Agreement or Guarantor Note or grant any waiver or consent thereunder without the written approval or consent of the Majority Holders. Any amendment or change to the Guarantor Loan Agreement or Guarantor Note which changes any provision of the Guarantor Loan Agreement or Guarantor Note (together with necessary conforming amendments to any other Finance Documents the terms of which affect the rights of the Secured Parties thereunder) corresponding to the provisions described in Section 8.2 shall only be made with the consent of the One Hundred Percent Holders.

         Section 8.4 Bond Trustee Authorized to Join in Amendments and Supplements; Reliance on Counsel. The Bond Trustee is authorized to join with the Issuer in the execution and delivery of any Supplemental Indenture or amendment permitted by this Article 8 and in so doing shall be entitled to receive and shall be fully protected in conclusively relying upon an Opinion of Counsel stating that such Supplemental Indenture or amendment is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding agreement have been done. The Bond Trustee may, but shall not be obligated to execute and deliver any such supplement, modification or amendment which modifies its rights, powers, duties, immunities or indemnities hereunder as determined by the Bond Trustee in its sole discretion.

         Section 8.5 Effect of Supplemental Indentures. Upon the execution of any Supplemental Indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such Supplemental Indenture shall form a part of this Indenture for all purposes, and every Holder of Bonds therefor or thereafter authenticated and delivered hereunder shall be bound thereby.

         Section 8.6 Conformity with Trust Indenture Act. Every Supplemental Indenture executed pursuant to Article 8 shall conform to the requirements of the Trust Indenture Act as then in effect.

         Section 8.7 Reference in Bonds to Supplemental Indentures. Bonds authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article 8 may, and shall if required by the Issuer, bear a notation in form approved by the Issuer and the Bond Trustee as to any matter provided for in

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
such Supplemental Indenture and, in such case, suitable notation may be made upon Outstanding Bonds after proper presentation and demand. If the Issuer shall so determine, new Bonds so modified as to conform, in the opinion of the Issuer, to any such Supplemental Indenture may be prepared and executed by the Issuer and authenticated and delivered by the Bond Trustee in exchange for Outstanding Bonds.


                                    ARTICLE 9
                     SATISFACTION AND DISCHARGE; DEFEASANCE

         Section 9.1 Satisfaction and Discharge of Bonds and Indenture. (a) Except as otherwise provided with respect to the Bonds of any Series in the Supplemental Indenture relating thereto, the Bonds of such Series shall, on or prior to the scheduled Payment Date with respect to the final installment of principal thereof, be deemed to have been paid for all purposes of this Indenture, and the entire Indebtedness of the Issuer in respect thereof shall be deemed to have been satisfied and discharged, upon satisfaction of the following conditions:

                  (i) the Issuer shall have irrevocably deposited or caused to be deposited with the Bond Trustee, in trust, money in an amount which shall be sufficient to pay when due the principal of and premium, if any, and interest due and to become due on the Bonds of such Series on and prior to the scheduled Payment Date with respect to the final installment of principal thereof or upon redemption;

                  (ii) if any such deposit of money shall have been made prior to the scheduled Payment Date with respect to the final installment of principal or the Redemption Date of such Bonds, the Issuer shall have delivered to the Bond Trustee a an Officer's Certificate stating that such money shall be held by the Bond Trustee, in trust;

                  (iii) in the case of redemption of Bonds, the Officer's Certificate with respect to such redemption pursuant to Article 3 shall have been given to the Bond Trustee; and

                  (iv) there shall have been delivered to the Bond Trustee an Opinion of Counsel to the effect that such satisfaction and discharge of the Indebtedness of the Issuer with respect to the Bonds of such Series shall not be deemed to be, or result in, a taxable event with respect to the Holders of such

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
         Series for purposes of United States federal income taxation unless the Bond Trustee shall have received documentary evidence that each Holder of such Series either is not subject to, or is exempt from, United States federal income taxation.

         Upon satisfaction of the aforesaid conditions with respect to the Bonds of any Series, the Bond Trustee shall, upon receipt of a Officer's Certificate of the Issuer, execute proper instruments acknowledging satisfaction and discharge of the Series of Bonds.

         In the event that Bonds which shall be deemed to have been paid as provided in this Section 9.1(a) do not mature and are not to be redeemed within the sixty (60) day period commencing on the date of the deposit with the Bond Trustee of moneys, the Issuer shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Bonds, to the Holders of such Bonds to the effect that such Bonds are deemed to have been paid and the circumstances thereof.

         (b) Except as set forth in Section 9.3, this Indenture shall cease to be of further effect and the Bond Trustee, on written demand and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

                  (i)  either:

                  (A) all Bonds theretofore authenticated and delivered (other than Bonds which have been destroyed, lost or stolen and which have been replaced or paid as set forth in Section 2.10 and Bonds deemed to have been paid in accordance with clause (a) of this Section 9.1) have been delivered to the Bond Trustee for cancellation; or

                  (B) all Bonds not theretofore delivered to the Bond Trustee for cancellation shall be deemed to have been paid in accordance with clause (a) of this Section 9.1;

                  (ii) the Issuer shall have paid or caused to be paid all other sums then due and payable by it hereunder; and

                  (iii) the Issuer shall have delivered to the Bond Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions

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
         precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Section 9.2 Defeasance. (a) Subject to clause (d) of this Section 9.2,
Section 9.3 and Section 9.7, the Issuer may at any time terminate:

                  (i) all of its obligations under the Bonds and this Indenture (the "Legal Defeasance Option"); or

                  (ii) its obligations under any provision of Article 4 (except with respect to Section 4.2) and the operation of clauses (d) (except with respect to Section 4.2), (c), (d), (e) and (i) of Section 5.1 (the "Covenant Defeasance Option");

provided that the Issuer may exercise the Legal Defeasance Option notwithstanding the prior exercise of the Covenant Defeasance Option.

         (b) If the Issuer elects to exercise the Legal Defeasance Option and all applicable conditions set forth in clause (d) of this Section 9.2 are satisfied, payment of the Bonds may not be accelerated because of any Indenture Event of Default. If the Issuer elects to exercise the Covenant Defeasance Option and all applicable conditions set forth in clause (d) of this Section 9.2 are satisfied, payment of the Bonds may not be accelerated because of an Event of Default specified in clause (d) (except with respect to Section 4.2), (c),
(d), (e), (i) of Section 5.1).

         (c) If the Issuer elects to exercise the Legal Defeasance Option or the Covenant Defeasance Option and all applicable conditions set forth in clause (d) of this Section 9.2 are satisfied, the Bond Trustee shall, upon written request of the Issuer, (i) acknowledge in writing the discharge of such obligations that the Issuer terminates pursuant to this Section 9.2 and (y) execute proper instruments acknowledging the discharge of such obligations.

         (d) the Issuer may exercise its Legal Defeasance Option or its Covenant Defeasance Option only if the following conditions are satisfied:

                  (i) the Issuer irrevocably deposits (such deposit, the "Defeasance Deposit") in trust with the Bond Trustee Monies or US Government Obligations for the payment of principal of, premium (if any) and interest on the

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
         Bonds to the Final Maturity Date thereof or the Redemption Date therefor, as the case may be;

                  (ii) the Issuer delivers to the Bond Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that Defeasance Deposit will provide cash at such times and in such amounts as will be sufficient to pay principal, premium (if any) and interest when due on all the Bonds to the Final Maturity Date thereof or the Redemption Date therefor, as the case may be;

                  (iii) the Issuer delivers to the Bond Trustee an Opinion of Counsel to the effect that, or that a court should hold that, such deposit would not constitute a preference that could be avoided under
         Section 547 of the Federal Bankruptcy Code should the Issuer become the debtor in a case under the Federal Bankruptcy Code;

                  (iv) no Indenture Default or Indenture Event of Default (other than an Indenture Default or Indenture Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Bonds) shall have occurred and be continuing on the date of and after giving effect to the Defeasance Deposit;

                  (v) the Defeasance Deposit does not constitute a default under any other agreement binding on the Issuer;

                  (vi) the Issuer delivers to the Bond Trustee an Opinion of Counsel to the effect that, or a court should hold that, the trust resulting from the Defeasance Deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended from time to time;

                  (vii) in the case of the Legal Defeasance Option, the Issuer shall have delivered to the Bond Trustee an Opinion of Counsel to the effect that, or that a court should hold that, the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, which Opinion of Counsel shall be based upon an Internal Revenue Service ruling or a change in the applicable United

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
         States federal income tax law or United States Treasury regulations since the Closing Date;

                  (viii) in the case of the Covenant Defeasance Option, the Issuer shall have delivered to the Bond Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax purposes on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (ix) the Issuer delivers to the Bond Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Bonds as contemplated in this Section 9.2 have been complied with; and

                  (x) the Issuer delivers to the Bond Trustee an Opinion of Counsel to the effect that the Holders shall have a perfected security interest under Applicable Law in the Defeasance Deposit.

         Section 9.3 Survival of Obligations. Notwithstanding the satisfaction and discharge of this Indenture pursuant to Section 9.1 or any defeasance pursuant to Section 9.2, the obligations of the Issuer and the Bond Trustee under this Article 9 and under Section 2.5, Section 2.7, Section 2.10, Section
2.14 and Section 10.7 shall survive such satisfaction and discharge.

         Section 9.4 Application of Trust Money. Subject to Section 9.7, the money deposited with the Bond Trustee pursuant to this Article 9 shall not be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest on the Bonds or portions of principal amount thereof in respect of which such deposit was made.

         Section 9.5 Unclaimed Monies. Monies deposited with the Bond Trustee pursuant to this Article 9 which remain unclaimed two (2) years following the date payment thereof becomes due shall, at the request of the Issuer, if at such time, to the knowledge of the Bond Trustee, no Indenture Event of Default shall have occurred and be continuing, be paid to the Issuer, and the Holders of the Bonds for which such deposit was made shall thereafter be limited to a claim against the Issuer; provided, however, that the Bond Trustee, prior to making payment to the Issuer pursuant to

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
this Section 9.5, may, at the expense of the Issuer, cause a notice to be published once in a newspaper or financial journal of general circulation in the Borough of Manhattan, the City of New York, stating that the monies remaining unclaimed will be returned to the Issuer after a specified date.

         Section 9.6 Indemnity for US Government Obligations. The Issuer shall pay and shall fully indemnify the Bond Trustee against any tax, fee or other charge imposed or assessed against US Government Obligations deposited pursuant to this Article 9 or the principal and interest received with respect to such US Government Obligations, other than any such tax, fee or other charge that by law is for the account of the Holders of the Outstanding Bonds.

         Section 9.7 Reinstatement. If the Bond Trustee or the Paying Agent is unable to apply any monies or US Government Obligations in accordance with this
Article 9 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Bonds shall be revived and reinstated as though no deposit of monies or US Government Obligations shall have occurred pursuant to this Article 9 until such time as the Bond Trustee or the Paying Agent is permitted to apply such monies or US Government Obligations in accordance with this Article 9; provided, however, that, if the Issuer has made any payment of principal of, premium or interest on any Bonds following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Bonds to receive such payment from the monies or US Government Obligations held by the Bond Trustee or the Paying Agent.


                                   ARTICLE 10
                                THE BOND TRUSTEE

         Section 10.1 Certain Duties and Responsibilities of Bond Trustee. (a) Except during the continuance of an Indenture Event of Default:

                  (i) the Bond Trustee shall undertake to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Bond Trustee; and

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                  (ii) in the absence of bad faith on its part, the Bond Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Bond Trustee and conforming to the requirements of this Indenture; provided, however, that, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Bond Trustee, the Bond Trustee shall be under a duty to examine the same to determine whether they conform to the requirements of this Indenture.

         (b) Subject to the Intercreditor Agreement, in case an Indenture Event of Default has occurred and is continuing, the Bond Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Bond Trustee from liability for its own its own grossly negligent acts or omissions, or its own willful misconduct, except that:

                  (i) this clause (c) shall not be construed to limit the effect of clause (a) of this Section 10.1;

                  (ii) the Bond Trustee shall not be liable for any error of judgment made in good faith by one or more Responsible Officers of the Bond Trustee, unless it shall be proved that the Bond Trustee was negligent in ascertaining the pertinent facts or the action or failure to act by such Responsible Officer was unreasonable;

                  (iii) the Bond Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the Intercreditor Agreement or the direction of the Majority Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Bond Trustee, or exercising any trust or power conferred upon the Bond Trustee, under this Indenture; and

                  (iv) no provision of this Indenture shall require the Bond Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repay-

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
         ment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

         (d) Whether or not herein or therein expressly so provided, every provision of this Indenture and the other Finance Documents to which it is a party relating to the conduct or affecting the liability of or affording protection to the Bond Trustee (and its officers, directors, employees, agents, successors and assigns) shall be subject to the provisions of this Section 10.1 and, notwithstanding anything to the contrary, the Intercreditor Agreement.

         (e) The Bond Trustee shall not be responsible for insuring any Project or for collecting any insurance monies and shall have no responsibility for the financial, physical or other condition of the Project.

         (f) Promptly upon request, the Bond Trustee shall comply with all reasonable written requests for information from any Holder or from the Initial Purchaser.

         Section 10.2 Certain Rights of Bond Trustee. (a) The Bond Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, notice, other evidence of Indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties.

         (b) Any request or direction of the Issuer shall be sufficiently evidenced by a written instrument signed by an Authorized Officer of the Issuer and any resolution of the Management Committee of the Issuer shall be sufficiently evidenced by a copy thereof certified by a secretary or assistant secretary of the Issuer.

         (c) Whenever in the administration of this Indenture the Bond Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Bond Trustee (unless other evidence is herein specifically prescribed to be relied upon) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate.

         (d) The Bond Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

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         (e) The Bond Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Bond Trustee security or indemnity (acceptable to the Bond Trustee) against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         (f) The Bond Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, notice, other evidence of Indebtedness or other paper or document, but the Bond Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

         (g) The Bond Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by agents, attorneys, custodians or nominees and the Bond Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney custodian or nominee appointed in good faith by it hereunder.

         (h) The Bond Trustee shall be under no obligation to take any action pursuant to any request or direction, if it shall receive conflicting requests or directions from any party so authorized; provided that the Bond Trustee informs such parties as to the existence of such conflicting requests or directions.

         (i) The Bond Trustee shall be under no obligation to take any action which is discretionary with the Bond Trustee under this Indenture or any other Finance Document.

         (j) The Bond Trustee shall have no responsibility with respect to the recording, re-recording, filing or re-filing under the laws of any jurisdiction of this Indenture or any other Security Document, or any document or statement that may be recorded, re-recorded, filed or re-filed under any such laws to perfect or protect the security interests created by or pursuant to this Indenture, any other Security Document or any other document or to the payment of fees, charges, or Taxes in connection therewith or to give any notice thereof.

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
         Section 10.3 Notice of Defaults. (a) If payment on any Bond is not made when it becomes due and payable, the Bond Trustee shall promptly notify the Issuer that it has failed to make such payment. Subject to the Intercreditor Agreement, within thirty (30) days after the occurrence of any Indenture Event of Default of which a Responsible Officer of the Bond Trustee has actual knowledge, the Bond Trustee shall give to all Holders, in the manner provided for in Section 12.5(b), notice of such Indenture Event of Default, unless such Indenture Event of Default shall have been cured or waived.

         (b) Except as otherwise expressly provided herein, the Bond Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein, or of any other documents executed in connection with the Bonds, or as to the existence of an event of default thereunder, and shall not be deemed to have notice of an Indenture Event of Default unless and until a Responsible Officer of the Bond Trustee shall have (i) been notified in writing in accordance with the terms hereof or (ii) shall have received notice thereof from the Collateral Agent pursuant to Section 2.2 of the Intercreditor Agreement. The receipt by the Bond Trustee of notice pursuant to either clause (i) or clause (ii) shall constitute for purposes of this Indenture "actual knowledge" on behalf of the Bond Trustee.

         (c) The Bond Trustee shall give to all Holders any notices received by it pursuant to the Intercreditor Agreement (other than those specifically for the Bond Trustee only).

         Section 10.4 Not Responsible for Recitals or Issuance of Bonds. The recitals, representations, warranties, and other statements contained herein, in the other Finance Documents, and in the Bonds, except the Bond Trustee's certificate of authentication, shall be taken as the statements of the Issuer, and the Bond Trustee assumes no responsibility for their correctness. The Bond Trustee makes no representations as to the validity or sufficiency of this Indenture or any of the other Finance Documents or of the Bonds. The Bond Trustee shall not be accountable for the use or application by the Issuer of the Bonds or the proceeds of the issuance and sale thereof.

         Section 10.5 May Hold Bonds. The Bond Trustee or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Bonds and may deal with the Issuer with the same rights it would have if it were not Bond Trustee or such other agent.

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         Section 10.6 Monies Held in Trust. Money held by the Bond Trustee in trust hereunder need not be segregated from other funds except to the extent required by Applicable Law. The Bond Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

         Section 10.7 Compensation; Reimbursement; Indemnification. (a) The Issuer hereby agrees:

                  (i) to pay to the Bond Trustee, as agreed upon from time to time in writing, reasonable compensation for all services rendered by it hereunder or in connection with the Finance Documents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (ii) except as otherwise expressly provided herein, to reimburse the Bond Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Bond Trustee in accordance with any provision of this Indenture or in connection with the Finance Documents (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

                  (iii) to indemnify each of the Bond Trustee and its officers, directors, employees, representatives and agents and any predecessor Bond Trustee for, defend and hold it and them harmless against, any and all loss, liability, claim, damage, or expense (including Taxes other than Taxes based on the income of the Bond Trustee) incurred without gross negligence or bad faith on its or their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself or themselves against any claim or liability in connection with the exercise or performance of any of its or their powers or duties hereunder.

         (b) The rights, privileges, protections, immunities and benefits given to the Bond Trustee, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by, the Bond Trustee in each of its capacities hereunder (including as Paying Agent and Registrar) and to each agent, custodian and other Person employed to act hereunder. All indemnifications and releases from liability

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granted hereunder to the Bond Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

         (c) The obligations of the Issuer under this Section 10.7 shall survive payment in full of the Bonds, the resignation or removal of the Bond Trustee and the termination of this Indenture.

         (d) When the Bond Trustee or any predecessor Bond Trustee incurs expenses or renders services in connection with the performance of its obligations hereunder (including its services as an Authorized Agent) after an Indenture Event of Default occurs, the expenses and compensation for such services are intended to constitute expenses of administration under applicable bankruptcy, insolvency or other similar United States Federal or state law to the extent provided in Section 503(b)(5) of the Federal Bankruptcy Code.

         Section 10.8 Eligibility. There shall at all times be a Bond Trustee hereunder which shall (a) be a corporation which complies to the eligibility requirements of the Trust Indenture Act and (b) have a combined capital and surplus of at least $100,000,000. If such corporation or other entity publishes reports of condition at least annually, pursuant to Applicable Law or to the requirements of said supervising or examining authority, then for purposes of this Section 10.8, the combined capital and surplus of such corporation or other entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Bond Trustee shall cease to be eligible in accordance with the provisions of this
Section 10.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 10. None of the Issuer, any other obligor upon the Bonds or any Affiliate of any of the foregoing shall serve as Bond Trustee hereunder.

         Section 10.9 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Bond Trustee and no appointment of a successor Bond Trustee pursuant to this Article 10 shall become effective until the acceptance of appointment by the successor Bond Trustee in accordance with the applicable requirements of Section 10.10.

         (b) The Bond Trustee may resign at any time by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Bond Trustee required by Section 10.10 shall not have been delivered to the Bond Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Bond Trustee may

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petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Bond Trustee.

         (c) The Bond Trustee may be removed at any time by Act of the Majority Holders, delivered to the Bond Trustee and the Issuer. If the instrument of acceptance by a successor Bond Trustee required by Section 10.10 shall not have been delivered to the Bond Trustee within thirty (30) days after such removal, the removed Bond Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Bond Trustee.

         (d) If at any time any of the following shall occur:

                  (i) the Bond Trustee shall fail to comply with the provisions of the Trust Indenture Act Section 310(b) after written request therefor by the Issuer or by any Holder who has been a bona fide Holder for at least six (6) months, except when the Bond Trustee's duty to resign is stayed in accordance with the provisions of Trust Indenture Act Section 310(b);

                  (ii) the Bond Trustee shall cease to be eligible under Section
         10.8 and shall fail to resign after written request therefor by the Issuer or by any Holder of a Bond; or

                  (iii) the Bond Trustee shall be adjudged a bankrupt or insolvent or a receiver of the Bond Trustee or of its property shall be appointed or any public officer shall take charge or control of the Bond Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) the Issuer by a resolution of its Management Committee may remove the Bond Trustee, or (B) subject to the requirements of
Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Bond for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Bond Trustee and the appointment of a successor Bond Trustee.

         (e) If the Bond Trustee shall resign, be removed or become incapable of action, or if a vacancy shall occur in the office of Bond Trustee for any reason, the Issuer, by a resolution of its Management Committee, shall promptly appoint a successor Bond Trustee and shall comply with the applicable requirements of

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Section 10.10. If, within thirty (30) days after such resignation, removal or incapability, or the occurrence of such vacancy, the Issuer has not appointed a successor Bond Trustee, then a successor Bond Trustee may be appointed by Act of the Majority Holders delivered to the Issuer and the retiring Bond Trustee, the successor Bond Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 10.10, become the successor Bond Trustee with respect to the Bonds and to that extent supersede the successor Bond Trustee appointed by the Issuer. If no successor Bond Trustee shall have been so appointed by the Issuer or the Holders and have accepted appointment in the manner required by Section 10.10, subject to the requirements of Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Bond for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Bond Trustee.

         (f) The Issuer shall, at its own expense, give notice of each resignation and each removal of the Bond Trustee and each appointment of a successor Bond Trustee to all Holders in the manner provided in Section 12.5(b) and shall give such notice to each of the Rating Agencies. Each notice required to be given pursuant to this Section 10.9(f) shall include the name of the successor Bond Trustee and the address of its principal corporate trust office.

         Section 10.10 Acceptance of Appointment by Successor Bond Trustee. (a) In case of the appointment hereunder of a successor Bond Trustee, every such successor Bond Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Bond Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Bond Trustee shall become effective and such successor Bond Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Bond Trustee; provided that, on the request of the Issuer or the successor Bond Trustee, such retiring Bond Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Bond Trustee all the rights, powers and trusts of the retiring Bond Trustee and shall duly assign, transfer and deliver to such successor Bond Trustee all property and money held by such retiring Bond Trustee hereunder.

         (b) Upon request of the Collateral Agent or the Issuer, any successor Bond Trustee shall execute any and all instruments for more fully and certainly vesting in

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and confirming to such successor Bond Trustee all such rights, powers and trusts under the other Finance Documents to which the Bond Trustee is a party.

         (c) Upon request of any successor Bond Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Bond Trustee all such rights, powers and trusts referred to in clause (a) of this Section 10.10.

         (d) No successor Bond Trustee shall accept its appointment unless at the time of such acceptance such successor Bond Trustee shall be qualified and eligible under this Article 10.

         Section 10.11 Merger, Conversion, Consolidation or Succession to Business. Any corporation or other entity into which the Bond Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Bond Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of the Bond Trustee, shall be the successor of the Bond Trustee hereunder, provided such corporation or other entity shall be otherwise qualified and eligible under this Article 10, without the execution and filing of any instrument or any further act on the part of any of the parties hereto. In case any Bonds shall have been authenticated, but not delivered, by the Bond Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Bond Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Bond Trustee had itself authenticated such Bonds.

         Section 10.12 Authorization. The Bond Trustee is hereby authorized to execute, deliver and perform on behalf of the Holders the Intercreditor Agreement and each of the other Finance Documents to which the Bond Trustee is or is intended to be a party, and each Holder agrees to be bound by all of the agreements of the Bond Trustee contained therein.

         Section 10.13 Disqualification; Conflicting Interests. If the Bond Trustee has or shall acquire a conflicting interest within the meaning of
Section 310(b) of the Trust Indenture Act, the Bond Trustee shall either eliminate such interest or resign, to the extent, within the time periods, and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

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         Section 10.14 Trustee's Application for Instructions from the Company.
Any application by the Bond Trustee for written instructions from the Issuer may, at the option of the Bond Trustee, set forth in writing any action proposed to be taken or omitted by the Bond Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Bond Trustee shall not be liable for any action taken by, or omission of, the Bond Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Bond Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

         Section 10.15 Appointment of Co-trustee. (a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction, denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or any Transaction Document, and in particular in case of the enforcement of any such document on default, or in case the Bond Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Bond Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Bond Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 10.15 are adopted to these ends.

         (b) In the event that the Bond Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Bond Trustee with respect thereto shall be exercisable by and vested in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

         (c) Should any instrument in writing be required by the separate trustee or co-trustee so appointed by the Bond Trustee for more fully and certainly vesting in

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and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Bond Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

                                   ARTICLE 11

                   HOLDERS' LISTS AND REPORTS BY BOND TRUSTEE

         Section 11.1 Names and Addresses of Holders. If the Bond Trustee is at any time not the Registrar, the Issuer will give the Bond Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location of the Securities Register, and the Bond Trustee shall have the right to inspect the Security Register at all reasonable times and to obtain copies thereof, and the Bond Trustee shall have the right to rely upon such Security Register as to the names and addresses of the Holders of the Bonds and the principal amounts and numbers of such Bonds.

         Section 11.2 Bond Trustee to Furnish Other Information. On or before March 15 of every year, so long as any Bonds are Outstanding hereunder, the Bond Trustee shall transmit to the Holders a brief report, dated as of the preceding December 31, to the extent required by Section 313 of the Trust Indenture Act in accordance with the procedures set forth in said Section. A copy of such report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Bonds are traded.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

         Section 12.1 Third Party Beneficiaries. Except as provided in Section 12.6, nothing in this Indenture or in the Bonds, express or implied, shall give or be construed to give any Person, other than the parties hereto and the Holders of the Bonds, any benefit or any legal or equitable right, remedy or claim under this Indenture.

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         Section 12.2 Severability. In case any provision in or obligation under this Indenture or the Bonds shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any jurisdiction, shall not in any way be affected or impaired thereby.

         Section 12.3 Substitute Notice. If for any reason it shall be impossible to make publication of any notice required hereby in a newspaper or financial journal of general circulation in the Borough of Manhattan, the City of New York, then such publication or other notice in lieu thereof with the approval of the Bond Trustee shall constitute a giving of such notice.

         Section 12.4 Notice to Rating Agencies. Upon the occurrence of any Indenture Event of Default of which a Responsible Officer of the Bond Trustee has actual knowledge hereunder, the Bond Trustee shall promptly give notice thereof to the Issuer and each Rating Agency then assigning a Rating to the Bonds.

         Section 12.5 Notices. (a) Except as otherwise expressly provided herein, (i) all notices and other communications provided for hereunder shall be provided in writing (including telex or facsimile communication) and shall be sent by telecopy or telex with the original of such communication dispatched by registered airmail (or, if inland, registered first-class mail) with postage prepaid to the Issuer, the Bond Trustee, the Collateral Agent and the Rating Agencies at their respective addresses specified on Schedule III hereto, or at such other address as shall be designated by such Person in a written notice to the other parties hereto and (ii) any notice given to a party by mail or by courier shall be deemed delivered upon receipt thereof (unless the party refuses to accept delivery, in which case the party shall be deemed to have accepted delivery upon presentation) and any notice given to a party by telecopy shall be deemed effective on the date it is actually sent to the intended recipient by confirmed telecopy transmission to the telecopier number specified on Schedule III.

         (b) Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at its address as it appears in the Securities Register, not later than the latest date (if any) and not earlier than the earliest date (if any) prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and

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such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Bond Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the matter herein provided shall be conclusively presumed to have been duly given.

         Section 12.6 Successors and Assigns. All of the covenants, promises and agreements in this Indenture by or on behalf of the Issuer or the Bond Trustee shall bind and inure to the benefit of their respective successors and assigns, regardless of whether so expressed.

         Section 12.7 Section Headings. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Indenture.

         Section 12.8 Counterparts. This Indenture may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument and any of the parties hereto may execute this Indenture by signing any such counterpart.

         Section 12.9 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) THIS INDENTURE IS A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         (b) Any legal action or proceeding against the Issuer with respect to this Indenture may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Indenture, the Issuer hereby irrevocably submits and accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Issuer agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Issuer, and may be enforced in any other jurisdiction, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the

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judgment. The Issuer hereby irrevocably designates, appoints and empowers CT
Corporation System with offices on the date hereof at 111 Eighth Avenue, New York, N.Y. 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notice and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such agent, the Issuer agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Bond Trustee. The Issuer further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Issuer, at its address referred to in Section 12.5(a), such service to become effective five
(5) days after such mailing. Nothing herein shall affect the right of the Bond Trustee or any other Person to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Issuer in any other jurisdiction.

         (c) The Issuer hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Indenture in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (d) WITH REGARD TO THIS INDENTURE, EACH PARTY HERETO HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY.

         Section 12.10 Legal Holidays. In any case where the Redemption Date or the scheduled Payment Date of any Bond or of any installment of principal thereof or payment of interest thereon, or any date on which any defaulted interest is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture, any relevant Supplemental Indenture or such Bond) payment of interest and/or principal, and/or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Redemption Date or on the scheduled Payment Date, or on the date on which the defaulted interest is proposed to be paid, and, except as provided in any Supplemental Indenture, if such payment is timely made, no interest shall accrue for the period from and after such Redemption Date or scheduled Payment Date, or date

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for the payment of defaulted interest, as the case may be, to the date of such payment.

         Section 12.11 Limitation of Liability. (a) Notwithstanding any other provisions hereof, the obligations of the Issuer hereunder are solely the obligations of the Issuer and no recourse shall be had against NRG, the Members or any employee, officer, director, member, shareholder, Affiliate, agent or servant of the Issuer or NRG (each a "Non-Recourse Person") with respect to the Bonds or this Indenture, any of the obligations of the Issuer hereunder or any obligation of the Issuer for the payment of any amount payable hereunder for any claim based on, arising out of or relating to the Bonds or this Indenture; provided, however, that nothing in this Section 12.11 shall be deemed to affect or diminish (i) the express obligations of any such Non-Recourse Person under any Transaction Document to which such Non-Recourse Person is a party, (ii) the rights and remedies of the Bond Trustee and the Holders against any such Non-Recourse Person under any Transaction Document to which any such Non-Recourse Person is a party, (iii) the rights and remedies of the Bond Trustee and the Holders with respect to the Collateral or (iv) the rights and remedies of the Bond Trustee and the Holders against any such Non-Recourse Person that arise as a result of such Person's fraud or willful misconduct.

         (b) Anything in this Indenture to the contrary notwithstanding, in no event shall the Bond Trustee (or its officers, directors, employees, agents, successors and assigns) be liable under or in connection with this Indenture for any special, indirect or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Bond Trustee and regardless of the form of action.

         Section 12.12 Entire Agreement. This Indenture, together with any other agreements executed in connection herewith, is intended by the parties hereto as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions hereof.

         Section 12.13 All Payments in US Dollars. All payments under this Indenture or the Bonds shall be made exclusively in such coin or currency of the United States which, at the time of payment thereof, is legal tender for the payment of public and private debts.

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         Section 12.14 Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in and made a part of this Indenture. If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply in this Indenture as so modified or shall be excluded, as the case may be.

         Section 12.15 Communication Among Holders. Holders may communicate with other Holders with respect to their rights under this Indenture or the Bonds in accordance with Section 312(b) of the Trust Indenture Act. The Issuer, the Bond Trustee and all other Persons shall have the protection of Section 312(c) of the Trust Indenture Act.

         Section 12.16 Officers' Certificates and Opinions of Counsel. (a) Except as otherwise expressly provided in this Indenture, upon any application or request by the Issuer to the Bond Trustee that the Bond Trustee take any action under any provision of this Indenture, the Issuer shall furnish to the Bond Trustee an Officer's Certificate of the Issuer stating that all conditions precedent (if any) provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (if any) have been complied with; provided, however, that, in the case of any particular application or request as to which the furnishing of documents, certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each Authorized Representative signing such certificate or opinion has read such covenant or condition;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

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                  (iii) a statement that, in the opinion of each such Authorized
         Representative, such examination or investigation has been made as is necessary to enable each such individual to express an informed opinion as to whether such covenant or condition has been complied with;

                  (iv) a statement as to whether, in the opinion of each such Authorized Representative, such condition or covenant has been complied with; and

                  (v) in the case of an Officer's Certificate of the Issuer, a statement that no Default or Event of Default has occurred and is continuing (unless such Officer's Certificate relates to a Default or Event of Default).

         Section 12.17 Form of Certificates and Opinions Delivered to Bond Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons may certify or give an opinion as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but shall not be required to, be consolidated and form one instrument.

         (b) Any Officer's Certificate or opinion of an Authorized Representative of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or has reason to believe that the certificate or opinion of or representations by such counsel with respect to the matters upon which such Officer's Certificate or opinion of such officer is based are erroneous.

         (c) Any certificate of counsel or Opinion of Counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Issuer, upon a certificate or opinion of, or representations by, an Authorized Representative of the Issuer, unless such counsel knows or in the exercise of reasonable care should know that the certificate or opinion of or representations by such Authorized Representative with respect to the matters upon which such certificate or such Opinion of Counsel is based are erroneous. Any Opinion of Counsel stated to be based on another Opinion of Counsel shall be accompanied by such other Opinion of Counsel.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as a deed as of the date first above written.



                               NRG SOUTH CENTRAL GENERATING LLC



                               By: /s/ Craig A. Matacyznski
                                  ----------------------------------
                               Name: Craig A. Matacyznski
                               Title: President



                               LOUISIANA GENERATING LLC
                               (solely with respect to Sections 6.1, 6.3, 6.5 and 6.7)



                               By: /s/ Craig A. Matacyznski
                                  ----------------------------------
                               Name: Craig A. Matacyznski
                               Title: Vice President



                               THE CHASE MANHATTAN BANK
                               as Bond Trustee



                               By: /s/ Annette M. Marsula
                                  ----------------------------------
                               Name: Annette M. Marsula
                               Title: [Illegible]



                               THE CHASE MANHATTAN BANK
                               as Depositary Bank



                               By: /s/ Annette M. Marsula
                                  ----------------------------------
                               Name: Annette M. Marsula
                               Title: Vice President

                                   SCHEDULE I

                            AMORTIZATION OF PRINCIPAL


                          Series A        Series B
      Payment             Principal       Principal
       Date               Repayment       Repayment
       ----               ---------       ---------
September 15, 2000      $ 11,250.00      $        --
March 15, 2001          $ 12,500.00      $        --
September 15, 2001      $ 12,750.00      $        --
March 15, 2002          $ 12,750.00      $        --
September 15, 2002      $ 12,750.00      $        --
March 15, 2003          $ 12,750.00      $        --
September 15, 2003      $ 12,750.00      $        --
March 15, 2004          $  7,500.00      $        --
September 15, 2004      $  7,500.00      $        --
March 15, 2005          $  7,500.00      $        --
September 15, 2005      $  7,500.00      $        --
March 15, 2006          $  7,500.00      $        --
September 15, 2006      $  7,500.00      $        --
March 15, 2007          $  7,500.00      $        --
September 15, 2007      $  7,500.00      $        --
March 15, 2008          $ 12,500.00      $        --
September 15, 2008      $ 12,500.00      $        --
March 15, 2009          $ 13,750.00      $        --
September 15, 2009      $ 13,750.00      $        --
March 15, 2010          $ 17,500.00      $        --
September 15, 2010      $ 17,500.00      $        --
March 15, 2011          $ 21,250.00      $        --
September 15, 2011      $ 21,250.00      $        --
March 15, 2012          $ 22,500.00      $        --
September 15, 2012      $ 22,500.00      $        --
March 15, 2013          $ 22,500.00      $        --
September 15, 2013      $ 23,750.00      $        --
March 15, 2014          $ 23,750.00      $        --
September 15, 2014      $ 26,250.00      $        --
March 15, 2015          $ 26,250.00      $        --


                                  Schedule I-1

                         Series A         Series B
      Payment            Principal        Principal
       Date              Repayment        Repayment
       ----              ---------        ---------

September 15, 2015      $ 27,500.00      $        --
March 15, 2016          $ 27,500.00      $        --
September 30, 2016      $        --      $ 22,500.00
March 15, 2017          $        --      $ 22,500.00
September 15, 2017      $        --      $ 21,000.00
March 15, 2018          $        --      $ 19,500.00
September 15, 2018      $        --      $ 19,500.00
March 15, 2019          $        --      $ 18,000.00
September 15, 2019      $        --      $ 18,000.00
March 15, 2020          $        --      $ 16,500.00
September 15, 2020      $        --      $ 16,500.00
March 15, 2021          $        --      $ 16,500.00
September 15, 2021      $        --      $ 16,500.00
March 15, 2022          $        --      $ 16,500.00
September 15, 2022      $        --      $ 16,500.00
March 15, 2023          $        --      $ 15,000.00
September 15, 2023      $        --      $ 15,000.00
March 15, 2024          $        --      $ 15,000.00
September 15, 2024      $        --      $ 15,000.00
                        =========        ===========
                        $500,000.00      $300,000.00


                                  Schedule I-2

                                   SCHEDULE II

                               ACCOUNT INFORMATION




ACCOUNT NAME                         ACCOUNT NO.
------------                         -----------
Revenue Account                      C29902 A
Service Reserve Account              C29902 B


                                 Schedule II-1

                                  SCHEDULE III

                                NOTICE ADDRESSES




 1.      NRG South Central Generating LLC
         1221 Nicollet Mall, Suite 700
         Minneapolis, Minnesota 55403
         Attention: General Counsel
         Telecopier No.: (612) 373-5392
         Telephone No.: (612) 373-5300

 2.      Louisiana Generating LLC
         P.O. Box 15540
         Baton Rouge, Louisiana 70895
         Attention:  Alan Williams
         Telecopier No.: (225) 296-1746
         Telephone No.: (225) 291-3060

 3.      The Chase Manhattan Bank, as Bond Trustee
         Capital Markets Fiduciary Services
         450 West 33rd Street, 15th Floor
         New York, NY  10001
         Attention:  Annette M. Marsula
         International Project Finance Service Delivery
         Telecopier No.:  (212)946-8178
         Telephone No.:  (212)946-7557

 4.      The Chase Manhattan Bank, as Collateral Agent
         Capital Markets Fiduciary Services
         450 West 33rd Street, 15th Floor
         New York, NY  10001
         Attention:  Annette M. Marsula
         International Project Finance Service Delivery
         Telecopier No.:  (212)946-8178
         Telephone No.:  (212)946-7557

                                 Schedule III-1

 5.      The Chase Manhattan Bank, as Depositary Bank
         Capital Markets Fiduciary Services
         450 West 33rd Street, 15th Floor
         New York, NY  10001
         Attention:  Annette M. Marsula
         International Project Finance Service Delivery
         Telecopier No.:  (212)946-8178
         Telephone No.:  (212)946-7557

 6.      Moody's Investor Service
         99 Church Street
         New York, New York
         Attention:

 7.      Standard & Poor's
         55 Water Street
         New York, New York  10041
         Attention: Corporate Ratings

 8.      PricewaterhouseCoopers LLP
         650 Third Avenue South, Suite 1300
         Minneapolis, MN 55402
         Attention: David Schroeder

 9.      NRG Power Marketing Inc.
         1221 Nicollet Mall, Suite 700
         Attention: General Counsel
         Telecopier No.: (612) 373-5392
         Telephone No.: (612) 373-5300

 10.     NRG Central U.S. LLC
         1221 Nicollet Mall, Suite 700
         Attention: General Counsel
         Telecopier No.: (612) 373-5392
         Telephone No.: (612) 373-5300



                                 Schedule III-2

11.      South Central Generation Holding LLC
         1221 Nicollet Mall, Suite 700
         Attention: General Counsel
         Telecopier No.: (612) 373-5392
         Telephone No.: (612) 373-5300


                                 Schedule III-3

                                   SCHEDULE IV

                          ASSETS SPECIFICALLY HELD FOR RESALE

 1.      Cajun II Farmland.

A certain tract or parcel of land located in Sections 3, 4, 37, & 38, Township 4 South, Range 11 East, in the Pointe Coupee Parish, Louisiana, designated as CAJUN II - FARMLAND TRACT, on a map of survey prepared by Neel-Schaffer, Inc. Brown & Butler, dated September 4, 1996, last revised March 3, 2000, entitled "ALTA/ACSM Land Title Survey of a 2428.6++ Acre Tract in Sections 31, 32, 86 and 87, T-4-S, R-10-E, and Sections 3, 4, 5, 6, 35, 37 and 38, T-4-S, R-11-E, Pointe
Coupee Parish, Louisiana"LESS AND EXCEPT: a 13.00 acre tract for the Pointe Coupee Parish Prison located in the Northwest corner of said Cajun II Farmland Tract, fronting 650' on Louisiana Highway 981 and having a depth of +/-875' as shown on the map of survey.


2.       Cajun II Ballpark.

A certain 15 acre tract or parcel of land, located in Sections 31 & 32, Township 4 South -Range 10 East, Pointe Coupee Parish, Louisiana, and being more particularly described as follows: From a POINT OF REFERENCE being the Northeast corner of Section 87, T-4-S, R-10-E proceed S 0/44'39" E a distance of 1657.62' to a point and corner; thence proceed N 69/52'18" W a distance of 330.50' to a point and corner; thence proceed N 63/15'05"W a distance of 335.83' to a point and corner; thence proceed S 21/47'53"W a distance of 5991.98' to the POINT OF BEGINNING; thence from the POINT OF BEGINNING, continue S 21/47'53" W a distance of 1143.40' to a point and corner on the northerly right-of-way line of the Union Pacific Railway Company; thence proceed N 51/00'40" W along said northerly right-of-way line a distance of 240.80' to a point and corner; thence proceed along a curve to the right, being 25' east of and parallel to the centerline of a railroad spur, having a radius of 930.37', the long chord of which bears N 8/19'39" W - 945.49', a distance of 991.79' to a point and corner; thence proceed N 19/23'19" E a distance of 254.68' parallel to said centerline of a railroad spur to a point and corner; thence proceed S 68/12'07" E a distance of 715.28' to the POINT OF BEGINNING and containing 15.00 acres.

3.       Cajun I Lease Tract C.

A certain tract or parcel of land designated as Lease Site "C"containing 20.97 acres being located in Section Sixteen (16), Township Four South (T-4-S), Range Eleven East (R-11-E) southeastern land district, west of the Mississippi River, in the Parish of Pointe Coupee, State of Louisiana more particularly described on a survey entitled: "Map Showing Lease Site"C", Cajun 1 property being a portion of Tract "A", Cajun 1 property & "Nina" Plantation" by


                                  Schedule IV-1

Patin Engineers & Surveyors, Inc. certified by Celtus Langlois, State of Louisiana registered professional land surveyor number 4723 dated March 24, 2000.

4.       Oxbow Properties - DeSoto Parish.

All lands in Red River and DeSoto Parishes, Louisiana, acquired by Bayou Pierre Venture from Benthura Corporation by Act of Sale dated March 2, 1976, said Act recorded in Red River Parish, Louisiana on March 18, 1976, in Registry Number 130282, Conveyance Book 152, Page 179, and recorded in DeSoto Parish, Louisiana on March 24, 1976, in Registry Number 384830, Conveyance Book 364, page 110, and containing 6,774 net acres, more or less,LESS AND EXCEPT: that portion of lands thereafter sold by Bayou Pierre Venture to Phillips Petroleum Company by Act of Sale dated July 2, 1976, said Act recorded in Red River Parish, Louisiana, on July 21, 1976, in Registry Number 131140, Conveyance Book 153, Page 777, and recorded in DeSoto Parish, Louisiana, on July 21, 1976, in Registry Number 387661, Conveyance Book 358, page 629, and containing 3,443 net acres, more or less, the remaining property containing 3,331 acres, more or less.

5.       Oxbow Properties - Red River Parish.

a.       60 acres in Section 20, T12N, R10W purchased from Clarence Taylor;

b.       20 acres in Section 20, T12S, R10W expropriated from Mrs. Ben Thomas;

c. 200 acres in Section 20, T12N, R10W expropriated from Ira Campbell and Avonia Campbell Trusts;

d. 240 acres of which 200 acres being located in Section 29, T12N, R10W purchased from M.J. Bearden and J.M. Vinson, and 40 acres being located in Section 20, T2N, R10W LESS AND EXCEPT: 120 acres in Section 29 sold to Phillips Coal Co.;

e. 90 acres in Section 29, T12N, R10W purchased from heirs of Mariah Allen;

f.       80 acres in Section 29, T12N, R10W purchased from John Stuart;

g. 30 acres in Section 29, T12N, R10W purchased from heirs of Sandy & Sally Horton;

h.       161.5 acres in Section 29, T12N, R10W purchased from Thomas Stephens;

i. 7.3 acres in Section 29, T12N, R10W purchased from Thomas Stephens, Mary Jane Bearden, & Jean Marine Vinson; and

j.       810 acres in Sections 29, 30, 31 & 32, T12N, R10W.


                                 Schedule IV-2

6. Mineral rights to a seven acre parcel of land at 112 Telly Street, New Roads, Louisiana.

All right, title, and interest of lessor or grantor in and to that certain Oil, Gas, & Mineral Lease made granted by Cajun Electric Power Cooperative, Inc. dated November 10, 1977, recorded on November 16, 1997 in Conveyance Book 147, Entry No. 291, official records of the Clerk and Recorder for the Parish of Point Coupee, and affecting the following described property:

A certain lot or parcel of land, situated in Sections 50 and 51, Township 4 South, Range 10 East, Parish of Pointe Coupee, State of Louisiana, and designated thereon as TRACT A-1 and TRACT A-2 on a map of survey prepared by Rohan B. Lafleur, Registered Land Surveyor, dated April 16, 1980, a copy of which is attached to an act of sale by Cajun Electric power Cooperative, Inc. to Pointe Coupee Electric Membership Corporation recorded on June 17, 1982 in Conveyance Book 230, Entry No. 135, in the office of the Clerk and Recorder for the Parish of Pointe Coupee. Tract A-1 and Tract A-2 having a combined front of
549.91 feet on the north right of way limits of Louisiana Highway No. 1 which runs along False River, a depth on the west boundary line of Tract A-1 of 560.10 feet, a depth on the east boundary line of Tract A-2 of 510.00 feet and having a combined width on their north boundary line of 563.76 feet and being bounded as follows: in front or South by the north right of way limits of La. Highway No. 1; in the rear or North by the south right of way limits of a 60-feet-wide street shown on the map of survey; on the West by the east right of way limits of Fairfield Avenue and on the East by property of others; Tract A-1 containing
4.26 acres, and Tract A-2 containing 2.56 acres.

7.       520 MW General Electric steam turbine generator:

All component parts of an eighteen-stage General Electric G-2 design, tandem-compound, opposed flow high pressure-reheat section, four-flow low pressure, steam turbine generator with 30 inch last stage buckets. The turbine generator serial number is 270T138.

8. 848 steel rotary dump railcars bearing the designation CEPX and the following Interstate Commerce Commission Registration numbers, respectively:

0100, 0150, 0175, 0200, 0250, 0225 0275, 0300, 0325, 0350, 1000, 1002, through
1018, inclusive, 1020, 1022 through 1027, inclusive, 1029 through 1078, inclusive, 1080 through 1102, inclusive, 1104 through 1131, inclusive, 1133 through 1135, inclusive, 1138 through 1191, inclusive, 1193 through 1194, inclusive, 1196 through 1217, inclusive, 1219 through 1242, inclusive, 1245 through 1259, inclusive, 1261 through 1278, inclusive, 1280 through 1288, inclusive, 1290 through 1292, inclusive, 1294 through 1299, inclusive, 1301 through


                                 Schedule IV-3

1305, inclusive, 1307 through 1334, inclusive, 1336 through 1352, inclusive, 1354 through 1386, inclusive, 1388 through 1405, inclusive, 1407 through 1444, inclusive, 1446 through 1465, inclusive, 1467, 1469 through 1483, inclusive, 1485, 1487 through 1606, inclusive, 1608, 1610 through 1627, inclusive, 1629 through 1642, inclusive, 1644 through 1648, inclusive, 1650 through 1685, inclusive, 1687 through 1711, inclusive, 1713 through 1731, inclusive, 1733 through 1739, inclusive, 1741 through 1745, inclusive, 1747 through 1814, inclusive, and 1816 through 1877, inclusive.

9.       Specific Delivery Facilities - Substations, Microwaves and Transmission
         Lines:


Ashland                                              Provencal

Bayou Lourse                                         Ruston East

Bayou Ramos                                          Scanlan

Belleplace                                           Semere Road

Black River                                          Serpent

Cane River                                           Sulphur

Chalkey                                              Talisheek

Chickasaw                                            Terrell Road

Creole                                               Trussells Crossing

DeRidder                                             Tupper

Derouen                                              Vatican

Duboin                                               Veazie

East Leesville                                       Vignes

French Branch                                        Waterloo

French Settlement                                    BCI

Gilbert                                              BCII

                                 Schedule IV-4

Greenwood                                            Big Cane

Judice                                               Carroll

Krotz Springs                                        Clarence

Landry                                               Colfax

LeBlanc                                              Darlington

Ledoux                                               Greenburg

Log Cabin                                            HQ

Marion                                               Mandeville

Many                                                 Mansfield

Minden                                               Motgomery

Moss Bluff                                           OC

N. Crowley                                           Quinton

Oaklawn                                              Slidell

Patoutville                                          St. Landry

Persimmon Mill                                       Wilmer

Pinecliff                                            Zachary

Plaisance                                            Chalkey-Creole Transmission Line

Potter

10.      Towboats and barges:

a.       Cepco 1 Tow Boat
         Built in 1980
         Length 70', width 28', depth 10'


                                 Schedule IV-5

b.       Cepco 2 Tow Boat
         Built in 1980
         Length 66.5', width 26', depth 10.5'

c.       Scrap Barge
         Built in 1990
         Length 115', width 35', depth 12'

d.       Shuttle Barge
         Built in 1978
         Length 40', width 40'

e.       Work Barge
         Built in 1990
         Length 110', width 30', draft 5'

11. Solid Waste Closure Trust Fund created by Trust Agreement, dated as of June 23, 1989, between Cajun Electric Power Cooperative, Inc., as grantor, and Hibernia National Bank, as trustee.

12.      Corporate Headquarters - East Baton Rouge Parish.

Two (2) certain lots or parcels of ground, together with all the buildings and improvements thereon, situated in the Parish of East Baton Rouge, Louisiana, and being more particularly described on that certain "Map Showing Survey of a Resubdivision of Lots 188A, 190, 191, 192 and 193, Southpark 2nd Filing, into Lots 188B and 190A, and Relative Location of Lot B-1, Southpark Subdivision, located in Section 76, T-7-S, R-1-E, Greensburg Land District of Louisiana, East Baton Rouge Parish," prepared by Ray Ingram, R.L.S. of Barbay Associates, dated September 23, 1980, which is recorded in the Official Records of the Clerk and Recorder in and for East Baton Rouge Parish, Louisiana as Original 975, Bundle 9396, and being more particularly described as LOT B-1, containing 2.6636 acres, more or less, and LOT 188B, containing 2.8217 acres, more or less, subject to the servitudes and building setback lines of record and as shown on said survey map.

13.      NRG New Roads Holdings LLC (Unrestricted Subsidiary).

                                 Schedule IV-6

                                  SCHEDULE 4.16

                                      LIENS



                                      None.


                                 Schedule 4.16

                                  SCHEDULE 4.17

                                   GUARANTEES



                                      None.



                                 Schedule 4.17

                                  SCHEDULE 4.21

                                   INVESTMENTS

                                      None.







                                Schedule 4.21-1

                                   APPENDIX A

         "Acceptable Credit Support" shall mean (a) a letter of credit from a commercial bank or other financial institution whose long-term unsecured debt obligations are rated at least "A" from S&P and "A2" from Moody's or (b) an unconditional guarantee by NRG or an Affiliate thereof (other than either Obligor or any Additional Guarantor) subject to NRG or such Affiliate maintaining at least a "Baa3" rating from Moody's and at least a "BBB-" with a stable outlook rating from S&P.

         "Accredited Investors" shall have the meaning given to that term in
Section 2.5.4.

         "Acquired Assets" has the meaning set forth in the Acquisition
Agreement.

         "Acquisition" shall mean the acquisition of the Project in accordance with the Acquisition Agreement in all material respects.

         "Acquisition Agreement" means the Fifth Amended and Restated Asset Purchase and Reorganization Agreement, dated as of September 21, 1999 among the Subsidiary Guarantor, Ralph K. Mabey, as Chapter 11 Trustee of Cajun and, as to certain sections of the agreement only, NRG.

         "Act" when used with respect to any Holder, shall have the meaning given that term in Section 7.1.

         "Additional Bonds" shall mean any Bonds issued pursuant to Section 2.3.

         "Additional Guarantor" shall mean a Person owning, acquiring, operating, maintaining, constructing or developing nonnuclear electric generating or district energy assets located in the United States that the Issuer or one or more of its Subsidiaries (other than Unrestricted Subsidiaries) acquires or creates in accordance with the terms set forth herein that is designated by the Issuer's Management Committee as an Additional Guarantor pursuant to a Resolution but only to the extent such Subsidiary complies with the requirements of Section 4.18 hereof or Section 3.16 of the Guarantor Loan Agreement, as applicable; provided that such term shall in no event include any Subsidiary designated by the Issuer as an Unrestricted Subsidiary. Any such designation by the Issuer's Management Committee shall be evidenced to the Bond Trustee by filing with the Bond Trustee a certified copy of the Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.


                                  Appendix A-1

         "Additional Project Document" shall mean any material Project Document entered into after the Closing Date.

         "Affiliate" shall mean, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent Members" shall have the meaning given to that term in Section 2.5.5(a).

         "Annual Audited Financial Statements" shall mean, for any Person, audited financial statements of such Person prepared in accordance with GAAP.

         "Applicable Law" shall mean, with respect to any Person, property or matter, any of the following applicable thereto: any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, arbitral decision, Governmental Approval, approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether in effect as of the date of this Indenture or thereafter and in each case as amended (including, without limitation, any pertaining to land use or zoning restrictions).

         "Applicable Procedures" shall have the meaning given to that term in
Section 2.7.2(a).

         "Approved Restoration Plan" shall mean a plan which provides for the repair, replacement or rebuilding of all or any material portion of the Project and which is accompanied by a certificate of an Authorized Officer of an Obligor certifying that (a) after taking into consideration the availability of Loss Proceeds and such other proceeds available for the repair, replacement or restoration of such Project, there will be adequate cash flow including, without limitation, any Loss Proceeds, during the period of repair, replacement or restoration to pay all ongoing expenses, including Debt Service, if any, and (b) no Material Adverse Effect would reasonably be expected to result from such repair, replacement or restoration.

         "Assets Specifically Held for Resale" shall mean the assets listed on
Schedule IV.

         "Auditors" shall mean PricewaterhouseCoopers LLP or such other nationally recognized firm of independent certified public accountants as the Obligors may from time to time appoint as auditors of such Person.


                                  Appendix A-2

         "Authenticating Agent" shall have the meaning given to that term in
Section 2.6.2.

         "Authorized Agent" shall have the meaning given to that term in Section 2.6.3(a).

         "Authorized Officer" or "Authorized Representative" shall mean (a) in the case of any corporation or limited liability company, the chief executive officer, the president, the chief financial officer, a vice president, the treasurer or an assistant treasurer or any director of such corporation or limited liability company; (b) in the case of any general or limited partnership, any Person authorized by the general partner (or such other Person that is responsible for the management of such partnership) to take the applicable action on behalf of such partnership or any officer (with a title specified in clause (a) above) or Authorized Officer of such partnership's managing general partner (or such other Person that is responsible for the management of such managing general partner) and (c) with respect to the Holders under Article 5 of the Indenture, the Bond Trustee.

         "Beauregard" shall mean Beauregard Electric Cooperative, Inc.

         "Bond" or "Bonds" shall mean any of the Initial Bonds and, when issued, any of the Additional Bonds issued pursuant to this Indenture.

         "Bond Proceeds" shall mean all net proceeds received by the Issuer from the issuance of Bonds.

         "Bond Trustee" shall mean The Chase Manhattan Bank, its successors and assigns, in its capacity as trustee under this Indenture.

         "Business Day" shall mean any day that is not a Saturday, Sunday or legal holiday in the State of New York, or a day on which banking institutions chartered by the State of New York, or the United States, are legally required or authorized to close.

         "Cajun" shall mean Cajun Electric Power Cooperative Inc.

         "Cash Equivalents" shall mean, as to any Person: (a) direct obligations of the United States, or any agency thereof, (b) obligations fully guaranteed by the United States or any agency thereof, (c) certificates of deposit or bankers acceptances issued by commercial banks (including the Bond Trustee or any of its Affiliates) organized under the laws of the United States or of any political subdivision thereof or under the laws of Canada, Japan, Switzerland or any country that is a member of the European Economic Community having a combined capital and surplus of at least $250,000,000 and having long-term unsecured debt securities then rated "A" or better by S&P and "A-2" or better by Moody's (but at the time of invest-


                                  Appendix A-3
ment not more than $25,000,000 may be invested in such certificates of deposit from one bank), (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above, entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) open market commercial paper of any corporation incorporated or doing business under the laws of the United States or of any political subdivision thereof having a rating of at least "A-1" from S&P and "P-1" from Moody's (but at the time of investment not more than $25,000,000 may be invested in such commercial paper from any one company), (f) auction rate securities or money market preferred stock having one of the two highest ratings obtainable from S&P and Moody's (or, if at any time neither S&P nor Moody's may be rating such obligations, then from another nationally recognized rating service acceptable to the Bond Trustee), (g) investments in money market funds or money market mutual funds sponsored by any securities broker dealer of recognized national standing or an Affiliate thereof), having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the following clauses having a rating of "A" or better by S&P and "A-2" or better by Moody's (including money market funds for which the Depositary Bank in its individual capacity or any of its Affiliates is investment manager or adviser) or (h) a deposit of any bank (including the Bond Trustee), trust company or financial institution authorized to engage in the banking business having a combined capital and surplus of at least US$500,000,000, whose long-term, unsecured debt is rated "A" or higher by S&P and "A2" or higher by Moody's.

         "Cash Flow Available for Debt Service" shall mean, for any period, (a) the sum of all (i) Project Revenues for such period plus(ii) all other revenues of the Obligors and any Additional Guarantor (including investment income from Cash Equivalents and any payments received under Hedging Agreements (other than interest rate protection agreements)) received during such period minus(b) the sum of all (x) Operating and Maintenance Expenses for such period (other than nonrecurring expenses in connection with the issuance of Permitted Indebtedness) plus (y) all capital expenditures (unless funded with Permitted Indebtedness (other than the Working Capital Facility), additional equity contributions made explicitly for this purpose, or Restricted Payments otherwise permitted to be made pursuant to this Indenture) plus (z) any payments made under Hedging Agreements (other than interest rate protection agreements), in each case for the Obligors and any Additional Guarantor on a consolidated basis.

         "Certificated Bonds" shall mean a Bond issued in certificated form to a Person other than the Depositary.

         "Change of Control" shall mean the acquisition, directly or indirectly, beneficially or of record or otherwise, by any Person or group (within the meaning of the Exchange Act and


                                  Appendix A-4
the rules of the Commission thereunder as in effect on the date hereof) other than NRG or its Controlled Subsidiaries of Control of the Issuer; provided that there shall be no Change of Control if either (i) after the occurrence of either of such events, the Rating Agencies confirm in writing that no Ratings Downgrade will occur or (ii) Holders representing not less than 66-2/3% of the aggregate principal amount of the Outstanding Bonds approve the occurrence of such event.

         "Change of Control Offer" shall have the meaning given to that term in
Section 3.1(b).

         "Claiborne" shall mean Claiborne Electric Cooperative, Inc.

         "Clearstream" shall mean Clearstream Banking, societe anonyme (formerly Cedelbank, societe anonyme).

         "Closing Date" shall mean the date of issuance and delivery of the Initial Bonds.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

         "Collateral" shall mean the Issuer Collateral and the Guarantor Collateral.

         "Collateral Agent" shall mean The Chase Manhattan Bank, its successors and assigns solely in its capacity as collateral agent under the Intercreditor Agreement and the other Finance Documents to which it is a party.

         "Commission" shall mean the United States Securities and Exchange Commission or, if at any time after the date of this Indenture such Commission is not existing and performing the duties now assigned to under Applicable Law, the body performing such duties at such time.

         "Concordia" shall mean Concordia Electric Cooperative, Inc.

         "Consumer Price Index" shall mean the consumer price index computed and issued by the Bureau of Labor Statistics of the U.S. Department of Labor.

         "Control" shall mean the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.


                                  Appendix A-5

         "Corporate Trust Office" shall mean the principal office of the Bond Trustee or Security Registrar at which the corporate trust business of the Bond Trustee or Registrar, as the case may be, shall at any particular time be principally administered, which at the time of the execution of this Indenture is, in each case, located at 450 W. 33rd Street, New York, New York 10001,
Attention: Capital Markets Fiduciary Services.

         "Covenant Defeasance Option" shall have the meaning given to that term in Section 9.2(a)(ii).

         "Debt Service" shall mean, on a consolidated basis of the Issuer and its Subsidiaries (other than Unrestricted Subsidiaries) without duplication, the sum of (a) all principal, interest, premium (if any) and other amounts due with respect to the Bonds and all other Permitted Indebtedness (other than Subordinated Indebtedness, fees payable in connection with the issuance of Permitted Indebtedness and principal payments under the Working Capital Facility, provided that such amounts remain available to be drawn under the Working Capital Facility or are refinanced under a replacement working capital facility) plus (b) payments required to be made under any interest rate protection agreements for such period less payments to be received under any interest rate protection agreements for such period.

         "Debt Service Coverage Ratio" shall mean for any period the ratio of
(a) Cash Flow Available for Debt Service for such period to (b) the aggregate of all Debt Service due during such period.

         "Debt Service Reserve Account" shall mean the account described in
Section 6.2.

         "Debt Service Reserve Required Balance" shall mean an amount equal to the next scheduled payment of principal and interest due on the Outstanding Bonds.

         "Debt Termination Date" shall have the meaning given to that term in
Section 1.1 of the Intercreditor Agreement.

         "Debtor Relief Law" shall mean any applicable liquidation, dissolution, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, readjustment of debt or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

         "Default" shall mean, individually and collectively, an Indenture Default and a Guarantor Default.

         "Defeasance Deposit" shall have the meaning given to that term in
Section 9.2(d).


                                  Appendix A-6

         "Depositary" shall have the meaning given to that term in Section 2.5.5(a).

         "Depositary Accounts" shall have the meaning given to that term in
Section 6.2.

         "Depositary Bank" shall mean The Chase Manhattan Bank, as depositary bank under the Intercreditor Agreement or any successor thereto pursuant to the terms thereof.

         "Dixie" shall mean Dixie Electric Membership Corp.

         "DTC" shall mean The Depository Trust Company, having a principal office at 55 Water Street, New York, New York, 10041-0099, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

         "DTC Letter of Representations" shall mean the Letter of Representations, dated the date hereof, among the Issuer, DTC and the Bond Trustee.

         "Electricity Membership Cooperatives" or "EMCs" shall mean Beauregard, Claiborne, Concordia, Dixie, Jefferson Davis, Northeast, Pointe Couppe, SLECA, SLEMCO, Valley and Washington-St. Tammy.

         "Environmental Laws" shall mean any and all Laws (as well as obligations, duties and requirements relating thereto under common law) relating to: (a) noise, emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, Environmentally Regulated Materials, materials containing Environmentally Regulated Materials, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately-owned treatment works, drains, sewer systems, wetlands, septic systems or onto land surface or subsurface strata; (b) the use, treatment, storage, disposal, handling, manufacture, processing, distribution, transportation, or shipment of Environmentally Regulated Materials, materials containing Environmentally Regulated Materials or hazardous and/or toxic wastes, material, products or by-products (or of equipment or apparatus containing Environmentally Regulated Materials); (c) pollution or the protection of human health, the environment or natural resources; or (d) zoning and land use.

         "Environmentally Regulated Materials" shall mean (a) hazardous materials, hazardous wastes, hazardous substances, extremely hazardous wastes, restricted hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar import, as used under Environmental Laws, including but not limited to the following: the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Comprehensive Environmental Response,


                                  Appendix A-7

Compensation, and Liability Act of 1980, 42 U.S.C. 9601 et seq., the Clean Water Act, 33 U.S.C. 1231 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 3808 et seq., and the Oil Pollution Act, 33
U.S.C. Section 2701 et seq., and their State and local counterparts or equivalents; (b) petroleum and petroleum products including crude oil and any fractions thereof; (c) natural gas, synthetic gas and any mixtures thereof; (d) radon; (e) any other hazardous, radioactive, toxic or noxious substance, material, pollutant, or solid, liquid or gaseous waste; and (f) any substance that, whether by its nature or its use, is now or hereafter subject to regulation under any Environmental Law or with respect to which any Federal, State or local Environmental Law or governmental agency requires environmental investigation, monitoring or remediation.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean (a) a corporation which is a member of a controlled group of corporations with either Obligor within the meaning of
Section 414(b) of the Code, (b) a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with either Obligor within the meaning of Section 414(c) of the Code or
Section 4001(b)(1) of ERISA, (c) a member of an affiliated service group with either Obligor within the meaning of Section 414(m) of the Code or (d) an entity described in Section 414(o) of the Code.

         "Escalated" shall mean that the applicable amount shall be increased annually on the anniversary of the Closing Date using the Consumer Price Index published most recently prior to such date and assuming as a base the Consumer Price Index published most recently prior to the Closing Date.

         "Escrow Account" shall mean the account established pursuant to the Escrow Agreement.

         "Escrow Agreement" shall mean the Escrow Agreement, dated as of the Closing Date, between the Issuer, the Subsidiary Guarantor, and The Chase Manhattan Bank.

         "Euroclear" shall mean Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System, or any successor thereto, as operator thereof.

         "Event of Default" shall mean, individually and collectively, an Indenture Event of Default and a Guarantor Event of Default.


                                  Appendix A-8

         "Event of Loss" shall mean any event that causes all or a material part of the Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, or any compulsory transfer or taking, or transfer under threat of compulsory transfer or taking, of any material part of the Project by any Governmental Authority.

         "EWG" shall mean an "exempt wholesale generator" under Section 32(a)(i) of PUHCA.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Exchange Bonds" shall have the meaning given to that term in Section 1 of the Registration Rights Agreement.

         "Federal Bankruptcy Code" shall mean Title 11 of the United States Code, as amended from time to time.

         "Final Maturity Date" shall mean September 15, 2024.

         "Final Offering Circular" shall mean the confidential offering circular of the Issuer, dated March 27, 2000, issued with respect to the Initial Bonds.

         "Finance Documents" shall mean, collectively, the Indenture, any Supplemental Indenture, the Guarantor Loan Agreement, the Guarantee, the Intercreditor Agreement, the Working Capital Facility, the Purchase Agreement, the Bonds, the Guarantor Note, the Security Documents, the Registration Rights Agreement, the Escrow Agreement and all other documents related to any of the foregoing or otherwise related to the issuance of the Bonds.

         "Financial Asset" shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

         "GAAP" shall mean generally accepted accounting principles as in effect in the United States from time to time.

         "Global Bonds" shall have the meaning given to such term in Section 2.5.3.

         "Governmental Approvals" means all governmental approvals, authorizations, consents, decrees, licenses, permits, waivers, privileges and filings with all Governmental Authorities.


                                  Appendix A-9

         "Governmental Authority" means the government of any federal, state, municipal or other political subdivision in which the Project is located (or of any other relevant jurisdiction as required by the Finance Documents), and any other government or political subdivision thereof exercising jurisdiction over the Project or any party to any of the Project Documents, including all agencies and instrumentalities of such governments and political subdivisions.

         "Guarantee" shall mean the Guarantee, dated as of the Closing Date between the Subsidiary Guarantor and the Collateral Agent for the benefit of the Holders.

         "Guarantee Obligation" shall mean, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing in any manner any Indebtedness or similar obligation of any other Person.

         "Guarantor Collateral" shall mean (a) the Guarantor Security Agreement Collateral, (b) a pledge of the membership interests in the Subsidiary Guarantor, (c) the Mortgaged Property, (d) the Power Marketing Security Agreement Collateral and (e) any other collateral set forth in the Guarantor Security Agreement, the Mortgage, or the Guarantor Pledge Agreement.

         "Guarantor Default" shall mean an event or condition that, with the giving of notice, lapse of time or failure to satisfy the specified conditions, or any combination thereof, would become a Guarantor Event of Default.

         "Guarantor Event of Default" shall have the meaning given to that term in Section 4.1 of the Guarantor Loan Agreement.

         "Guarantor Loan" shall have the meaning given to that term in Section
2.1 of the Guarantor Loan Agreement.

         "Guarantor Loan Agreement" shall mean the Guarantor Loan Agreement, dated as of the Closing Date, between the Issuer and the Subsidiary Guarantor.

         "Guarantor Note" shall have the meaning given to that term in Section
2.1 of the Guarantor Loan Agreement.

         "Guarantor Pledge Agreement" shall mean the Pledge Agreement, dated as of the Closing Date, between the Issuer and the Collateral Agent for the benefit of the Secured Parties with respect to the membership interests in the Subsidiary Guarantor.


                                  Appendix A-10

         "Guarantor Security Agreement" shall mean the Assignment and Security Agreement, dated of the Closing Date, between the Subsidiary Guarantor and the Collateral Agent.

         "Guarantor Security Agreement Collateral" shall have the meaning given to that term in Section 2.1 of the Guarantor Security Agreement.

         "Guarantor Security Documents" shall mean the Guarantor Security Agreement, the Guarantor Pledge Agreement, the Mortgage and all other Security Documents securing the obligations of the Subsidiary Guarantor under the Guarantee and the Guarantor Note.

         "Hedging Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement, power or fuel price protection agreement or other interest currency exchange rate or commodity price hedging arrangement entered into in the ordinary course of business and not for speculative purposes.

         "Holder" shall mean, with respect to any Bond, the Person in whose name such Bond is registered in the Securities Register; provided that the Issuer or any Affiliate thereof shall not be deemed a Holder with respect to any matter herein or any other Finance Document requiring a vote of the Holders.

         "Indebtedness" of any Person shall mean, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding "deposit only" endorsements on checks payable to the order of such Person), (c) all obligations of such Person to pay the deferred purchase price of property or services (except trade and other accounts payable and similar obligations arising in the ordinary course of business shall not be included as Indebtedness), (d) all obligations of such Person as lessee under capital leases to the extent required to be capitalized on the books of such Person in accordance with GAAP and (e) all obligations of others of the type referred to in clause (a) through (d) above guaranteed by such Person, whether or not secured by a lien or other security interest on any asset of such Person.

         "Indenture" shall mean this Trust Indenture, dated as of the Closing Date, between the Issuer, the Subsidiary Guarantor, the Bond Trustee and the Depositary Bank.

         "Indenture Default" shall mean an event or condition that, with the giving of notice, lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would become an Indenture Event of Default.

         "Indenture Event of Default" shall have the meaning given that term in
Section 5.1.


                                  Appendix A-11

         "Independent Engineer" shall mean Stone & Webster, its successors and assigns or such other independent engineer as the Bond Trustee may engage who is reasonably acceptable to the Issuer.

         "Independent Insurance Consultant" shall mean Marsh USA Inc., its successors and assigns or such other independent insurance consultant as the Bond Trustee may engage who is reasonably acceptable to the Issuer.

         "Independent Market Consultant" shall mean Pace Global Energy Service, its successors and assigns or such other independent market consultant as the Bond Trustee may engage who is reasonably acceptable to the Issuer.

         "Initial Purchasers" shall mean Chase Securities Inc., Lehman Brothers Inc., Credit Suisse First Boston Corporation and Salomon Smith Barney Inc.

         "Initial Bond" or "Initial Bonds" shall mean any of the (a) $500,000,000 NRG South Central Generating LLC 8.962% Senior Secured Series A Bonds due 2016 and (b) $300,000,000 NRG South Central Generating LLC 9.479% Senior Secured Series B Bonds due 2024.

         "Intercreditor Agreement" shall mean the Collateral Agency and Intercreditor Agreement, dated as of the Closing Date, among the Bond Trustee, the Collateral Agent, the Depositary Bank, the Working Capital Agent, the Subsidiary Guarantor and the Issuer.

         "Involuntary PPA Buy-Out" shall mean a buy-out of a power purchase agreement that is not voluntarily sought by an Obligor, but into which the Obligor is legally or practically required to enter by force of law or regulation, or by an actual or threatened condemnation, expropriation or other taking of the Project, or by a threatened bankruptcy proceeding on the part of the purchaser under the affected power purchase agreement.

         "Issuer" shall mean NRG South Central Generating LLC, a Delaware limited liability company.

         "Issuer Collateral" shall mean (a) the Issuer Security Agreement Collateral, (b) the Guarantee, (c) a pledge of the membership interests in the Issuer owned by the Members and (d) any other collateral set forth in the Issuer Security Agreement or the Issuer Pledge Agreement.


                                  Appendix A-12

         "Issuer Pledge Agreement" shall mean the Pledge Agreement, dated as of the Closing Date, among the Members and the Collateral Agent for the benefit of the Secured Parties with respect to the membership interests in the Issuer owned by the Members.

         "Issuer Security Agreement" shall mean the Assignment and Security Agreement, dated of the Closing Date, between the Issuer and the Collateral Agent.

         "Issuer Security Agreement Collateral" shall have the meaning given to that term in Section 2.1 of the Issuer Security Agreement.

         "Jefferson Davis" shall mean Jefferson Davis Electric Cooperative, Inc.

         "Joint Operating Assets" shall mean the 42% ownership interest of Gulf States Utilities in Big Cajun II, Unit 3.

         "Legal Defeasance Option" shall have the meaning given to that term in
Section 9.2(a)(i).

         "Lien" shall mean any mortgage debenture, mortgage, deed of trust, pledge, charge, hypothecation, assignment, mandatory deposit arrangement with any Person owning Indebtedness of such Person, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever which has the substantial effect of constituting a security interest, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

         "Loss Proceeds" shall mean all net proceeds from an Event of Loss, including, without limitation, insurance proceeds or other amounts actually received on account of an Event of Loss.

         "Majority Holders" shall mean Holders holding greater than fifty percent (50%) in aggregate principal amount of the Outstanding Bonds.

         "Management Committee" shall mean, with respect to any corporation or limited liability company, either the management committee of such entity or other management body of such limited liability company or any committee of such management committee or management body duly authorized to act therefor.


                                  Appendix A-13

         "Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition, operations, business or prospects of the Obligors and any Additional Guarantors, taken as a whole, (b) the validity or priority of the Liens on the Collateral, (c) the ability of either Obligor or any Additional Guarantor to perform its material obligations under the Finance Documents or (d) the ability of the Collateral Agent to enforce any of the payment obligations of either Obligor or any Additional Guarantor under the Indenture, the Guarantee or the Bonds.

         "Maturity Date" shall mean, with respect to any Bond, the date on which the principal of such Bond or an installment of principal becomes due and payable as herein or therein provided, whether at stated maturity, acceleration, redemption or otherwise.

         "Members" shall mean NRG Central U.S. LLC, a Delaware limited liability company, and South Central Generation Holding LLC, a Delaware limited liability company.

         "Monies" shall mean all cash, payments, Cash Equivalents and other amounts (including instruments evidencing such amounts) on deposit in or credited to any Depositary Account.

         "Moody's" shall mean Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

         "Mortgage" shall mean the Mortgage, dated as of the Closing Date, between the Subsidiary Guarantor and the Collateral Agent.

         "Mortgaged Property" shall have the meaning given to that term in the Mortgage.

         "Multiemployer Plan" shall mean a plan that is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which either Obligor or any ERISA Affiliate is making, or has an obligation to make, contributions or had made, or has been obligated to make, contributions since the Closing Date.

         "Non-Recourse Obligations" means Indebtedness or other obligations or liabilities (i) as to which neither Obligor nor any Additional Guarantor (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) other than pursuant to a pledge by the Issuer of an equity interest in the obligor of the Indebtedness or (c) constitutes the lender and (ii) no default with respect to which (including any rights any Person may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of either Obligor or any


                                  Appendix A-14

Additional Guarantor to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "Non-Recourse Person" shall have the meaning given to that term in
Section 12.11.

         "Northeast" shall mean Northeast Louisiana Power Cooperative, Inc.

         "NRG" shall mean NRG Energy, Inc., a Delaware corporation.

         "NRG Operating Services" shall mean NRG Operating Services, Inc., a Delaware corporation.

         "NRG Power Marketing" shall mean NRG Power Marketing Inc., a Delaware corporation.

         "Obligor" shall mean the Issuer and the Subsidiary Guarantor.

         "Officer's Certificate" shall mean, with respect to any Person, a certificate executed by an Authorized Representative of such Person.

         "One Hundred Percent Holders" shall mean Holders holding one hundred percent (100%) in aggregate principal amount of the Outstanding Bonds.

         "One-Third Holders" shall mean Holders holding no less than thirty-three and one third percent (33 1/3%) in aggregate principal amount of the Outstanding Bonds.

         "Operating and Maintenance Expenses" shall mean (a) all amounts disbursed by or on behalf of an Obligor for operation, maintenance, repair, or improvement of the Project including, without limitation, premiums on insurance policies, property and other Taxes, and payments under the relevant operating and maintenance agreements, leases, royalty and other land use agreements, and any other payments required under the Project Documents or for the administration or performance of the Transaction Documents and (b) all fees and other amounts due and owing to the Bond Trustee, Collateral Agent and Depositary Bank.

         "Opinion of Counsel" shall mean a written opinion of counsel for any Person either expressly referred to herein or otherwise reasonably satisfactory to the Bond Trustee, which may include, without limitation, counsel for the Issuer, whether or not such counsel is an employee of the Issuer.


                                  Appendix A-15

         "Outstanding Bonds" or "Outstanding" when used in connection with any Bonds shall mean, as of the time in question, all Bonds authenticated and delivered under this Indenture, except (a) Bonds theretofore cancelled or required to be cancelled under Section 2.12 and (b) Bonds for which provision for payment shall have been made pursuant to this Indenture and (c) Bonds in substitution for which other Bonds have been authenticated and delivered pursuant to this Indenture.

         "Pay-Off Date" shall have the meaning given to that term in Section 4.3(b) of the Guarantor Loan Agreement.

         "Paying Agent" shall have the meaning given to that term in Section 2.6.1(b).

         "Payment Conditions" shall mean:

         (a) delivery to the Bond Trustee of an Officer's Certificate from an Authorized Officer of the Issuer certifying that no Default or Event of Default shall have occurred and be continuing;

         (b) delivery to the Bond Trustee of an Officer's Certificate from an Authorized Officer of the Issuer certifying that (i) if as of such date the Projected Contract Revenues are fifty percent (50%) or more of the Total Projected Revenue for the succeeding four (4) fiscal quarters, (x) the Debt Service Coverage Ratio for the most recently completed historical four (4) fiscal quarters (in the case of the first four (4) fiscal quarters following the Closing Date, Projected Debt Service Coverage Ratios shall be used as needed) equals or exceeds 1.4 to 1.0 and (y) the Projected Debt Service Coverage Ratio for the succeeding four (4) fiscal quarters (taken as a whole) equals or exceeds
1.4 to 1.0, commencing with the fiscal quarter in which such distribution date occurs; (ii) if as of such date the Projected Contracted Revenues are twenty-five (25%) percent or more, but less than fifty percent (50%), of the Total Projected Revenues for the succeeding four (4) fiscal quarters, (x) the Debt Service Coverage Ratio for the most recently completed historical four (4) fiscal quarters (in the case of the first four (4) fiscal quarters following the Closing Date, Projected Debt Service Coverage Ratios shall be used as needed) and (y) the Projected Debt Service Coverage Ratio for the succeeding six (6) fiscal quarters (taken as a whole) equals or exceeds 1.55 to 1.0, commencing with the fiscal quarter in which such distribution date occurs; and (iii) if as of such date the Projected Contracted Revenues are less than twenty-five (25%) of the Total Projected Revenue for the succeeding four (4) fiscal quarters, (x) the Debt Service Coverage Ratio for the most recently completed historical four
(4) fiscal quarters (in the case of the first four (4) fiscal quarters following the Closing Date, Projected Debt Service Coverage Ratios shall be used as needed) equal or exceeds 1.7 to 1.0 and (y) the Projected Debt Service Coverage Ratio for the


                                  Appendix A-16
succeeding eight (8) fiscal quarters (taken as a whole) equals or exceeds 1.7 to 1.0, commencing with the fiscal quarter in which such distribution date occurs; and

         (c) the balance in the Debt Service Reserve Account, including any Acceptable Credit Support, equals or exceeds the Debt Service Reserve Required Balance.

         "Payment Date" shall mean, with respect to the Bonds or any other Secured Obligations, any date on which any principal of, premium (if any), interest on or fees, indemnities, costs and other amounts payable in connection with the Bonds or such other Secured Obligations are due and payable to the Holders or to the Secured Parties holding such other Secured Obligations.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" shall mean any pension plan within the meaning of
Section 3(2) of ERISA, including any multiemployer pension plan which is subject to the provisions of Title I and IV of ERISA or Section 412 of the Code and which (a) is established, sponsored, maintained or administered by either Obligor or any ERISA Affiliate or for which either Obligor or any ERISA Affiliate has an obligation to contribute or any liability or in which either Obligor or any ERISA Affiliate participates or (b) has at any time since the Closing Date been established, sponsored, maintained, or administered on behalf of employees of either Obligor or any of its current or former ERISA Affiliates or for which either Obligor or any of its current or former ERISA Affiliates had an obligation to contribute or any liability or in which either Obligor or any of its current or former ERISA Affiliates participated.

         "Permitted Asset Sale" shall mean any of the following: (a) any transaction specified in the power purchase agreements; (b) disposition of the Assets Specifically Held for Resale; (c) transfers of assets among the Issuer, the Subsidiary Guarantor and any Additional Guarantor; (d) sales and dispositions in the ordinary course of business not in excess of $20,000,000 (Escalated) in the aggregate for each Obligor and any Additional Guarantor in any fiscal year; (e) any sales or dispositions of surplus, obsolete or worn-out equipment or inventory in the ordinary course of business; (f) any sales or dispositions required for compliance with Applicable Law or necessary Governmental Approvals; (g) with respect to the Issuer, sales of noncontrolling ownership interests in the Subsidiary Guarantor or Additional Guarantors so long as the Guarantee and Guarantor Loan Agreement or other guarantee and loan agreement with regard to the Subsidiary Guarantor or Additional Guarantors remains in effect; (h) with respect to the Issuer, sales or disposition of ownership interests in Unrestricted Subsidiaries; (i) any sales or dispositions of assets otherwise permitted under the Indenture or other Finance Document; or
(j) any other sale or other


                                  Appendix A-17
disposition of assets so long as the Rating Agencies shall have confirmed that such sale or disposition will not result in a Ratings Downgrade; provided that under no circumstances (other than pursuant to clauses (a) through (i) above) shall the Subsidiary Guarantor sell or otherwise dispose of the Project.

         "Permitted Guarantor Indebtedness" shall have the meaning given to that term in Section 3.13 of the Guarantor Loan Agreement.

         "Permitted Indebtedness" shall mean, individually and collectively, Permitted Issuer Indebtedness and Permitted Guarantor Indebtedness.

         "Permitted Issuer Indebtedness" shall have the meaning given to that term in Section 4.15.

         "Permitted Liens" shall mean any of the following: (a) Liens created by the Finance Documents; (b) Liens existing on the Closing Date as set forth on
Schedule 4.16 hereof or Schedule 3.15 of the Guarantor Loan Agreement; (c) Liens to secure Permitted Indebtedness other than Subordinated Indebtedness and Permitted Indebtedness incurred pursuant to clauses (f) (except Liens securing Hedging Agreements which relate to Indebtedness that is secured by Liens otherwise permitted by the Finance Documents) or (g) (excluding commercial letters of credit) of Section 3.13 of the Guarantor Loan Agreement so long as the Bonds are secured on an equal and ratable basis with the obligation so secured until such obligation is no longer secured; (d) carriers', warehousemen's, repairmen's, mechanics' and materialmen's Liens and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than forty-five (45) days or are being contested in good faith by appropriate proceedings; (e) Liens for taxes, assessments or governmental charges not yet delinquent which are the subject of a good faith contest and for which adequate reserves have been established; (f) Liens arising by action of law; (g) Liens related to workers' compensation, unemployment insurance and other social security laws or regulations or other statutory obligations of any Obligor or Additional Guarantor; (h) judgment Liens in respect of judgments that do not give rise to an Event of Default under clause (j) of Section 5.1 hereof or clause (i) of Section 4.1 of the Guarantor Loan Agreement; (i) Liens that are incidental to the business of the Obligors or any Additional Guarantor, are not for borrowing money and are not material, taken as a whole, to the business of the Obligors and Additional Guarantors; (j) other easements, zoning restrictions, rights-of-way and similar charges or encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Issuer, the Subsidiary Guarantor or any Additional Guarantor; and (k) Liens in favor of either Obligor or any Additional Guarantor.



                                  Appendix A-18

         "Person" shall mean any individual, sole proprietorship, corporation, partnership, joint venture, limited liability partnership, limited liability company, trust, unincorporated association, institution, Governmental Authority or any other entity; wherever organized.

         "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA, subject to Title I of ERISA, which (a) is established, sponsored, maintained or administered by either Obligor or any ERISA Affiliate, or for which either Obligor or any ERISA Affiliate has an obligation to contribute or any liability or in which either Obligor or any ERISA Affiliate participates or (b) has since the Closing Date been established, sponsored, maintained or administered for employees of either Obligor or any of its current or former ERISA Affiliates or for which either Obligor or any of its current or former ERISA Affiliates had an obligation to contribute or any liability or in which either Obligor or any of its current or former ERISA Affiliates participated.

         "Pledge Agreements" shall mean the Guarantor Pledge Agreement and the Issuer Pledge Agreement.

         "Point Couppe" shall mean the Point Couppe Electric Membership Cooperative.

         "Power Marketing Security Agreement" shall mean the Assignment and Security Agreement, dated as of the Closing Date, between NRG Power Marketing and the Collateral Agent.

         "Power Marketing Security Agreement Collateral" shall have the meaning given to that term in Section 2.1 of the Power Marketing Security Agreement.

         "PPA Buy-Out" shall mean a Voluntary PPA Buy-Out or an Involuntary PPA Buy-Out.

         "Private Exchange Bonds" shall have the meaning given to that term in
Section 1 of the Registration Rights Agreement.

         "Preliminary Offering Circular" shall mean the confidential preliminary offering circular of the Issuer, dated March 14, 2000, issued with respect to the Initial Bonds.

         "Proceeding" shall have the meaning given to that term in Section
5.4(d).

         "Project" shall mean, collectively, the Acquired Assets, including but not limited to (a) the two 110 MW gas-fired units at Big Cajun I located in New Roads, Louisiana and all related switchyard, equipment, tools, supplies, fuel inventory, and other assets and related


                                  Appendix A-19
real property, together with all servitudes and rights of way and (b) the coal-fired Units 1 and 2 at Big Cajun II located in New Roads, Louisiana and all related equipment, switchyard, fuel inventory, tools, supplies, inventory and other assets and related real property, together with all servitudes and rights of way and the Subsidiary Guarantor's 58% ownership interest in the coal-fired Big Cajun II, Unit 3.

         "Project Documents" shall mean all Third Party Consents related to the Project Document, each Additional Project Document entered into with respect to the Project and any other fuel supply agreement, operation and maintenance agreement, power purchase agreement, power marketing agreement, transmission agreement, management agreement, administrative services agreement, acquisition agreement or any other agreement entered into by either Obligor or assigned to either Obligor by Cajun in connection with the ownership or operation of the Project.

         "Project Revenues" shall mean the revenues calculated on a cash basis and recognized pursuant to the terms of the relevant Project Documents, including, without limitation, refunds or returns of any amounts previously paid for Operating and Maintenance Expenses but shall in no event include any revenues of any Unrestricted Subsidiary.

         "Projected Contracted Revenues" shall mean revenues derived from power purchase agreements for the purchase and sale of energy and capacity for specified or formula prices which have a remaining contract term of at least two
(2) years, calculated on a consolidated basis of the Issuer and its Subsidiaries (other than Unrestricted Subsidiaries).

         "Projected Debt Service Coverage Ratio" shall mean for any period a projection of the Debt Service Coverage Ratio over the period specified, prepared by the Issuer in good faith based upon assumptions consistent in all material respects with the Transaction Documents, historical operating results, if any, and the Issuer's good faith projections of future Project Revenues and Operating and Maintenance Expenses of the Obligors and any Additional Guarantor in light of the then existing or reasonably expected regulatory and market environments in the markets in which the Project or other assets owned by such Person is or will be operated and upon the assumption that no early redemption or prepayment of the Bonds of any Series will be made prior to the stated maturity of such Series of Bonds. Whenever this Indenture provides for the determination of a Projected Debt Service Coverage Ratio, the Projected Debt Service Coverage Ratio shall be set forth in an Officer's Certificate of the Issuer filed with the Bond Trustee stating that, based upon reasonable investigation and review, the Projected Debt Service Coverage Ratio is based on the criteria set forth in the preceding sentence.

         "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as amended.


                                  Appendix A-20

         "Purchase Agreement" shall mean the Purchase Agreement dated March 24, 2000 between the Initial Purchasers, the Issuer and the Subsidiary Guarantor.

         "Qualified Institutional Buyer" shall mean a "qualified institutional buyer" within the meaning of Rule 144A.

         "Ratings" shall mean the credit ratings assigned to the Bonds by the Rating Agencies.

         "Rating Agencies" shall mean Moody's and S&P or if any such entity shall cease to rate securities of the type equivalent to the Bonds, another nationally recognized rating agency or agencies then rating bonds as shall be selected by the Obligors as a substitute therefor.

         "Ratings Downgrade" shall mean a lowering or withdrawal by a Rating Agency of the then current Ratings of the Bonds.

         "Redemption Account" shall have the meaning given that term in Section
3.3 hereof.

         "Redemption Date" shall mean any date for redemption of Bonds established pursuant to Article 3.

         "Redemption Premium" shall mean (i) an amount, calculated one day prior to a Redemption, equal to the excess, if any, of the Discounted Present Value calculated for any Bond subject to redemption pursuant to Article 3 less the unpaid principal amount of such Bond or (ii) as otherwise provided in a Supplemental Indenture; provided that the Redemption Premium shall not be less than zero. For purposes of this definition, the "Discounted Present Value" of any Bond subject to redemption pursuant to Article 3 shall be equal to the discounted present value of all principal and interest payments scheduled to become due in respect of such Bond after the date of such redemption, calculated using a discount rate equal to the sum of (a) the yield to maturity on the United States treasury security having an average life equal to the remaining average life of such Bond and trading in the secondary market at the price closest to par and (b) 50 basis points; provided, however, that if there is no United States treasury security having an average life within one month of the remaining average life of such Bond, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest month, if necessary) from the yields to maturity for two (2) United States treasury securities having average lives most closely corresponding to the remaining average life of such Bond and trading in the secondary market at the price closest to par.


                                  Appendix A-21

         "Redemption Price" shall mean an amount equal to the sum of (a) the principal amount of Bonds being redeemed pursuant to Article 3 and (b) unless otherwise specifically provided in this Indenture or any relevant Supplemental Indenture, all interest accrued and unpaid thereon through but excluding the Redemption Date.

         "Registrar" shall have the meaning given to that term in Section 2.6.1(a).

         "Registration Default" shall have the meaning given to that term in
Section 3 of the Registration Rights Agreement.

         "Registration Rights Agreement" shall mean the Exchange and Registration Rights Agreement, dated as of the Closing Date, among the Issuer, the Subsidiary Guarantor and the Initial Purchasers, for the benefit of the Holders of the Initial Bonds.

         "Regular Record Date" shall mean, (a) with respect to each Payment Date except a Payment Date in connection with an optional or mandatory redemption, the fifteenth (15th) day of the month, whether or not a Business Day, immediately preceding such Payment Date, and (b) with respect to each Payment Date in connection with an optional or mandatory redemption, the fifteenth
(15th) day, whether or not a Business Day, preceding such Payment Date.

         "Regulation D" shall mean Regulation D under the Securities Act.

         "Regulation S" shall mean Regulation S under the Securities Act.

         "Regulation S Restricted Period" shall mean, with respect to any Bond, the period of forty (40) consecutive days beginning on and including the first day after the later of (a) the day on which such Bond is first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (b) the closing date of the offering of such Bond.

         "Resolution" shall mean a copy of a resolution certified by the secretary or an assistant secretary of the Issuer to have been adopted by the Management Committee of the Issuer and to be in full force and effect on the date of such certification.

         "Responsible Officer" shall mean, when used with respect to the Bond Trustee, any officer in the Corporate Trust Office, including the president, vice president, assistant vice president, secretary, assistant secretary, treasurer, assistant treasurer, trust officer or any other officer of the Bond Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate


                                  Appendix A-22
trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "Restricted Global Bond" shall have the meaning given to that term in
Section 2.5.2.

         "Restricted Payment" shall mean with respect to any Person, (a) the declaration and payment of distributions, dividends or any other similar payment made in cash, property, obligations or other securities, (b) any payment of the principal of or interest on any Subordinated Indebtedness or (c) the making of any loans or advances to any Affiliate (other than Permitted Indebtedness); provided that (w) distributions or other payments by an Obligor or Additional Guarantor to another Obligor or Additional Guarantor, (x) distributions of proceeds from the sale of Assets Specifically Held for Resale, (y) payments from the Issuer or the Subsidiary Guarantor to NRG Energy of any proceeds from treasury locks entered into by the Issuer or the Subsidiary Guarantor on or prior to the Closing Date, or (z) distributions representing returns of the Working Capital Equity shall not constitute Restricted Payments.

         "Revenue Account" shall mean the account described in Section 6.2.

         "Rule 144" shall mean Rule 144 under the Securities Act.

         "Rule 144A" shall mean Rule 144A under the Securities Act.

         "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw-Hill Companies Inc., its successors and assigns.

         "Secured Obligations" shall mean all amounts owing to any Secured Party pursuant to the terms of any Finance Document, including, without limitation,
(a) the principal of and interest on the Bonds (and any and all renewals, extensions and refinancing thereof) and all other obligations and liabilities (including, without limitation, indemnities and interest on all of the foregoing) owed to the Secured Parties incurred under, arising under out of or in connection with the Bonds (and any and all renewals, extensions and refinancing thereof), the Working Capital Facility or any other Finance Document; (b) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve the security interests in the Collateral in accordance with the terms of the Security Documents; and (c) in the event of any proceeding for the collection or enforcement of the Secured Obligations, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by any Secured Party or its rights under any of the Finance Documents, together with reasonable attorneys' fees and court costs.


                                  Appendix A-23

         "Secured Parties" shall mean, collectively, the Bond Trustee, the Collateral Agent, the Depositary Bank, the Holders, the Working Capital Facility Agent, the Working Capital Facility Banks and, solely with respect to the Guarantor Loans, the Issuer, and any holder of senior Indebtedness other than the Bonds or the Guarantor Loans and any other Person that becomes a secured party under any Finance Document; provided that in no event shall any holder of any Subordinated Indebtedness be deemed a Secured Party.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Securities Register" shall have the meaning given to that term in
Section 2.6.1(a).

         "Security Agreements" shall mean the Issuer Security Agreement, the Guarantor Security Agreement and the Power Marketing Security Agreement.

         "Security Documents" shall mean, collectively, the Intercreditor Agreement, the Pledge Agreements, the Indenture (with respect to the Depositary Accounts, the Security Agreements, the Mortgage and any other document providing for any lien, pledge, encumbrance, mortgage or security interest on any or all of the Collateral.

         "Series" shall have the meaning given to that term in Section 2.1.

         "SLECA" shall mean South Louisiana Electric Cooperative Association.

         "SLEMCO" shall mean Southwest Louisiana Electric Membership Corp.

         "Special Record Date" shall have the meaning given to that term in
Section 2.14.

         "Subordinated Indebtedness" shall mean any Indebtedness of the Issuer that is (a) payable solely from and exclusively from the funds that would otherwise have been available to make Restricted Payments from the Issuer, the Subsidiary Guarantor or any Additional Guarantor, (b) fully subordinated in all rights and remedies or terms substantially similar to the subordination provisions set forth on Exhibit I and (c) unsecured.

         "Subsidiary" shall mean, as to any Person, (a) any corporation fifty percent (50%) or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any partnership, limited liability company, unincorporated association, joint venture or other entity in which such Person


                                  Appendix A-24
and/or one or more Subsidiaries of such Person has fifty percent (50%) or more equity interest at the time.

         "Subsidiary Guarantor" shall mean Louisiana Generating LLC, a Delaware limited liability company.

         "Supplemental Indenture" shall mean an indenture supplemental to this Indenture entered into by the Issuer and the Bond Trustee for the purpose of establishing, in accordance with this Indenture, the title, form and terms of the Bonds.

         "Tax" and "Taxes" shall include all taxes, including without limitation, income, windfall, profits, gains, franchise, gross receipts, transfer, license, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

         "Tax Returns" shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Governmental Authority relating to Taxes.

         "Termination Event" shall mean: (a) any "Reportable Event" described in
Section 4043(b) of ERISA, other than an event for which the 30 day notice requirement is met under Section .13, .14, .18, .19 or .20 of PBGC Regulation
Section 2615; (b) the withdrawal of either Obligor or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" within the meaning of Section 4001(a)(2) of ERISA; (c) the filing of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, the appointment of a trustee with respect thereto, or the termination of a Pension Plan; (d) the institution of proceedings to terminate a Pension Plan or to appoint a trustee with respect to a Pension Plan by the PBGC; (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of a lien pursuant to Section 412 of the Code or Section 302 or 4068 of ERISA; (g) the complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan; (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.


                                  Appendix A-25

         "Third Party Consent" shall mean each consent entered into by a party (other than the Obligors) with respect to certain Project Documents.

         "Title Event" shall mean the existence of any defect of title or Lien or encumbrance on the Project which entitles the Collateral Agent or either Obligor to make a claim under the title insurance policy in effect with respect to the Project.

         "Total Projected Revenues" shall mean, for any period, all revenues of the Issuer and its Subsidiaries (other than Unrestricted Subsidiaries), calculated on a consolidated basis, plus any payments received under Hedging Agreements (other than interest rate protection agreements) for that period.

         "Transaction Documents" shall mean the Project Documents and the Finance Documents.

         "Transfer Restriction Legend" shall mean a legend substantially in the form of Exhibit D.

         "Trigger Event" shall have the meaning given to that term in Section
1.1 of the Intercreditor Agreement.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

         "Unaudited Financial Statements" shall mean, for any Person, with respect to any fiscal period, the unaudited balance sheet of such Person as of the last day of such fiscal period, the related statements of income and cash flows for such period and (in the case of any period which does not terminate on the last day of a fiscal year) for the portion of the fiscal year ending with the last day of such period, setting forth, in each case, in comparative form, corresponding unaudited figures from the preceding fiscal year.

         "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

         "Unrestricted Global Bond" shall have the meaning given to such term in
Section 2.5.3.

         "Unrestricted Subsidiary" shall mean (i) any Subsidiary of the Issuer that is designated by the Issuer's Management Committee as an Unrestricted Subsidiary pursuant to a Resolution; but only to the extent that such
Subsidiary: (a) has no Indebtedness or other liabilities or obligations other than Non-Recourse Obligations; (b) is not party to any


                                  Appendix A-26
agreement, contract, arrangement or understanding with either Obligor or any Additional Guarantor unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Obligor or Additional Guarantor than those that might be obtained at the time from Persons who are not Affiliates of the Issuer; and (c) is a Person with respect to which neither Obligor nor any Additional Guarantor has any direct or indirect obligation (x) to subscribe for additional equity interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results. Any such designation by the Issuer's Management Committee shall be evidenced to the Bond Trustee by filing with the Bond Trustee a certified copy of the Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and for all other purposes such Subsidiary will be deemed to be an Additional Guarantor and shall comply with the requirements of Section 4.18 hereof and any Indebtedness of such Subsidiary shall be deemed to be incurred by an Additional Guarantor as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under of the loan agreement entered into by the Additional Guarantor, the Issuer shall be in default of such Section). The Management Committee of the Issuer may at any time designate any Unrestricted Subsidiary to be an Additional Guarantor; provided that such designation shall be deemed to be an incurrence of Indebtedness by an Additional Guarantor of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under of the loan agreement entered into by the Additional Guarantor, (ii) the requirements of Section 4.18 hereof are complied with and (ii) no Default or Event of Default would occur or be in existence following such designation.

         "U.S. Government Obligations" shall mean direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the Issuer's option.

         "Valley" shall mean Valley Electric Membership Corp.

         "Voluntary PPA Buy-Out" shall mean a buy-out of a power purchase agreement that is not an Involuntary PPA Buy-Out.

         "Washington-St. Tammy" shall mean Washington-St. Tammany Electric Cooperative, Inc.


                                  Appendix A-27

         "Working Capital Equity" shall mean an amount drawn under the Working Capital Facility which equals the amount of equity contributions made to the Issuer from NRG or the Members solely to fund working capital requirements of the Obligors during the period immediately following the Closing Date through the earlier of (a) the date that is three (3) months after the Closing Date or
(b) the date on which such draw is made under the Working Capital Facility; provided that such amount shall only be equal to the amount of equity contributions made in excess of $261,000,000.

         "Working Capital Facility" shall mean a revolving credit facility created pursuant to a working capital agreement to be entered into among the Issuer, any guarantors party thereto, the Working Capital Facility Banks and the Working Capital Facility Agent.

         "Working Capital Facility Agent" shall mean the agent appointed under the Working Capital Facility, its successors and assigns, in its capacity as administrative agent under the Working Capital Facility.

         "Working Capital Facility Banks" shall mean each financial institution party to the Working Capital Facility.


                                  Appendix A-28

                                   EXHIBIT A

                      FORM OF FACE OF SERIES [A] [B] BOND

                           [Global Securities Legend]

         THIS BOND IS A RESTRICTED GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS HELD BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), OR A NOMINEE OF DTC. THIS BOND IS EXCHANGEABLE FOR BONDS HELD BY A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS BOND (OTHER THAN A TRANSFER OF THIS BOND AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE MADE EXCEPT IN LIMITED CIRCUMSTANCES.(1)

         UNLESS THIS RESTRICTED GLOBAL BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO FUNDING COMPANY OR ITS AGENT FOR EXCHANGE OR PAYMENT, OR ANY DEFINITIVE BOND IS ISSUED IN THE NAME OR NAMES AS DIRECTED IN WRITING BY DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE BEARER HEREOF, DTC, HAS AN INTEREST HEREIN.

                    [Transfer Restricted Securities Legend]

         THIS BOND (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS BOND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS BOND IS HEREBY NOTIFIED THAT THE SELLER OF THIS BOND MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.


(1) This paragraph should be included only if the Bond is a Global Bond.


                                   Exhibit A-1

         THE HOLDER OF THIS BOND, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS BOND MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS BOND FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.(2)


(2) These paragraphs should be included only if the Bond is a Transfer Restricted Security.


                                   Exhibit A-2

                        NRG SOUTH CENTRAL GENERATING LLC
                [8.962% Senior Secured Series A Bonds Due 2016]
                [9.479% Senior Secured Series B Bonds Due 2024]

                                                          CUSIP Number:  [     ]

Principal Amount:   $[500,000,000]
                    $[300,000,000]

Maturity Date:      [March 15, 2016]
                    [September 15, 2024]

Issue Date:         March 30, 2000

Interest Rate:      [8.962%] [9.479%]

Registered Holder:  Cede & Co.

         NRG SOUTH CENTRAL GENERATING LLC, a Delaware limited liability company (the "the Issuer"), which term includes any successor or assign under the Indenture referred to below), for value received hereby promises to pay to Cede & Co., or its registered assigns, on each date (each a "Payment Date") the principal sum corresponding to such Payment Date set forth on Schedule I of the Indenture, or on such earlier date as the entire principal hereof may become due in accordance with the provisions of the Indenture, and to pay interest in arrears on each March 15 and September 15 (each an "Interest Payment Date"), commencing September 15, 2000, on said principal sum at the rate of [8.962%] [9.479%] per annum. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for, from March 30, 2000 until payment of said principal sum has been made or duly provided for. The interest payable on any such Interest Payment Date will, subject to certain conditions set forth herein, be paid to the person in whose name this Bond is registered at the end of the fifteenth day next preceding each Interest Payment Date. Such payments shall be made exclusively in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         The statements in the legend set forth above, if any, are an integral part of the terms of this Bond and by acceptance hereof the holder of this Bond agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.


                                   Exhibit A-3

     REFERENCE IS MADE TO THE FURTHER PROVISIONS SET FORTH UNDER THE TERMS AND CONDITIONS OF THE BONDS ENDORSED ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Bond Trustee referred to on the reverse hereof by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: [ ]

                                               NRG SOUTH CENTRAL GENERATING LLC

                                               By:______________________________
                                                  Name:
                                                  Title:


      This is one of the Bonds described in the within-mentioned Indenture.


                                               THE CHASE MANHATTAN BANK
                                               as Bond Trustee


                                               By:______________________________
                                                  Authorized Signatory



                                   Exhibit A-4

                                  EXHIBIT B

                    FORM OF TERMS AND CONDITIONS OF BONDS

Principal Amount:       $[500,000,000] $[300,000,000]

Interest Rate:          [8.962%] [9.479%]

Payment Dates:          March 15 and September 15
                        (commencing September 15, 2000)

Minimum Denominations:  US$100,000 and integral multiples of
                        $1,000 in excess thereof.

Other Terms:

      1. General. This Bond is one of a duly authorized issue of debt securities (the "Bonds") of NRG SOUTH CENTRAL GENERATING LLC (the "the Issuer") issued pursuant to an Indenture (the "Indenture") dated as of March 30, 2000, between the Issuer and THE CHASE MANHATTAN BANK, as Bond Trustee. All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in Appendix A of the Indenture. The Holders of the Bonds will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office of the Bond Trustee in The City of New York, at the offices of the paying agents listed at the foot of this Bond and at the principal office of the Issuer set forth in Section 18 hereto.

      2. Payments and Paying Agencies. (a) All payments on this Bond shall be made exclusively in immediately available funds and in such coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts.

      (b) The Person in whose name any Bond is registered at the close of business on any Regular Record Date immediately preceding any Payment Date shall be entitled to receive the principal, premium (if any) and/or interest payable on such Payment Date notwithstanding the cancellation of such Bond upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Payment Date; provided, however, that if and to the extent there is a default in the payment of the principal, premium (if any)


                                   Exhibit B-1
and/or interest due with respect to any Bond on such Payment Date, such defaulted principal, premium (if any) and/or interest shall be paid to the Holder in whose names Outstanding Bonds are registered at the close of business on a subsequent date (each such date, a "Special Record Date") determined by the Bond Trustee as provided in Section 2.4 of the Indenture.

      (c) If any date for the payment of principal of, premium (if any) or interest on the Bond is not a Business Day, such payment shall be due on the first Business Day thereafter. Any payment made on such next succeeding Business Day shall have the same force and effect as if made on the date on which such payment is due, and no interest shall accrue for the period after such date.

      (d) Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

      3. Amendments and Supplements to Indenture.

      (a) Without Consent of Holders.

      Subject to the Intercreditor Agreement, the Indenture may be amended or supplemented by the Issuer and the Bond Trustee at any time and from time to time, without the consent of the Holders by a Supplemental Indenture authorized by a resolution of the Management Committee of the Issuer filed with, and in form satisfactory to, the Bond Trustee, solely for one or more of the following purposes:

            (i) to add additional covenants of the Issuer or any of the other obligors on the Bonds, to surrender any right or power herein conferred upon the Issuer or any of the other obligors on the Bonds or to confer upon the Holders any additional rights, remedies, benefits, powers or authorities that may lawfully be conferred;

            (ii) to increase the assets securing the Issuer's obligations under the Indenture;

            (iii) to provide for the issuance of Additional Bonds on the conditions set forth in Section 2.3 of the Indenture;

            (iv) for any purpose not inconsistent with the terms of the Indenture to cure any ambiguity or to correct or supplement any provision contained herein or in any Supplemental Indenture which may be defective or inconsistent with any other provision contained herein or in any Supplemental Indenture;

                                   Exhibit B-2

            (v) in connection with, and to reflect, any amendments to the provisions hereof required by the Rating Agencies in circumstances where confirmation of the Ratings are required under the Indenture in connection with the issuance of Additional Bonds or the taking of other actions by the Issuer; provided, however, that such amendments are not, in the judgment of the Bond Trustee, to the prejudice of the Bond Trustee or the Holders;

            (vi) to provide for the issuance of Exchange Bonds and Private Exchange Bonds, as contemplated by the Registration Rights Agreement or similar exchange bonds in respect of Additional Bonds;

            (vii) to evidence the succession of another Person to the Issuer or any other obligor on the Bonds as permitted by the terms of the Finance Documents, and the assumption by any such successor of the covenants of the Issuer or such obligor contained herein and in the Bonds;

            (viii) to evidence and provide for the acceptance of appointment of a successor Bond Trustee under the Indenture;

            (ix) to mortgage, pledge, hypothecate or grant a security interest in favor of the Bond Trustee for the benefit of the Holders as additional security for the payment and performance of the Issuer's obligations under the Indenture; or

            (x) to comply with any requirements of the Commission or the Trust Indenture Act in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act.

      (b) With Consent of Holders.

      Subject to the Intercreditor Agreement, the Indenture may be amended or supplemented by the Issuer and the Bond Trustee at any time and from time to time, with the consent of the Majority Holders, for the purpose of adding any mutually agreeable provisions to or changing in any manner or eliminating any of the provisions of, the Indenture, except with respect to (a) the principal, premium (if any) or interest payable upon any Bonds, (b) the dates on which interest on or principal of any Bonds is paid, (c) the dates of maturity of any Bonds and (d) Article 8 of the Indenture. Subject to the Intercreditor Agreement, the matters of the Indenture described in clauses (a) through (d) of the preceding sentence may be amended or supplemented by the Issuer and the Bond Trustee at any time and from time to time only with the consent of the One Hundred Percent Holders. Notice of any such

                                   Exhibit B-3
amendment shall be given by the Issuer to any Rating Agency then maintaining a Rating for the Bonds.

      4. Mutilated, Lost, Destroyed or Stolen Bonds. (a) If any Bond shall become mutilated, the Issuer shall execute, and the Bond Trustee shall authenticate and deliver, a new Bond of like tenor, maturity and denomination in exchange and substitution for the Bond so mutilated, but only upon surrender to the Bond Trustee of such mutilated Bond for cancellation, and the Issuer or the Bond Trustee may require reasonable indemnity therefor. If any Bond shall be reported lost, stolen or destroyed, evidence as to the ownership and the loss, theft or destruction thereof shall be submitted to the Bond Trustee. If such evidence shall be satisfactory to both the Bond Trustee and the Issuer and indemnity satisfactory to both shall be given, the Issuer shall execute, and thereupon the Bond Trustee shall authenticate and deliver, a new Bond of like tenor, maturity and denomination. The cost of providing any substitute Bond under the provisions of Section 2.10 of the Indenture shall be borne by the Holder for whose benefit such substitute Bond is provided. If any such mutilated, lost, stolen or destroyed Bond shall have matured or be about to mature, the Issuer may, with the consent of the Bond Trustee, pay to the Holder thereof the principal amount of such Bond upon the maturity thereof and compliance with the aforesaid conditions by such Holder, without the issuance of a substitute Bond therefor, and likewise pay to the Holder the amount of the unpaid interest, if any, which would have been paid on a substitute Bond had one been issued.

      (b) Every substitute Bond issued pursuant to Section 2.10 of the Indenture shall constitute an additional contractual obligation of the Issuer, whether or not the Bond alleged to have been mutilated, destroyed, lost or stolen shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionally with any and all other Bonds duly issued hereunder.

      (c) All Bonds shall be held and owned upon the express condition that the foregoing provisions are, to the extent permitted by Applicable Law, exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights and remedies with respect thereto.

      5. Bond Trustee. For a description of the duties and the immunities and rights of the Bond Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Bond Trustee to the Holder hereof are subject to such immunities and rights.

      6. Paying Agents; Authenticating Agents; Registrars. The Issuer has initially appointed the Bond Trustee as Paying Agent, Authenticating Agent and Registrar. The

                                   Exhibit B-4

Issuer may, subject to the terms of the Indenture, at any time appoint additional or other paying agents, authenticating agents and registrars and terminate the appointment thereof, provided, that while the Bonds are Outstanding, the Issuer will maintain offices or agencies for payment of principal of and interest on this Bond as herein provided in the Borough of Manhattan, The City of New York. Notice of any such termination or appointment and of any change in the office through which any paying agent, authenticating agent or registrar will act will be promptly given in the manner described in
Section 8 hereof.

      7. Enforcement. (a) Subject to the Intercreditor Agreement and the other provisions of Article 5 of the Indenture, a Holder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise for the appointment of a receiver or for the enforcement of any other remedy under or upon this Indenture, unless:

            (i) such Holder shall have previously given written notice to the Bond Trustee of a continuing Event of Default;

            (ii) Holders representing the percentage of aggregate principal amount of Outstanding Bonds needed to initiate the exercise of remedies shall have requested the Bond Trustee in writing to institute such suit, action or proceeding;

            (iii) the Bond Trustee shall have refused or neglected to institute any such suit, action or proceeding for sixty (60) days after receipt of such notice by the Bond Trustee; and

            (iv) no direction inconsistent with such written request has been given to the Bond Trustee during such sixty (60) day period by the Majority Holders.

      (b) Subject to the Intercreditor Agreement, it is understood and intended that one or more of the Holders shall not have any right in any manner whatsoever hereunder or under the Bonds to (i) surrender, impair, waive, affect, disturb or prejudice the Lien of the Security Documents on any property subject thereto or the rights of any other Holders, (ii) obtain or seek to obtain priority or preference over any other Holders or (iii) enforce any right under the Indenture, except in the manner provided herein or in the Indenture and for the equal, ratable and common benefit of all of the Holders.

      8. Notices. Notices will be mailed to Holders at their registered addresses. Notice sent by first class mail, postage prepaid, shall be deemed to have been given on the date of such mailing. In addition, the Issuer will cause all such other publications of such notices as may be required from time to time by Applicable Law.

                                   Exhibit B-5

      9. Redemption at the Option of the Issuer. The Bonds are, under certain conditions, subject to redemption at the option of the Issuer as set forth in
Section 3.1 of the Indenture.

      10. Redemption at the Option of the Holders. The Bonds are, under certain conditions, subject to redemption at the option of the Holders as set forth in
Section 3.1 of the Indenture.

      11. Mandatory Redemption. The Bonds are subject to mandatory redemption under certain circumstances as set forth in Section 3.2 of the Indenture.

      12. Authentication. This Bond shall not be valid for any purpose until an Authorized Representative of the Bond Trustee manually signs the certificate of authentication hereon substantially in the form set forth at the end of the form of the Bond attached to the Indenture as Exhibit A.

      13. Governing Law. This Bond is a contract made under the laws of the State of New York of the United States and shall for all purposes be governed by and construed in accordance with the laws of such State without regard to the conflict of law rules thereof (other than Section 5-1401 of the New York General Obligations Law).

      14. Warranty by the Issuer. Subject to Section 12, the Issuer hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Bond, and to constitute the same a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, have been done and performed and have happened in due and strict compliance with all Applicable Laws.

      15. Bond Trustee Dealings with the Issuer. Subject to certain limitations imposed by the Act, the Bond Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Bonds and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have it if were not Bond Trustee.

      16. No Recourse Against Others. A director, officer, employee, partner, affiliate, agent, servant or shareholder, as such, of the Issuer or the Bond Trustee shall not have any liability for any obligations of the Issuer under the Bonds or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. The Bonds shall be payable from, and recourse solely to, the Guarantees and the Collateral. By

                                   Exhibit B-6
accepting a Bond, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Bonds.

      17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Bonds and has directed the Bond Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Bonds or as contained in any notice of redemption and reliance may be placed only on the other identification number placed thereon. The Issuer will promptly notify the Bond Trustee of any change in the CUSIP numbers.

      18. Indentures. The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: NRG SOUTH CENTRAL GENERATING LLC at 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403, Attention: General Counsel, Telecopier No.: (612) 373-5392

      19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (Tenants in Common), TEN ENT (Tenants by the Entireties), JT TEN (Joint Tenants with Rights of Survivorship and not as Tenants in Common), CUST (Custodian), and U/G/M/A (Uniform Gift to Minors Act).

      20. Descriptive Headings. The descriptive headings appearing in these Terms and Conditions are for convenience of reference only and shall not alter, limit or define the provisions thereof.

                                   Exhibit B-7

                                   EXHIBIT C

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby transfers to

      -------------------------------------------------------------------
      -------------------------------------------------------------------

                     (PRINT NAME AND ADDRESS OF TRANSFEREE)

U.S. $___________ principal amount of this Bond, and all rights with respect thereto, and irrevocably constitutes and appoints_____________________ as attorney to transfer this Bond on the books kept for registration thereof, with full power of substitution.

Dated_________________________     ____________________________

Signed________________________

Note:

            (i) The signature on this transfer form must correspond to the name as it appears on the face of this Bond.

            (ii) A representative of the Holder should state the capacity in which he or she signs (e.g., executor).

            (iii) The signature of the person effecting the transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or shall be certified by a bank which is a member of the Medallion Program or in such other manner as the Paying Agent, acting in its capacity as transfer agent or the Bond trustee, acting in its capacity as Registrar, may require.

                                   Exhibit C-1

                                   EXHIBIT D

                      FORM OF TRANSFER RESTRICTION LEGEND

      THIS BOND (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS BOND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS BOND IS HEREBY NOTIFIED THAT THE SELLER OF THIS BOND MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

      THE HOLDER OF THIS BOND, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS BOND MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS BOND FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                                   Exhibit D-1

                                   EXHIBIT E

                   FORM OF REGULATION S TRANSFER CERTIFICATE

                                     [date]

[Name of Registrar]

[Address of Registrar]

Ladies and Gentlemen:

      Reference is hereby made to the Indenture, dated as of March 30, 2000, between NRG SOUTH CENTRAL GENERATING LLC, as the Issuer and THE CHASE MANHATTAN BANK, as Bond Trustee. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture or Regulation S, as the case may be.

[Insert the following paragraph for any transfer made pursuant to Section 2.7.2(b):

      This certificate relates to US$__________ principal amount of Bonds which are held in the form of a beneficial interest in the Restricted Global Bond (CUSIP No.__________) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for a beneficial interest in the Unrestricted Global Bond (CUSIP No.__________) to be held with [Euroclear] [Clearstream] (Common Code No.__________) through the Depositary in the name of [insert name of transferee] (the "Transferee").]

[Insert the following paragraph for any transfer made pursuant to Section 2.7.2(c):

      This certificate relates to US$__________ principal amount of Bonds which are held in the form of a beneficial interest in the Restricted Global Bond (CUSIP No.__________) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for a beneficial interest in the Unrestricted Global Bond (CUSIP No.__________) to be held [with [Euroclear] [Clearstream]] through the Depositary in the name of [insert name of transferee] (the "Transferee").]

[Insert the following paragraph for any transfer made pursuant to Section 2.7.3(a):

                                   Exhibit E-1

      This certificate relates to US$__________ principal amount of Bonds which are held in the form of one or more Certificated Bonds registered in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such Certificated Bonds for one or more Certificated Bonds to be registered in the name of [insert name of transferee] (the "Transferee").]

[Insert the following paragraph for any transfer made pursuant to Section 2.7.3(c):

      This certificate relates to US$__________ principal amount of Bonds which are held in the form of one or more Certificated Bonds registered in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such Certificated Bonds for a beneficial interest in the Unrestricted Global Bond (CUSIP No.__________) to be held [with [Euroclear] [Clearstream]] through the Depositary in the name of [insert name of transferee] (the "Transferee").]

      In connection with such request for transfer and in respect of such Bonds, the Transferor does hereby certify that such transfer is being effected in accordance with the transfer restrictions set forth in the Indenture and the Bonds and pursuant to and in accordance with Regulation S, and accordingly the Transferor does hereby certify:

            (1) the offer of such Bonds was not made to a person in the United States;

            (2) either (a) at the time the buy order for such Bonds was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States or (b) the transaction was executed in, or through the facilities of, a designated offshore securities market and neither the Transferor nor any person acting on its behalf knew that the transaction was pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or 904(b) of the Securities Act, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

[Add the following for transfers made during the Regulation S Restricted Period:

      In addition, (A) if the provisions of Rule 903(b)(3) or Rule 904(b)(1) of the Securities Act are applicable to the transaction, the Transferor hereby certifies that the transfer is being

                                   Exhibit E-2
made in accordance with the requirements of Rule 903(b)(3) or Rule 904(b)(1), as the case may be, and (B) upon completion of the transaction, the Transferee will hold the transferred beneficial interest through Euroclear or Clearstream.]

      You and the Issuer are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                     [Name of Transferor]



                                                     By:______________________
                                                         Name:
                                                         Title:




                                  Exhibit E-3

                                   EXHIBIT F

                     FORM OF RULE 144 TRANSFER CERTIFICATE

                                     [date]

[Name of Registrar]
[Address of Registrar]

Ladies and Gentlemen:

      Reference is hereby made to the Indenture, dated as of March 30, 2000, between NRG SOUTH CENTRAL GENERATING LLC, as the Issuer and THE CHASE MANHATTAN BANK, as Bond Trustee. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture or Rule 144, as the case may be.

[Insert the following paragraph for any transfer made pursuant to Section 2.7.2(c):

      This certificate relates to US$__________ principal amount of Bonds which are held in the form of a beneficial interest in the Restricted Global Bond (CUSIP No.__________) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for a beneficial interest in the Unrestricted Global Bond (CUSIP No.__________) to be held with the Depositary in the name of [insert name of transferee] (the "Transferee").]

[Insert the following paragraph for any transfer made pursuant to Section 2.7.3(a):

      This certificate relates to US$__________ principal amount of Bonds which are held in the form of one or more Certificated Bonds registered in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such Certificated Bonds for one or more Certificated Bonds to be registered in the name of [insert name of transferee] (the "Transferee").]

      In connection with such request for transfer and in respect of such Bonds, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Bonds, and that the Bonds are being transferred in a transaction permitted by Rule 144 under the Securities Act.

                                   Exhibit F-1

      You and the Issuer are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        [Name of Transferor]

                                        By:
                                            Name:
                                            Title:



                                   Exhibit F-2

                                   EXHIBIT G

                     FORM OF RULE 144A TRANSFER CERTIFICATE

                                     [date]

[Name of Registrar]
[Address of Registrar]

Ladies and Gentlemen:

      Reference is hereby made to the Indenture, dated as of March 30, 2000, between NRG SOUTH CENTRAL GENERATING LLC, as the Issuer and THE CHASE MANHATTAN BANK, as Bond Trustee. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture or Rule 144A, as the case may be.

[Insert the following paragraph for any transfer made pursuant to Section 2.7.2(d):

      This certificate relates to US$__________ principal amount of Bonds which are held in the form of a beneficial interest in the Unrestricted Global Bond (CUSIP No.__________) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for a beneficial interest in the Restricted Global Bond (CUSIP No.__________) to be held with the Depositary in the name of [insert name of transferee] (the "Transferee").]

[Insert the following paragraph for any transfer made pursuant to Section 2.7.3(a):

This certificate relates to US$__________ principal amount of Bonds which are held in the form of one or more Certificated Bonds registered in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such Certificated Bonds for one or more Certificated Bonds to be registered in the name of [insert name of transferee] (the "Transferee").]

[Insert the following paragraph for any transfer made pursuant to Section 2.7.3(c):

      This certificate relates to US$__________ principal amount of Bonds which are held in the form of one or more Certificated Bonds registered in the name of [insert name of

                                   Exhibit G-1
transferor] (the "Transferor"). The Transferor has requested a transfer of such Certificated Bonds for a beneficial interest in the Unrestricted Global Bond (CUSIP No.__________) to be held [with [Euroclear] [Clearstream]] through the Depositary in the name of [insert name of transferee] (the "Transferee").]

      In connection with such request for transfer and in respect of such Bonds, the Transferor does hereby certify that such transfer is being effected in accordance with the transfer restrictions set forth in the Indenture and the Bonds and pursuant to and in accordance with Rule 144A, and accordingly the Transferor does hereby certify:

            (1) the Transferee is a person that the Transferor and any person acting on behalf of the Transferor reasonably believe is purchasing such Bonds for its own account, or for one or more accounts with respect to which the Transferee exercises sole investment discretion, and the Transferee and each such account is a "qualified institutional buyer" within the meaning of Rule 144A; and

            (2) the Transferor and any person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor will be relying on Rule 144A in connection with the transaction;

            (3) the transaction satisfies all other requirements of Rule 144A and of any applicable securities laws of any state of the United States or any other jurisdiction.

      You and the Issuer are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.



                                     [Name of Transferor]

                                     By:
                                        Name:
                                        Title:



                                  Exhibit G-2

                                   EXHIBIT H


              FORM OF REQUEST FOR INFORMATION FROM THE BOND TRUSTEE

THE CHASE MANHATTAN BANK,
as Bond Trustee
Capital Markets Fiduciary Services
450 West 33rd Street, 15th Floor
New York, NY 10001

Attention: Annette M. Marsula

      Pursuant to Section 1.4 of the Indenture, dated as of March 30, 2000 (the "Indenture"), by and between NRG SOUTH CENTRAL GENERATING LLC ("the Issuer") and THE CHASE MANHATTAN BANK, as Bond Trustee, [name of holder], as beneficial holder, hereby requests, which request is a continuing request until further notice to the contrary, that you deliver to us at [address of holder, Attention:] all information and copies of all documents that the Issuer is required to deliver to you pursuant to Rule 144A(d) under the Securities Act or pursuant to the Indenture. [Name of holder] hereby certifies that it is a beneficial holder of [8.962%] [9.479%] Senior Secured [Series A/Series B] Bonds due [2016/2024].

[Name of Holder]




------------------------------            --------------------------------
Authorized Signature                      Date





                                  Exhibit H-1

                 FORM OF REQUEST FOR FINANCIAL INFORMATION FROM

                             A SUBSIDIARY GUARANTOR

NRG SOUTH CENTRAL GENERATING LLC
1221 Nicollet Mall, Suite 700
Minneapolis, Minnesota 55403

Attention: General Counsel

      Pursuant to Section 4.2 of the Indenture, dated as of March 30, 2000 (the "Indenture"), by and between NRG SOUTH CENTRAL GENERATING LLC ("the Issuer") and THE CHASE MANHATTAN BANK, as Bond Trustee, as beneficial Holder, hereby requests, which request is a continuing request until further notice to the contrary, that you deliver all financial information required to be delivered pursuant to the Indenture directly to us as [address of holder, Attention:]. [Name of holder] hereby certifies that it is a beneficial holder of [8.962%] [9.479%] Senior Secured [Series A/Series B] Bonds due [2016/2024].

[Name of Holder]


------------------------------            --------------------------------
Authorized Signature                      Date


                                   Exhibit H-2

                                   EXHIBIT I

                        FORM OF SUBORDINATION PROVISIONS

      Section 1. NRG South Central Generating LLC, a limited liability company organized under the laws of Delaware] (the "Issuer"), hereby covenants and agrees, and [NAME OF SUBORDINATED LENDER] (the "Subordinated Lender"), likewise agrees, that, to the extent and in the manner set forth in this Agreement, [describe subordinated indebtedness] (the "Subordinated Indebtedness"), and the payment from whatever source of the principal of, and interest and premium (if any) on, the Subordinated Indebtedness, are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness (as hereinafter defined). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto, whether directly or by reference to another agreement or document, in the Indenture dated as of March 30, 2000 (as amended, supplemented or modified and in effect from time to time, the "Indenture") among the Issuer, the Subsidiary Guarantor and The Chase Manhattan Bank, as trustee (in such capacity, together with its successors and assigns, the "Bond Trustee") for the Holders.

      For purposes hereof, "Senior Indebtedness" shall mean all indebtedness, liabilities and other obligations of the Issuer (including, but not limited to, all such obligations in respect of principal, premiums, interest, fees, reimbursement obligations, penalties, indemnities, legal expenses, costs and other expenses, whether due after acceleration or otherwise) to the Secured Parties (of whatsoever nature and howsoever evidenced) under or pursuant to the Finance Documents, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreement or document. The term "Senior Indebtedness" shall include any interest accruing after the date of any filing by the Issuer of any petition in bankruptcy or the commencing of any bankruptcy, insolvency or similar proceedings with respect to the Issuer, whether or not such interest is allowable as a claim in any such proceeding.

      Section 2. Each of the Secured Parties and the Subordinated Lender further agree that:

      (a) (i) Unless and until the Senior Indebtedness shall have been paid or otherwise satisfied in full, the Subordinated Lender shall not ask, demand, sue for, take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner (including, without limitation, from or by way of the Collateral or any guaranty of payment or performance), payment of all or any of the Subordinated Indebtedness, except as permitted under the Indenture and shall be paid solely from cash available for application to Restricted Payments. For the purposes of these provisions, the Senior Indebtedness shall not be deemed to have been paid or satisfied in full until the Senior Indebtedness shall have

                                   Exhibit I-1
been indefeasibly so paid in cash to the Secured Parties (after the passage of any relevant preference periods).

      (ii) Upon any distribution of all or any of the assets of the Issuer to creditors of the Issuer upon the dissolution, winding up, liquidation, arrangement, reorganization or composition of the Issuer, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Issuer or otherwise, any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or deliverable upon or with respect to the Subordinated Indebtedness but for the provisions of this Agreement, including, without limitation, any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Issuer being subordinated to the payment of the Subordinated Indebtedness shall be paid or delivered directly to the Collateral Agent for application (in the case of cash) to or as Collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Indebtedness until the Senior Indebtedness has been paid or otherwise satisfied in full in cash.

      (iii) Each of the Secured Parties may demand specific performance of these terms of subordination, whether or not the Issuer shall have complied with any of the provisions hereof applicable to them at any time when the Subordinated Lender shall have failed to comply with any of such provisions applicable to it. The Subordinated Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

      (iv) So long as any of the Senior Indebtedness shall remain unpaid or otherwise unsatisfied, the Subordinated Lender shall not commence or join with any creditor other than the Collateral Agent in commencing any proceeding referred to in subsection (ii) above for the payment of any amounts which otherwise would be payable or deliverable upon or with respect to the Subordinated Indebtedness.

      (v) Subject to the indefeasible payment or satisfaction in full in cash of all of the Senior Indebtedness, the Subordinated Lender shall be subrogated to the rights of the Secured Parties to receive payments or distributions of assets of the Issuer made on the Senior Indebtedness until the Subordinated Indebtedness has been satisfied in full.

      (vi) In the event that, notwithstanding the foregoing provisions of this
Section 2, the Subordinated Lender shall have received, before all Senior Indebtedness is paid in full in cash or payment thereof is otherwise provided for, any such payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or

                                   Exhibit I-2
securities, including any such payment or distribution arising out of the exercise by the Subordinated Lender of a right of set-off or counterclaim and any such payment or distribution received by reason of any other indebtedness of the Issuer being subordinated to the Subordinated Indebtedness, then, and in such event, such payment or distribution shall be held in trust for the benefit of the Secured Parties, and shall be immediately paid over to the Collateral Agent, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the Secured Parties.

      The foregoing provisions regarding subordination are for the benefit of the Secured Parties and shall be enforceable by them directly against the Subordinated Lender, and no Secured Party shall be prejudiced in its right to enforce subordination of any of the Subordinated Indebtedness by any act or failure to act by the Issuer or anyone in custody of its assets or property. Notwithstanding anything to the contrary contained in the foregoing provisions, the Subordinated Lender may receive and retain payments in respect of the Subordinated Indebtedness from the Issuer to the extent that such payments are permitted by the Indenture.

      (b) So long as any Senior Indebtedness remains outstanding, the following provisions shall apply:

      (i) If an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, shall be permitted to take any and all actions to exercise any and all rights, remedies and options which it may have under the other Security Documents.

      (ii) The Subordinated Lender shall not, without the prior written consent of the Secured Parties, (x) exercise any rights or enforce any remedies or assert any claim with respect to the Collateral, (y) seek to foreclose any Lien or sell the Collateral, or (z) take any action, directly or indirectly, or institute any proceedings, directly or indirectly, with respect to any of the foregoing.

      (iii) The Subordinated Lender hereby waives: (x) notice of the existence, creation or non-payment of all or any of the Senior Indebtedness and (y) to the fullest extent permitted by law, any right it may have to require the Collateral Agent to marshall assets.

      (c) The Secured Parties may, at any time and from time to time, without any consent of or notice to the Subordinated Lender and without impairing or releasing the obligations of the Subordinated Lender: (I) amend, modify, extend, renew, waive or consent to in any manner, any provision of any agreement under which any of the Senior Indebted-

                                   Exhibit I-3
ness is outstanding in accordance with the terms thereof; (ii) sell, exchange, release, not perfect and otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Senior Indebtedness in accordance with the Security Documents; (iii) release anyone liable in any manner under or in respect of the Senior Indebtedness; (iv) exercise or refrain from exercising any rights against the Issuer and others; and (v) apply any sums from time to time received to payment or satisfaction of the Senior Indebtedness.

      (d) After the payment in full of all amounts due in respect of the Senior Indebtedness, the holder or holders of the Subordinated Indebtedness shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuer applicable to the Senior Indebtedness until the principal of, premium, if any, interest on and all other amounts due or to become due with respect to the Subordinated Indebtedness shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holder or holders of the Subordinated Indebtedness would be entitled but for the provisions hereof, and no payment over pursuant to these provisions to the holders of the Senior Indebtedness by any holder of the Subordinated Indebtedness shall, as among the Issuer, its creditors other than holders of the Senior Indebtedness and the holder or holders of the Subordinated Indebtedness, be deemed to be a payment by the Issuer to or on account of the Senior Indebtedness. No payment or distributions to the holders of the Senior Indebtedness which such holder or holders of the Subordinated Indebtedness shall be entitled to receive pursuant to such subrogation shall, as among the Issuer, its creditors other than holders of the Senior Indebtedness and the holder or holders of the Subordinated Indebtedness be deemed to be a payment by the Issuer or on account of the Subordinated Indebtedness.

      Nothing contained in this instrument is intended to or shall impair as among the Issuer, its creditors other than the holders of the Senior Indebtedness, and the holders of the Subordinated Indebtedness, the obligation of the Issuer, which is absolute and unconditional, to pay to the holders of the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the holders of the Subordinated Indebtedness and creditors of the Issuer other than the holders of the Senior Indebtedness.

      Section 3. The Subordinated Lender agrees not to take any action in respect of or to enforce any right of subrogation arising as a result of the Subordinated Lender paying over amounts to the holders of the Senior Indebtedness as provided herein, prior to payment in full in cash of the Senior Indebtedness.

      Section 4. The Subordinated Lender agrees that, if it shall fail to file claims or proofs of claim with respect to the Subordinated Indebtedness at least thirty (30) days prior to

                                   Exhibit I-4
the expiration of the period in which such claims or proofs of claim shall be required to be filed, the holders of the Senior Indebtedness are authorized to file such claims or proofs of claim on behalf of the Subordinated Lender as its attorney-in-fact.




                                   Exhibit I-5